UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  ____)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NYMAGIC, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

Common Stock, par value $1.00 per share

(2)	Aggregate number of securities to which transaction applies:

8,499,513 shares of Common Stock; 587,450 options to purchase shares of Common Stock with an exercise price of less than $25.75 per share; 383,507 restricted share units and deferred share units; and 5,500 performance share units.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

$25.75 per share (the price per share negotiated in the transaction). See (4) below.

(4)	Proposed maximum aggregate value of transaction:

$231,951,753.50 (equal to the sum of (A) 8,499,513 shares of Common Stock multiplied by $25.75 per share; (B) options to purchase 587,450 shares of Common Stock multiplied by $5.23 (which is the difference between $25.75 and the weighted average exercise price of $20.52 per share); (C) 383,507 restricted share units and deferred share units multiplied by $25.75 per share and (D) 5,500 performance share units multiplied by $25.75 per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000713 by the maximum aggregate value of the transaction.

(5)	Total fee paid:

$16,538.16

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY, SUBJECT TO COMPLETION DATED AUGUST 20, 2010
NYMAGIC, INC.
919 Third Avenue
New York, New York 10022
[•], 2010
Dear Shareholder:
You are cordially invited to attend a special meeting of the shareholders of NYMAGIC, INC., to be held at [•] Eastern Time, on [•], 2010, at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019.
On July 15, 2010, NYMAGIC entered into an Agreement and Plan of Merger, as it may be amended from time to time, referred to herein as the merger agreement, pursuant to which we will be acquired by ProSight Specialty Insurance Holdings, Inc. At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement. The merger agreement is attached as Annex A to the enclosed Proxy Statement.
If our shareholders approve and adopt the merger agreement and the merger is subsequently completed, you will be entitled to receive $25.75 in cash, without interest and less any applicable withholding taxes, per share of NYMAGIC common stock you own at the effective time of the merger. On July 14, 2010, the last full trading day prior to the public announcement of the merger agreement, the closing price of our common stock was $20.85 per share.
Your vote is very important, regardless of the number of shares you own. The merger cannot be consummated unless the merger agreement is approved and adopted by the affirmative vote of at least two-thirds of all outstanding shares of NYMAGIC common stock entitled to vote at the special meeting. If you fail to vote your shares, it will have the same effect as voting against approval and adoption of the merger agreement.
After careful consideration, our board of directors, acting upon the recommendation of the negotiating committee of the board of directors composed entirely of independent, disinterested directors, has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to, and in the best interests of, NYMAGIC and its shareholders. Accordingly, our board of directors recommends that NYMAGIC shareholders vote “FOR” the approval and adoption of the merger agreement.
The Proxy Statement attached to this letter provides you with information about the proposed merger and the special meeting. We encourage you to read the entire Proxy Statement carefully. You may also obtain more information about NYMAGIC from the documents we have filed with the Securities and Exchange Commission.
Whether or not you plan to attend the meeting, we urge you to vote as promptly as possible so that your shares will be voted at the special meeting of shareholders. If you attend the meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

Sincerely,

Robert G. Simses
Chairman
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
THIS PROXY STATEMENT IS DATED [•], 2010
AND IS FIRST BEING MAILED TO SHAREHOLDERS ON OR ABOUT [•], 2010

NYMAGIC, INC.
919 Third Avenue
New York, New York 10022

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [•], 2010

TO OUR SHAREHOLDERS:
A special meeting of shareholders of NYMAGIC, INC., a New York corporation, will be held at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019 on [•], 2010, at [•], Eastern Time for the following purposes:
1.	To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 15, 2010 (as it may be amended from time to time), referred to herein as the merger agreement, among ProSight Specialty Insurance Holdings, Inc., referred to herein as ProSight Specialty Insurance, PSI Merger Sub Inc., referred to herein as Merger Sub, and NYMAGIC, pursuant to which NYMAGIC will become a wholly-owned subsidiary of ProSight Specialty Insurance.
2.	To consider and vote upon a proposal to adjourn or postpone the special meeting, if necessary, if there are insufficient shares of NYMAGIC common stock represented (either in person or by proxy) to constitute a quorum necessary to approve and adopt the merger agreement.
3.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.
Shareholders of record at the close of business on [•], 2010, the record date fixed by the board of directors for the special meeting, are entitled to notice of and to vote at the special meeting or any adjournment or postponement thereof.
Your vote is important, regardless of the number of NYMAGIC shares you own. The merger cannot be completed unless the merger agreement is approved and adopted by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock entitled to vote at the special meeting. Whether or not you plan to attend the meeting, I urge you to sign, date and mail your proxy card or submit your proxy by telephone or on the Internet prior to the meeting to ensure that your shares will be represented at the meeting if you are unable to attend. If you fail to return your proxy card, your shares of NYMAGIC common stock will not be counted for the purposes of determining whether a quorum is present, and your shares will have the same effect as a vote against the approval and adoption of the merger agreement. Not returning your proxy will have the same effect as an abstention on the proposal to adjourn or postpone the special meeting, if necessary, to solicit additional proxies. If you hold your shares through a bank, brokerage firm or other nominee, you should follow the instructions of your bank, brokerage firm or nominee to determine whether you will be able to submit your proxy by telephone or on the Internet. You may revoke or change your proxy at any time before the final vote at the meeting.
After careful consideration, our board of directors, acting upon the recommendation of the negotiating committee of the board of directors composed entirely of independent, disinterested directors, has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and fair to, and in the best interests of, NYMAGIC and its shareholders. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE ADJOURNMENT PROPOSAL.

BY ORDER OF THE BOARD OF
DIRECTORS OF NYMAGIC, INC.

Paul J. Hart
Executive Vice President,
General Counsel and Secretary
[•], 2010

i

ANNEXES
Annex A
Agreement and Plan of Merger, dated as of July 15, 2010, by and among ProSight Specialty Insurance Holdings, Inc., PSI Merger Sub Inc. and NYMAGIC, INC.
Annex B
Opinion of Keefe, Bruyette & Woods, Inc.
Annex C
Form of Shareholders Agreement

ii

SUMMARY TERM SHEET
This summary term sheet briefly describes selected information in this Proxy Statement and may not contain all of the information that is important to you. We urge you to carefully read this Proxy Statement in its entirety, including the information incorporated by reference and the annexes. In addition, this Proxy Statement incorporates by reference important business and financial information about us. You may obtain the information incorporated by reference into this Proxy Statement without charge by following the instructions in “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [•].
The Parties to the Merger Agreement (Page [•])
NYMAGIC, INC.
NYMAGIC, INC., which we refer to as NYMAGIC, a New York corporation, is an established insurance holding company that specializes in commercial lines property and casualty and ocean marine insurance. NYMAGIC owns and operates New York Marine And General Insurance Company, Southwest Marine And General Insurance Company and Gotham Insurance Company. NYMAGIC also owns an insurance manager, Mutual Marine Office, Inc., which underwrites business on behalf of our insurance companies. NYMAGIC’s head office is located in New York City, with two other offices in Chicago and on Long Island.
ProSight Specialty Insurance Holdings, Inc.
ProSight Specialty Insurance Holdings, Inc., which we refer to as ProSight Specialty Insurance, a Delaware corporation, is a specialty property and casualty insurance company that aims to create and deliver specialized solutions for groups of customers through limited, exclusive distribution partners. ProSight Specialty Insurance’s employees have a long history of underwriting, operations, distribution and claims experience. ProSight Specialty Insurance was founded by Chief Executive Officer Joseph Beneducci and a group of senior executives from the property and casualty industry and is owned by affiliates of GS Capital Partners, referred to herein as GSCP, and TPG Capital, referred to herein as TPG.
PSI Merger Sub Inc.
PSI Merger Sub Inc., which we refer to as Merger Sub, a New York corporation, was formed for the sole purpose of completing the merger with NYMAGIC. Merger Sub has not engaged in any activities to date except for those incidental to its formation and as otherwise contemplated by the merger agreement. Merger Sub is a wholly-owned subsidiary of ProSight Specialty Insurance. Upon consummation of the proposed merger, Merger Sub will merge with and into NYMAGIC and will cease to exist, with NYMAGIC continuing as the surviving corporation.
The Merger (Page [•])
If the Agreement and Plan of Merger, which we refer to as the merger agreement, is approved and adopted by our shareholders and the other conditions to the closing of the merger are satisfied or waived, Merger Sub will merge with and into NYMAGIC, with NYMAGIC continuing as the surviving corporation. We sometimes use the term “surviving corporation” in this Proxy Statement to refer to NYMAGIC as the surviving entity following the merger. As a result of the merger, NYMAGIC will become a wholly-owned subsidiary of ProSight Specialty Insurance and will cease to be an independent, publicly traded company. In the merger, each outstanding share of NYMAGIC’s common stock (other than shares owned by NYMAGIC, its subsidiaries, ProSight Specialty Insurance or Merger Sub) will be cancelled and extinguished and converted into the right to receive $25.75 in cash, without interest and less any applicable withholding taxes, which amount we refer to in this Proxy Statement as the merger consideration.
Certain Effects of the Merger (Page [•])
If the merger is completed, you will be entitled to receive $25.75 in cash, without interest and less any applicable withholding taxes, for each share of NYMAGIC common stock owned by you at the effective time of the merger. As a result of the merger, NYMAGIC will cease to be an independent, publicly traded company. You will not own any shares of the surviving corporation.

The Special Meeting (Page [•])
Time, Place and Purpose of the Special Meeting
We will hold the special meeting on [•], 2010 at [•], Eastern Time, at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019. You will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and, if necessary, the adjournment proposal.
Record Date and Quorum
You are entitled to vote at the special meeting if you owned shares of NYMAGIC common stock outstanding at the close of business on [•], 2010, the record date for the special meeting. As of the record date, there were [•] outstanding shares of NYMAGIC common stock held by approximately [•] record holders. Each share of NYMAGIC common stock is entitled to one vote on each matter to be presented for shareholder action at the meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will be included.
Required Vote
Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock entitled to vote at the special meeting. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.
Common Stock Ownership of Directors and Executive Officers
As of the record date, the current directors and executive officers of NYMAGIC held approximately [•]% in the aggregate of the shares of NYMAGIC common stock entitled to vote at the special meeting.
Voting and Proxies
Any shareholder of record entitled to vote at the special meeting may submit a proxy by telephone, on the Internet, by returning the enclosed proxy card by mail, or by voting in person by appearing at the special meeting. If your shares of NYMAGIC common stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or nominee on how to vote your shares of NYMAGIC common stock by using the instructions provided. If you do not provide your bank, brokerage firm or nominee with instructions, your shares of NYMAGIC common stock will not be voted and that will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement but will have no effect on the approval of the adjournment proposal.
Revocation of Proxies
Any shareholder of NYMAGIC may revoke or change their proxy at any time before the final vote at the meeting. You may do so by executing and returning a proxy card dated later than the previous one, by properly submitting a later proxy by telephone or on the Internet, by attending the special meeting and casting your vote by ballot at the special meeting or by delivering a written revocation dated after the date of the proxy that is being revoked to NYMAGIC, INC., 919 Third Avenue, 10th Floor, New York, New York 10022, Attention: Corporate Secretary, prior to the closing of the polls for the vote at the special meeting. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. The submission of a proxy will not affect the right of a holder of shares of common stock to attend, or vote in person at, the meeting. If you hold your shares through a bank, brokerage firm or other nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding revocation of proxies. If your bank, brokerage firm or nominee allows you to vote by telephone or on the Internet, you may be able to change your vote by voting again by telephone or on the Internet.
Solicitation of Proxies
This proxy solicitation is being made and paid for by NYMAGIC on behalf of its board of directors. The cost of soliciting proxies will be borne by NYMAGIC. In addition to soliciting proxies by mail, proxies may be solicited by our directors, officers and other employees by personal interview, telephone, Internet, telegram and other means of communication. Such persons will receive no additional compensation for such services. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares of our common stock held of record by such brokers and other fiduciaries. NYMAGIC will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded. We have not retained a proxy solicitor in connection with the special meeting; however, we may choose to do so prior to the special meeting.

Treatment of Options and Stock-Based Awards (Page [•])
Stock Options
Upon consummation of the merger, the unexercised portion of each then outstanding NYMAGIC option will vest in full, to the extent unvested, and will be cancelled, terminated and converted into the right to receive an amount in cash equal to the excess, if any, of (i) $25.75 over (ii) the exercise price payable in respect of such shares of NYMAGIC common stock subject to such option and any required withholding taxes. No consideration will be received in respect of stock options with an exercise price that equals or exceeds $25.75 per share.
Stock-Based Awards
Upon the consummation of the merger, each right of any kind (other than options) to receive shares of NYMAGIC common stock or to receive benefits measured by the value of a number of shares of NYMAGIC common stock, and each award of any kind consisting of shares of NYMAGIC common stock, in each case, granted under NYMAGIC’s equity plans (including restricted share units, whether vested or unvested, deferred share units and performance share units for which the performance targets have been achieved) (each of these awards, other than options, is sometimes referred to in this Proxy Statement as a stock-based award), will be cancelled and converted into the right to receive upon the consummation of the merger an amount in cash equal to (i) the number of NYMAGIC common shares issuable upon settlement of such stock-based award multiplied by $25.75, plus (ii) in accordance with the applicable equity plans and applicable award agreements, any interest and the value of any dividend rights credited with respect to any such stock-based award, minus (iii) any required withholding taxes.
Recommendation of the Negotiating Committee and the Board of Directors (Page [•])
Acting upon the recommendation of the negotiating committee composed entirely of independent, disinterested directors, our board of directors, at a meeting held on July 14, 2010, (i) determined that the merger is in the best interests of NYMAGIC and its shareholders, and declared it advisable to enter into the merger agreement, (ii) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (iii) resolved to recommend that the shareholders approve the adoption of the merger agreement and directed that the matter be submitted for consideration by the shareholders of NYMAGIC at the special meeting, (iv) took all necessary actions so that, to the extent permitted by law, the provisions of Section 912 of the New York Business Corporation Law, referred to as the NYBCL, and any other similar applicable “anti-takeover” law will not be applicable to the merger and (v) took all necessary action to provide for the vesting at the closing of the merger of all then outstanding equity awards made pursuant to NYMAGIC’s equity plans pursuant to the terms of the merger agreement. Our board of directors recommends that our shareholders vote “FOR” the approval and adoption of the merger agreement and the adjournment proposal. For a discussion of the material factors considered by our board of directors in reaching its conclusions, see “THE MERGER—RECOMMENDATION OF THE NEGOTIATING COMMITTEE AND THE BOARD OF DIRECTORS” beginning on page [•].
The Shareholders Agreements (Page [•])
Concurrently with the execution of the merger agreement, certain shareholders owning approximately 42% of NYMAGIC’s outstanding common stock entered into shareholders agreements, referred to herein as the shareholders agreements, with ProSight Specialty Insurance and Merger Sub.
Under the terms of the shareholders agreements, such shareholders agreed to, among other things, vote, or cause to be voted, the shares owned by them in favor of the merger, pursuant to the terms of the shareholders agreements. The shareholders agreements will terminate upon the earliest to occur of (i) the effective time of the merger, (ii) April 15, 2011, (iii) termination of the merger agreement in accordance with its terms and (iv) the effectiveness of any amendment, modification, supplement to, or waiver under, the merger agreement which would reduce the amount or change the form or composition of the merger consideration.
Interests of NYMAGIC’s Directors and Executive Officers in the Merger (Page [•])
In considering the recommendation of the board of directors, you should be aware that our directors and executive officers may have interests in the merger that are different from, or in addition to, your interests as a shareholder. The board of directors was aware of these interests and considered these interests, among other matters, in reaching its decision to approve the merger agreement and to recommend that our shareholders vote in favor of approving and adopting the merger agreement.

Opinion of Keefe, Bruyette & Woods, Inc. (Page [•])
On July 1 and 14, 2010, at meetings of NYMAGIC’s board of directors held to evaluate the merger, Keefe, Bruyette & Woods, Inc., referred to herein as KBW, rendered its oral opinion to NYMAGIC’s board of directors, which was updated and confirmed in writing on July 15, 2010, that, as of the date of such written opinion and based upon and subject to the assumptions, procedures, factors and limitations set forth therein, the consideration to be received by the holders of NYMAGIC’s common stock in the merger was fair to the holders of shares of NYMAGIC’s common stock from a financial point of view.
The full text of the KBW opinion is attached as Annex B to this Proxy Statement and is incorporated by reference into this Proxy Statement. KBW has consented to the reference to and reproduction of its opinion in this Proxy Statement. You are urged to read KBW’s opinion carefully in its entirety.
Financing of the Merger (Page [•])
The purchase price will be funded by equity capital drawn from private investment funds managed by GSCP and TPG.
The Guarantees (Page [•])
In connection with the merger agreement, NYMAGIC and GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG and GS Capital Partners VI Parallel, L.P. and TPG Partners VI, L.P., each referred to as a Guarantor, entered into guarantees in which the Guarantors agreed to guarantee (i) the due and punctual observance, performance and discharge of the payment obligations of ProSight Specialty Insurance and/or Merger Sub under the merger agreement and (ii) subject to the terms and conditions of the merger agreement, the prompt and complete performance by ProSight Specialty Insurance or Merger Sub of the other obligations of ProSight Specialty Insurance or Merger Sub to be performed or complied with under, or in connection with, the merger agreement.
Regulatory Approvals (Page [•])
We believe that the proposed merger is not subject to the reporting and waiting provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). Thus, no filings have been made or are presently contemplated with the United States Department of Justice (the “DOJ”) and the United States Federal Trade Commission (the “FTC”). Nevertheless, the DOJ or the FTC as well as, in certain circumstances, foreign governmental entities, state attorneys general or private persons, may challenge the transaction at any time before or after its completion.
State insurance laws generally require that, prior to the acquisition of control of an insurance company, the acquiring party obtain approval from the insurance commissioner of the insurance company’s state of domicile and any state in which the insurance company is commercially domiciled. Accordingly, ProSight Specialty Insurance has made the necessary applications with the insurance commissioners of New York and Arizona, which are the states of domicile of NYMAGIC’s insurance company subsidiaries. As of the date of this Proxy Statement, ProSight Specialty Insurance has not yet obtained the approvals under the applicable state insurance laws that may be required to complete the merger.
Conditions to Completion of the Merger (Page [•])
The respective obligations of NYMAGIC, ProSight Specialty Insurance and Merger Sub to consummate the merger are subject to the satisfaction or waiver of certain conditions, including, among others, (i) the approval and adoption of the merger agreement by our shareholders, (ii) receipt of required regulatory approvals, (iii) the accuracy of the representations and warranties of the parties, (iv) the absence of any legal restrictions on the consummation of the merger, (v) material compliance by the parties with their respective covenants and agreements under the merger agreement, (vi) our submission of redemption requests to certain funds in which NYMAGIC has invested and (vii) that NYMAGIC’s tangible book value is not less than $205 million.
Restrictions on Solicitation of Takeover Proposals (Page [•])
During the term of the merger agreement, we have agreed not to:
•	solicit, knowingly facilitate or knowingly encourage the making of or any inquiries regarding a takeover proposal; or
•	engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding a takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal.

Notwithstanding the foregoing restrictions, at any time prior to obtaining the approval of the merger agreement by our shareholders, if we receive an unsolicited written takeover proposal that was not received in breach of the foregoing restrictions, and if our board of directors determines in good faith that such takeover proposal is, or could reasonably be expected to lead to, a superior proposal, then we are permitted to furnish information to or engage in discussions or negotiations with the potential acquiror if we enter into a confidentiality agreement with that party and the same information has been or is concurrently provided to ProSight Specialty Insurance.
We must also notify ProSight Specialty Insurance within 24 hours of receipt of any proposal, offer or inquiry or any request for information, discussions or negotiations with, NYMAGIC or its subsidiaries or representatives in respect of a takeover proposal or potential takeover proposal. The notice must include the identity of the party making any such proposal, offer, request or inquiry, the material terms and conditions of any such proposal or offer, and the nature of such inquiry or request. We must also promptly inform ProSight Specialty Insurance of all material developments affecting the status and terms and conditions of such proposal, offer, inquiry or request.
Termination of the Merger Agreement and Termination Fee (Page [•])
The merger agreement may be terminated by mutual written consent of NYMAGIC and ProSight Specialty Insurance or by either NYMAGIC or ProSight Specialty Insurance under certain specified circumstances as more fully described in “THE MERGER AGREEMENT—TERMINATION OF THE MERGER AGREEMENT” beginning on page [•]. Upon termination of the merger agreement under certain circumstances, NYMAGIC may be required to pay to ProSight Specialty Insurance a termination fee of $9.3 million, as more fully described in “THE MERGER AGREEMENT—TERMINATION FEE” beginning on page [•].
No Dissenters’ Rights (Page [•])
Under the NYBCL, no dissenters’ rights exist with respect to the merger.
Market Price of Common Stock (Page [•])
The merger consideration of $25.75 per share in cash to be paid for each share of common stock in the merger represents a premium of approximately 25.06% over the 90-day average trading price of NYMAGIC common stock prior to the announcement of the merger. On [•], 2010, the most recent practicable date before this Proxy Statement was printed, the closing price for our common stock on the NYSE was $[•] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers, presented for your convenience only, briefly address some questions that may arise about the merger. These questions and answers do not address all questions that may be important to you as a shareholder. You should still carefully read the entire Proxy Statement, including the information incorporated by reference and the annexes.
Q:	Why am I receiving these materials?
A:	We are providing these proxy materials to give you information to help in determining how to vote on the approval and adoption of the merger agreement in connection with the special meeting.
Q:	When and where is the special meeting?
A:	We will hold the special meeting on [•], 2010 at [•], Eastern Time, at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019.
Q:	What am I being asked to vote upon?
A:	We are asking you to consider and vote upon the following items:
•	a proposal to approve and adopt the merger agreement, pursuant to which Merger Sub, a wholly-owned subsidiary of ProSight Specialty Insurance, will merge with and into NYMAGIC, with NYMAGIC continuing as the surviving corporation and a wholly-owned subsidiary of ProSight Specialty Insurance;
•	a proposal to adjourn or postpone the special meeting, if necessary, if there are insufficient shares of NYMAGIC common stock represented (either in person or by proxy) to constitute a quorum necessary to approve and adopt the merger agreement; and
•	to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.
Q:	Who can vote on the proposal to approve and adopt the merger agreement and approve the adjournment proposal?
A:	Shareholders of record of NYMAGIC common stock outstanding as of the close of business on [•], 2010, the record date, will be entitled to notice of and to vote at the special meeting.
Q:	What vote is required to approve and adopt the merger agreement and approve the adjournment proposal?
A:	Approval of the merger will require the favorable vote of at least two-thirds of all outstanding shares of NYMAGIC common stock entitled to vote at the special meeting. The proposal to adjourn the special meeting, if necessary, will require the affirmative vote of the holders of a majority of our shares of common stock present or presented by proxy at the special meeting.
Q:	What will I receive in the merger?
A:	If the merger is completed, you will be entitled to receive $25.75 in cash, without interest and less any applicable withholding taxes, in exchange for each share of NYMAGIC common stock that you own at the effective time of the merger.

Q:	What is the recommendation of the NYMAGIC board of directors?
A:	The board of directors recommends that you vote:
•	“FOR” the proposal to approve and adopt the merger agreement; and
•	“FOR” the adjournment proposal.
Q:	What effects will the proposed merger have on NYMAGIC?
A:	As a result of the proposed merger, NYMAGIC will cease to be a publicly traded company and will become a wholly-owned subsidiary of ProSight Specialty Insurance. You will no longer have any interest in the future earnings or growth of NYMAGIC. Following completion of the merger, our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, will be terminated upon application to the Securities and Exchange Commission, which we refer to as the SEC. In addition, upon completion of the merger, our common stock will no longer be listed on any exchange or quotation system, including the NYSE, and price quotations will no longer be available.
Q:	What are the tax consequences of the exchange of NYMAGIC common stock for cash in the merger?
A:	If you are a “U.S. holder” (as defined below) of our common stock, the merger will be a taxable transaction to you. Your receipt of cash in exchange for your shares of our common stock pursuant to the merger generally will cause you to recognize gain or loss measured by the difference, if any, between the cash you receive pursuant to the merger (determined before the deduction of any applicable withholding taxes) and your adjusted tax basis in the common stock surrendered in the merger. If you are a “non-U.S. holder” (as defined below) of our common stock, the merger generally will not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. Tax matters are complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We recommend that you consult your own tax advisor to understand the tax consequences of the merger to you.
Q:	How do I vote?
A:	You may vote by:
•	signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope;
•	using the telephone number printed on your proxy card;
•	using the Internet voting instructions printed on your proxy card; or
•	if you hold your shares in “street name,” following the procedures provided by your bank, brokerage firm or other nominee.
Q:	May I change my vote after I have mailed my signed proxy card?
A:	Any shareholder of NYMAGIC may revoke or change their proxy at any time before the final vote at the meeting. You may do so by executing and returning a proxy card dated later than the previous one, by properly submitting a later proxy by telephone or on the Internet, by attending the special meeting and casting your vote by ballot at the special meeting or by delivering a written revocation dated after the date of the proxy that is being revoked to NYMAGIC, INC., 919 Third Avenue, 10th Floor, New York, New York 10022, Attention: Corporate Secretary, prior to the closing of the polls for the vote at the special meeting. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. The submission of a proxy will not affect the right of a holder of shares of common stock to attend or vote in person at the meeting. If you hold your shares through a bank, brokerage firm or other nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding revocation of proxies. If your bank, brokerage firm or nominee allows you to vote by telephone or on the Internet, you may be able to change your vote by voting again by telephone or on the Internet.

Q:	What happens if I do not vote for the merger proposal?
A:	Because the required vote of our shareholders to approve and adopt the merger agreement is based upon the total number of outstanding shares of NYMAGIC common stock entitled to vote at the special meeting, rather than the common shares actually voted, the failure to submit your proxy or to otherwise vote will have the same effect as voting “AGAINST” the approval and adoption of the merger agreement.
Q:	What happens if I sign and return my proxy card without specifying my vote?
A:	If you are the record holder of your shares and you sign and return your proxy card without specifying your vote, your shares will be voted “FOR” the approval and adoption of the merger agreement, “FOR” the adjournment proposal, and in accordance with the recommendation of the board of directors on any other matters properly brought before the special meeting for a vote.
Q:	What happens if I sell my shares before the special meeting?
A:	The record date of the special meeting is earlier than the special meeting and the date that the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will have transferred the right to receive $25.75 per share in cash to be received by our shareholders in the merger. In order to receive the $25.75 per share in cash, you must hold your shares through completion of the merger.
Q:	What does it mean if I receive more than one set of materials?
A:	This means you own shares of NYMAGIC common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.
Q:	Do I have any rights to seek payment of the fair value of my shares?
A:	No. Under the NYBCL, no dissenters’ rights exist with respect to the merger.
Q:	When is the merger expected to be completed?
A:	We are working toward completing the merger as quickly as possible, and we anticipate that it will be completed by the end of 2010. However, the exact timing of the completion of the merger cannot be predicted. In order to complete the merger, we must obtain shareholder approval and the other closing conditions under the merger agreement must be satisfied or waived.
Q:	Will a proxy solicitor be used?
A:	No. We have not retained a proxy solicitor in connection with the special meeting; however, we may choose to do so prior to the special meeting.

Q:	Should I send in any share certificates now?
A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your common share certificates for the merger consideration. If your shares are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. Please do not send in your certificates now.
Q:	Who can help answer my questions?
A:	If you have additional questions about the merger, need assistance in submitting your proxy or voting your shares of common stock, or need additional copies of the Proxy Statement or the enclosed proxy card, please call (212) 551-0600. If your bank, brokerage firm other nominee holds your shares in “street name,” you should also call your bank, brokerage firm or other nominee for additional information.

FORWARD-LOOKING STATEMENTS
This Proxy Statement, and the documents to which we refer you in this Proxy Statement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements include information concerning our possible or assumed future results of operations, the expected completion and timing of the merger and other information relating to the merger. There are forward-looking statements throughout this Proxy Statement, including, without limitation, under the headings “SUMMARY TERM SHEET,” “THE MERGER,” “THE MERGER AGREEMENT” and in statements containing the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates” or other similar expressions. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to publicly update or revise any forward-looking statements made in this Proxy Statement or elsewhere as a result of new information, future events or otherwise, except as required by law.
In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;
•	the outcome of any legal proceedings that have been or may be instituted against us and others relating to the merger agreement;
•	the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the merger;
•	the failure of the merger to close for any other reason;
•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger;
•	the effect of the announcement of the merger on our employees, customer relationships, operating results and business generally;
•	the amount of the costs, fees, expenses and charges related to the merger;
•	general economic, political and social conditions; and
•	other risks detailed in our current filings with the SEC.
See “WHERE YOU CAN FIND MORE INFORMATION” beginning on page [•]. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this Proxy Statement represent our views as of the date of this Proxy Statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE PARTIES TO THE MERGER AGREEMENT
NYMAGIC, INC.
NYMAGIC, INC., a New York corporation, is an established insurance holding company that specializes in commercial lines property and casualty and ocean marine insurance. NYMAGIC owns and operates New York Marine And General Insurance Company, Southwest Marine And General Insurance Company and Gotham Insurance Company. NYMAGIC also owns an insurance manager, Mutual Marine Office, Inc., which underwrites business on behalf of our insurance companies. NYMAGIC’s head office is located in New York City, with two other offices in Chicago and on Long Island. The principal executive offices of NYMAGIC are located at 919 Third Avenue, New York, New York 10022 and our telephone number is (212) 551-0600. NYMAGIC’s common stock is listed on the NYSE under the symbol “NYM”.
ProSight Specialty Insurance Holdings, Inc.
ProSight Specialty Insurance Holdings, Inc., a Delaware corporation, is a specialty property and casualty insurance company that aims to create and deliver specialized solutions for groups of customers through limited, exclusive distribution partners. ProSight Specialty Insurance’s employees have a long history of underwriting, operations, distribution and claims experience. ProSight Specialty Insurance was founded by Chief Executive Officer Joseph Beneducci and a group of senior executives from the property and casualty industry and is owned by affiliates of GSCP and TPG. The principal executive offices of ProSight Specialty Insurance are located at 3562 Round Barn Cir., Suite 200, Santa Rosa, California 95403 and the telephone number is (707) 324-5000.
PSI Merger Sub Inc.
PSI Merger Sub Inc., a New York corporation, was formed for the sole purpose of completing the merger with NYMAGIC. Merger Sub has not engaged in any activities to date except for those incidental to its formation and as otherwise contemplated by the merger agreement. Merger Sub is a wholly-owned subsidiary of ProSight Specialty Insurance. Upon consummation of the proposed merger, Merger Sub will merge with and into NYMAGIC and will cease to exist, with NYMAGIC continuing as the surviving corporation. The principal executive offices of Merger Sub are located at c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198 and the telephone number is (212) 902-1000.

THE SPECIAL MEETING
Time and Place of the Special Meeting
This Proxy Statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [•], 2010 at [•], Eastern Time, at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, NY 10019 or at any postponement or adjournment thereof.
Purpose of the Special Meeting
The purpose of the special meeting is for our shareholders to consider and vote upon (i) a proposal to approve and adopt the merger agreement, a copy of which is attached as Annex A to this Proxy Statement, (ii) a proposal to adjourn or postpone the special meeting, if necessary, if there are insufficient shares of NYMAGIC common stock represented (either in person or by proxy) to constitute a quorum necessary to approve and adopt the merger agreement at the special meeting and (iii) any other proposal that may properly come before the special meeting or any adjournment or postponement thereof.
Record Date and Quorum
You are entitled to vote at the special meeting if you owned shares of NYMAGIC common stock outstanding at the close of business on [•], 2010, the record date of the special meeting. On the record date, there were [•] outstanding shares of NYMAGIC common stock held by approximately [•] record holders. Each share of NYMAGIC common stock is entitled to one vote on each matter to be presented for shareholder action at the meeting.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will be included. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed.
Required Vote
Approval and adoption of the merger agreement requires the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock entitled to vote at the special meeting. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal. For both proposals, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposals, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as a vote “AGAINST” approval and adoption of the merger agreement. Abstentions will have no effect on the outcome of the adjournment proposal.
Brokers who hold shares in “street name” for customers have the authority to vote on “routine” proposals when they have not received instructions from the beneficial owners. However, brokers may not exercise their voting discretion with respect to approving non-routine matters such as the approval and adoption of the merger agreement and the adjournment proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will not be counted as votes cast or shares voting on the proposals. These broker non-votes will be counted for purposes of determining whether a quorum is present, but will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement. Broker non-votes will have no effect on the outcome of the adjournment proposal.
How Shares are Voted
If your shares are registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, PA 15252-8015, or 485 Washington Boulevard, Jersey City, New Jersey 07310-1900, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the meeting. If your shares are held in a bank, brokerage account or by another nominee, you are considered the beneficial owner of those shares held in “street name.” As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your bank, brokerage firm or nominee that holds your shares, giving you the right to vote the shares at the meeting.

Whether you hold shares directly as a registered shareholder of record or beneficially in “street name,” you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in “street name,” by submitting voting instructions to your bank, brokerage firm or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail if you request to receive a printed set of the proxy materials by mail.
By Telephone or Internet
If you have telephone or Internet access, you may submit your proxy by following the instructions provided in the enclosed proxy card, or if you received a printed version of the proxy materials by mail, by following the instructions provided with your proxy material and on your proxy card or voting instruction card.
By Mail
If you receive a printed version of the proxy materials, you may submit your proxy by mail by signing your proxy card or, for shares held in “street name,” by following the voting instructions included by your bank, brokerage firm or nominee, and mailing it in the enclosed, postage-paid envelope addressed to NYMAGIC, INC., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, referred to as Broadridge, which receives, inspects and tabulates the proxies. If you provide specific voting instructions, your shares will be voted as you have instructed. When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented by the proxy card will be voted in accordance with the shareholder’s instructions. In the absence of instructions, duly executed proxies will be voted “FOR” the approval and adoption of the merger agreement and “FOR” the adjournment proposal. If any other matter properly is presented, the proxy holders will vote your shares in accordance with their best judgment. NYMAGIC knows of no matters other than those described below that may come before the meeting.
Revocation of Proxies
Any shareholder of NYMAGIC may revoke or change their proxy at any time before the final vote at the meeting. You may do so by executing and returning a proxy card dated later than the previous one, by properly submitting a later proxy by telephone or on the Internet, by attending the special meeting and casting your vote by ballot at the special meeting or by delivering a written revocation dated after the date of the proxy that is being revoked to NYMAGIC, INC., 919 Third Avenue, 10th Floor, New York, New York 10022, Attention: Corporate Secretary, prior to the closing of the polls for the vote at the special meeting. Attending the meeting alone will not revoke your proxy unless you specifically request your proxy to be revoked. The submission of a proxy will not affect the right of a holder of shares of common stock to attend, or vote in person at, the meeting. If you hold your shares through a bank, brokerage firm or other nominee, you should follow the instructions of your bank, brokerage firm or nominee regarding revocation of proxies. If your bank, brokerage firm or nominee allows you to vote by telephone or on the Internet, you may be able to change your vote by voting again by telephone or the Internet.
Solicitation of Proxies
This proxy solicitation is being made and paid for by NYMAGIC on behalf of its board of directors. The cost of soliciting proxies will be borne by NYMAGIC. In addition to soliciting proxies by mail, proxies may be solicited by our directors, officers and other employees by personal interview, telephone, Internet, telegram and other means of communication. Such persons will receive no additional compensation for such services. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to the beneficial owners of shares of our common stock held of record by such brokers and other fiduciaries. NYMAGIC will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded. We have not retained a proxy solicitor in connection with the special meeting; however, we may choose to do so prior to the special meeting.

No Dissenters’ Rights
Under the NYBCL, no dissenters’ rights exist with respect to the merger.
Adjournments and Postponements
If the special meeting is adjourned to a different place, date or time, we need not give notice of the new place, date or time if the new place, date or time is announced at the meeting before adjournment. We are required to give notice, however, if a new record date is set for the adjourned meeting, or if the date of any adjourned meeting is more than 45 days after the date for which the meeting was originally noticed. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.
Assistance
If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact us, at NYMAGIC, INC., 919 Third Avenue, 10th Floor, New York, NY 10022, Attention: Corporate Secretary, or corporatesecretary@nymagic.com.

THE MERGER
This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this Proxy Statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.
Background of the Merger
The board of directors and management of NYMAGIC have continually engaged in a review of NYMAGIC’s business plan and strategic opportunities, including evaluation of the markets in which NYMAGIC competes and the possibility of pursuing strategic alternatives, such as acquisitions or a possible sale of NYMAGIC. In connection with this review, NYMAGIC has held discussions from time to time with various potential strategic and financial partners that have expressed possible interest in pursuing a transaction with NYMAGIC. At a regular meeting of the NYMAGIC board of directors on December 9, 2009, A. George Kallop, who at the time was President, Chief Executive Officer and a member of the board of directors of NYMAGIC, informed the board that, since the last regularly scheduled meeting of the board of directors, six companies, including GSCP, had expressed an interest in a potential transaction involving NYMAGIC and Mr. Kallop updated the board on the status of those discussions. The preliminary expressions of interest by such parties included the potential acquisition of certain lines of business of NYMAGIC, a potential merger of equals and several other potential strategic opportunities. Mark W. Blackman, who was at the time a member of the board of directors, informed the board that he also had recently been contacted by an additional party, referred to herein as Party A, about a possible acquisition of NYMAGIC. The board discussed each of the expressions of interest and determined to continue discussions with all interested parties.
Subsequent to the December 9 board meeting, Party A contacted Mr. Kallop to discuss a possible transaction, following which NYMAGIC entered into a confidentiality agreement with Party A to allow Party A to conduct preliminary due diligence.
In early January 2010, Mr. Kallop advised the board of directors that two parties identified at the December 9 NYMAGIC board meeting, referred to herein as Party B and Party C, separately approached Mr. Kallop and informed him of their continued interest in discussing a potential transaction with NYMAGIC. Mr. Kallop subsequently met senior executives of Party B, following which NYMAGIC and Party B executed a confidentiality agreement to allow Party B to conduct preliminary due diligence. Mr. Kallop also had a telephonic discussion with representatives of Party C, followed by a meeting with senior executives of Party C on January 21, 2010, which was attended by Mr. Kallop, Thomas J. Iacopelli, Executive Vice President and Chief Financial Officer of NYMAGIC, and Paul J. Hart, Executive Vice President, General Counsel and Secretary of NYMAGIC.
At a meeting of the NYMAGIC board of directors on January 12, 2010, Mr. Kallop informed the board of the ongoing discussions with Party A and Party B and advised the board that each of Party A and Party B had reiterated their potential interest in a possible transaction with NYMAGIC. The board directed Mr. Kallop to continue discussions with Party A and Party B and attempt to elicit formal indications of interest from each.
After further discussions with Party A and Party B, Mr. Kallop furnished additional due diligence information to each of Party A and Party B. Subsequently, Messrs. Kallop, Iacopelli and Hart met with Party B on February 16, 2010. At the close of the meeting, Party B indicated that it would need additional time to consider a potential transaction. Messrs. Kallop, Iacopelli and Hart then met with Party A on February 23, 2010 to discuss a potential transaction. At that meeting, Mr. Kallop informed Party A that the board would not be inclined to entertain a transaction at a price per share less than NYMAGIC’s net tangible book value after certain adjustments that NYMAGIC believed were appropriate to account for the distressed valuation of part of its investment portfolio and other items. At the close of the meeting, Party A indicated that it would follow up with NYMAGIC in the near future.
On March 11, 2010, Mr. Kallop announced his intention to retire from NYMAGIC for personal reasons, effective April 2, 2010. At a special meeting of the NYMAGIC board of directors on March 12, 2010, the board of directors appointed George R. Trumbull, III as Senior Executive Vice President, to assume many of Mr. Kallop’s day-to-day responsibilities, and determined that Mr. Trumbull would become the President and Chief Executive Officer of NYMAGIC upon Mr. Kallop’s resignation.

At the special meeting of the NYMAGIC board of directors on March 12, 2010, Mr. Trumbull updated the board on the discussions with Party A, Party B and Party C with respect to a potential transaction. Party A and Party C had each informed Mr. Kallop telephonically that it was no longer interested in a transaction with NYMAGIC. Party B was still conducting due diligence and had not made any formal proposal to date.
At a special meeting of the NYMAGIC board of directors on March 22, 2010, Mr. Trumbull provided the board with a further update, indicating that Party B had requested additional due diligence information.
Discussions between Party B and NYMAGIC continued during the period between February 16, 2010 and April 7, 2010, when Party B contacted Mr. Trumbull telephonically and indicated that it may have an interest in acquiring NYMAGIC at a price of between $19.00 and $24.00 per share, subject to further due diligence. Mr. Trumbull advised Party B that its suggested transaction price was too low, after which Party B did not submit a proposal at a higher transaction price or seek to engage in further discussions with NYMAGIC.
Shortly after Mr. Kallop’s retirement was announced in March 2010, GSCP advised Mr. Kallop of its continuing interest in exploring a transaction with NYMAGIC. Mr. Kallop suggested that, in light of his pending retirement, GSCP should contact Mr. Trumbull. Thereafter, representatives of GSCP and ProSight Specialty Insurance contacted Mr. Trumbull, which was followed by a number of telephone conversations about a potential transaction. Following these telephone calls, NYMAGIC provided GSCP and ProSight Specialty Insurance with due diligence information. On April 13, 2010, Messrs. Trumbull and Iacopelli met with representatives of GSCP and ProSight Specialty Insurance. Shortly thereafter, GSCP and ProSight Specialty Insurance provided Mr. Trumbull with a preliminary, non-binding oral indication of interest to acquire NYMAGIC for $26.50 per share in cash, subject to additional due diligence. GSCP and ProSight Specialty Insurance also indicated that in order to move forward, they would require NYMAGIC to enter into an exclusivity agreement.
At a special meeting of the NYMAGIC board on April 20, 2010, Mr. Trumbull reported the $26.50 per share indication of interest to the board. Mr. Trumbull further explained that GSCP and ProSight Specialty Insurance had conditioned their willingness to move forward with discussions on NYMAGIC entering into an exclusivity agreement. The board discussed NYMAGIC’s prospects and potential for enhancing shareholder value. The board also discussed potential interests of certain directors in an acquisition of NYMAGIC, described in the section “THE MERGER — INTERESTS OF NYMAGIC’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER” beginning on page [•]. The board concluded that only those directors without potential interests would consider the question of exclusivity and those directors, having done so, unanimously authorized execution of an exclusivity agreement. Later in the day on April 20, 2010, NYMAGIC and GSCP executed an exclusivity agreement, hereinafter referred to as the exclusivity agreement, pursuant to which NYMAGIC agreed to give GSCP the exclusive right to pursue a transaction for the period commencing on the date of the exclusivity agreement and ending on the earlier of (a) the mutual agreement of the parties not to pursue a transaction and (b) June 1, 2010.
Between April 20, 2010 and April 22, 2010, representatives of GSCP, ProSight Specialty Insurance and NYMAGIC met to commence preliminary due diligence on NYMAGIC’s business and continue discussions regarding a potential transaction. Throughout the remainder of the month of April 2010, the parties and their respective advisors had numerous telephonic and meetings in person regarding a potential transaction, and GSCP and ProSight Specialty Insurance conducted further due diligence.
On April 28, 2010, the board of directors of NYMAGIC held a telephonic meeting with its legal advisors, Dewey & LeBoeuf, in order to, among other things, review certain matters related to a potential transaction and to discuss a proposed transaction with GSCP and ProSight Specialty Insurance. Mr. Trumbull reported on the status of the ongoing due diligence and the fact that the exclusivity agreement had been executed following the April 20 board meeting. The board unanimously approved the establishment of a negotiating committee composed of independent, disinterested directors to consider, oversee and direct further negotiations on behalf of the board, with day-to-day negotiations to be conducted by Mr. Trumbull subject to the committee’s oversight and direction. Having reviewed the independence and interests of the members of the board of directors and concluding that Glenn Angiolillo and Dennis H. Ferro were independent and disinterested, the board unanimously appointed Messrs. Angiolillo and Ferro to the negotiating committee.

The board unanimously authorized the negotiating committee to (a) retain an investment bank to render a fairness opinion to the board, if requested by the committee, and to work with NYMAGIC’s senior management in connection with evaluating a potential transaction (and to retain such other advisors as the committee might deem appropriate); (b) negotiate the terms of a proposed transaction; (c) consider the fairness of the proposed transaction or any alternative transaction to NYMAGIC and its shareholders and report its recommendation to the full board; (d) to the extent the committee deemed it necessary or desirable, negotiate the terms of compensation and severance agreements for NYMAGIC’s directors and officers in connection with the proposed transaction or any alternative transaction; (e) assist in the preparation and filing of necessary documents in connection with the proposed transaction or any alternative transaction; and (f) take all other action the committee deemed necessary or desirable in connection with the foregoing.
On May 4, 2010, the negotiating committee held a telephonic meeting with Mr. Trumbull to discuss the potential transaction with GSCP and ProSight Specialty Insurance, who Mr. Trumbull reported were proceeding with due diligence. Mr. Trumbull described certain aspects of the diligence performed to date. The negotiating committee discussed with Mr. Trumbull the possibility of obtaining an increase in the proposed transaction price. Mr. Trumbull agreed to contact GSCP to discuss the proposal and attempt to secure a higher purchase price. However, Mr. Trumbull advised the negotiating committee that, based on his conversations with GSCP and ProSight Specialty Insurance, he believed they were unlikely to increase the offer. The negotiating committee also authorized the retention of KBW to render a fairness opinion to the board of directors.
In May 2010, GSCP, ProSight Specialty Insurance and TPG (collectively referred to herein as the Sponsors) agreed to jointly pursue the acquisition of NYMAGIC. Throughout the month of May, NYMAGIC’s management continued to discuss a potential transaction with the Sponsors, while the Sponsors continued their due diligence review of NYMAGIC.
On May 10, 2010, Mr. Trumbull met with representatives of the Sponsors regarding the status of the discussions surrounding a proposed transaction, including the per share price and the form of merger consideration the Sponsors would be willing to pay in any such transaction and the progress of diligence.
At a meeting of the negotiating committee on May 13, 2010, Mr. Trumbull updated the committee on his discussions with the Sponsors. Mr. Trumbull also discussed with the committee a potential extension of the exclusivity period to allow the Sponsors to complete their due diligence.
On June 1, 2010, the date the exclusivity agreement was set to expire, the Sponsors requested an extension through June 7, 2010. The negotiating committee considered the request, determined that negotiations were sufficiently advanced to warrant such an extension, and agreed to extend the exclusivity agreement through June 7, 2010.
On June 3, 2010, NYMAGIC received a non-binding offer from the Sponsors for 100% of the outstanding shares of NYMAGIC common stock, at a price of $26.00 per share in cash, subject to certain shareholders, including members of the Blackman/Tollefson family and certain directors and members of management, receiving a combination of cash and interests in Tiptree Financial Partners, L.P., referred to herein as Tiptree, a hedge fund in which NYMAGIC has interests. The offer proposed that the definitive transaction document contain a “force the vote” provision that would require the NYMAGIC board of directors to submit the merger agreement to a vote of NYMAGIC shareholders, even if the NYMAGIC board of directors had determined that an alternative transaction proposal was superior to the proposed transaction with the Sponsors. The offer also proposed that certain shareholders of NYMAGIC, as described in the section “THE SHAREHOLDERS AGREEMENTS” beginning on page [•], enter into shareholders agreements with the Sponsors that would preclude such shareholders from voting in favor of any alternative transaction or selling their shares to any third party for a period of 18 months following the date of execution of the shareholders agreements, to the extent the proposed transaction with the Sponsors was not completed. In addition, the offer stated that a condition to closing would be that NYMAGIC have a minimum tangible net worth equal to or exceeding the tangible book value of NYMAGIC indicated in its quarterly report on Form 10-Q filed with the SEC for the period ended March 31, 2010. The Sponsors requested a 20-day extension of the exclusivity agreement to enable NYMAGIC and the Sponsors to negotiate a definitive transaction document.
On June 4, 2010, the negotiating committee held a telephonic meeting to discuss the offer received from the Sponsors. At the meeting, the negotiating committee determined that the terms of the offer were inadequate and should be rejected. Among other things, the negotiating committee determined that (a) any definitive agreement must contain a “fiduciary out” provision that would permit the board of directors to terminate the agreement in the exercise of its fiduciary duties, (b) the shareholders that would be parties to the shareholders agreements should be free to approve an alternative transaction in the event the merger agreement was terminated, (c) the definitive merger agreement should not contain a “force the vote” provision and (d) the definitive merger agreement should not contain a minimum tangible net worth condition set at the level requested by the Sponsors. The negotiating committee discussed the proposed response to the Sponsors and also discussed certain unsolicited general expressions of interest that Mr. Trumbull had received from five additional parties. The committee also determined that Mr. Trumbull should advise the Sponsors that the board would only consider an all-cash transaction, and that no portion of the merger consideration could be in the form of Tiptree interests.

On June 7, 2010, the negotiating committee held a telephonic meeting to discuss further the June 3 offer received from the Sponsors. Mr. Trumbull reported that he had advised the Sponsors of the committee’s determination. After further discussion, the negotiating committee directed Mr. Trumbull to negotiate further with the Sponsors consistent with the parameters set by the negotiating committee.
Thereafter, Mr. Trumbull and Dewey & LeBoeuf prepared, and the negotiating committee approved, a response letter that was sent by NYMAGIC to the Sponsors on June 8, 2010, consistent with the directions of the negotiating committee. In its response, having determined that negotiations were sufficiently advanced to warrant an extension, NYMAGIC agreed to extend the term of the exclusivity agreement until June 11, 2010.
On the afternoon of June 10, 2010, the Sponsors sent an email response to Mr. Trumbull indicating that the Sponsors were willing to move forward with an all-cash transaction at a price of $25.75 per share. The proposal also conceded certain other points raised by the negotiating committee, including the reduction by the Sponsors of the survival period of the shareholder agreements (in the event of termination of the merger agreement), the inclusion of a “fiduciary out” provision, a termination fee of 3% of the deal value and a reverse termination fee if the Sponsors failed to consummate the merger. The response, however, continued to require a “force the vote” provision and a minimum tangible net worth condition. The Sponsors also requested an extension of the exclusivity period until June 30, 2010 so the parties could conclude the negotiation of the definitive documentation.
On the evening of June 10, 2010, the negotiating committee held a telephonic meeting to discuss, among other things, the Sponsors’ response. The negotiating committee discussed the fact that a per share price of $25.75 price was attractive in light of the valuation included in Party B’s indication of interest, as the Sponsors’ offer was greater than the high range of Party B’s indication of interest, and the generally low valuations of other transactions in the property and casualty insurance market of which the committee was aware. The committee also directed Mr. Trumbull to inform the Sponsors that although the Sponsors had conceded a number of points, the committee would not accept (a) any survival period of the shareholder agreements, (b) a “force the vote” provision or (c) the minimum tangible net worth condition.
On June 11, 2010, Weil, Gotshal and Manges LLP, referred to herein as Weil Gotshal, legal advisor to the Sponsors, provided a draft merger agreement to Dewey & LeBoeuf. NYMAGIC determined that, although there were still certain key open issues, the negotiations were sufficiently advanced to warrant an extension of the exclusivity period and determined to extend the term of the exclusivity agreement (which would otherwise have expired on that day) until June 30, 2010.
On June 13, 2010, NYMAGIC received an indication of interest in acquiring NYMAGIC at first quarter tangible net book value of $25.36 per share, from another party, referred to herein as Party D.
On June 14, 2010, NYMAGIC, the Sponsors and their respective advisors discussed the proposed transaction and the draft merger agreement. Over the next several days, Weil Gotshal and Dewey & LeBoeuf continued to negotiate the terms and conditions of the merger agreement. During this period, NYMAGIC indicated that it was essential that the merger agreement contain a “fiduciary out” provision. After further negotiations, the Sponsors agreed to include a “fiduciary out” provision, a specific performance remedy for NYMAGIC in the event of a breach by ProSight Specialty Insurance and a 4% termination fee. NYMAGIC also agreed to consider a minimum tangible net book value condition.
On June 16, 2010, the negotiating committee held a telephonic meeting to discuss the indication of interest received from Party D, as well as recent developments in the negotiations with the Sponsors. Mr. Trumbull noted that first quarter tangible net book value for NYMAGIC — the price at which Party D had indicated an interest in acquiring NYMAGIC — was $25.36 per share, below the current offer from the Sponsors. Based on the advanced nature of the negotiations with the Sponsors, and the preliminary nature of the indication of interest from Party D, the negotiating committee determined to advise Party D that its indication of interest had been referred to the board, but continue to negotiate with the Sponsors consistent with the exclusivity agreement. Due to the advanced stage of negotiations with the Sponsors, the negotiating committee agreed to formally engage KBW to render a fairness opinion to the board. The committee also asked Mr. Trumbull and Dewey & LeBoeuf to explore further the Sponsors’ intentions regarding retention of key employees.

On June 17, 2010, Weil Gotshal provided a revised draft merger agreement to Dewey & LeBoeuf. Weil Gotshal also provided drafts of certain ancillary documents, including a shareholders agreement.
On June 21, 2010, the negotiating committee convened telephonically to discuss the potential transaction and the status of negotiations. At this meeting, NYMAGIC management reviewed with the negotiating committee the proposed terms discussed with the Sponsors and the status of the merger agreement and related ancillary transaction documents. Mr. Trumbull reported that the Sponsors were willing to lower the minimum tangible net book value closing condition from approximately $223 million to $211 million. The committee then discussed additional expressions of potential interest received by Mr. Trumbull from two of the six parties previously identified to the board by Mr. Kallop, referred to herein as Party E and Party F, respectively. Mr. Trumbull advised the negotiating committee that, due to the preliminary nature of those indications of interest, which were merely telephonic overtures seeking meetings, the advanced stage of negotiations with the Sponsors and the exclusivity agreement which remained in effect, he had deferred discussions with those parties while NYMAGIC continued to negotiate a potential transaction with the Sponsors. The negotiating committee then directed Mr. Trumbull and Dewey & LeBoeuf to continue negotiations with the Sponsors consistent with the committee’s prior directions and to revert to the Sponsors with a proposal for a $200 million tangible net book value requirement.
On June 22, 2010, the negotiating committee convened telephonically to discuss further the potential transaction and the status of negotiations with the Sponsors. At this meeting, Mr. Trumbull reported that the Sponsors were insisting on a tangible net book value condition. Following a discussion of the appropriate value of the tangible net book value closing condition that management believed could be satisfied, the negotiating committee agreed that $205 million would be acceptable.
On June 22, 2010, Dewey & LeBoeuf provided a revised draft of the merger agreement to Weil Gotshal. Over the next several days, Dewey & LeBoeuf and Weil Gotshal continued to negotiate the terms and conditions of the merger agreement. During these negotiations, the parties agreed that the merger agreement would not contain a “force the vote” provision as previously requested by the Sponsors.
On June 26, 2010, the negotiating committee met telephonically to discuss the status of negotiations with the Sponsors. At that meeting, representatives of Dewey & LeBoeuf reviewed with the negotiating committee a summary of the terms and conditions of the then-current draft merger agreement, which had been sent to the members of the negotiating committee in advance of the meeting. The committee also reviewed the indications of interest it had received from other parties, including Party D and Party F. Dewey & LeBoeuf then reviewed with the committee the board’s fiduciary duties and NYMAGIC’s contractual obligations under the exclusivity agreement, which was set to expire on June 30, 2010. After discussion, the negotiating committee determined to continue negotiations with the Sponsors, but not to extend the exclusivity period beyond June 30, which the Sponsors had requested for the purpose of securing from A.M. Best Company an affirmation of the ratings of NYMAGIC’s insurance company subsidiaries (and which the Sponsors had indicated was a condition their willingness to enter into the proposed transaction). The negotiating committee did, however, authorize Mr. Iacopelli to make a presentation to A.M. Best Company, together with representatives of the Sponsors to discuss the proposed transaction and its impact on the ratings of NYMAGIC’s insurance subsidiaries, and that meeting was held at the offices of A.M. Best Company on July 1, 2010.
Between June 27 and June 30, 2010, Weil Gotshal and Dewey & LeBoeuf continued to negotiate the terms of the merger agreement. On July 1, 2010, Dewey & LeBoeuf sent the board of directors an executive summary of the merger agreement, along with a revised draft of the merger agreement, for their review.
On July 1, 2010, the negotiating committee met telephonically, together with representatives of Dewey & LeBoeuf and KBW. Mr. Trumbull informed the negotiating committee that, in light of the progress that had been made on the open deal terms, on June 30, 2010, he had agreed to extend the exclusivity agreement by one day to July 1, 2010, to allow the negotiating committee sufficient time to review the draft merger agreement. KBW then made a presentation to the committee and rendered its oral opinion that the merger consideration of $25.75 per share in cash was fair, from a financial point of view, to NYMAGIC’s shareholders. After evaluating the merger agreement and determining that the advanced status of negotiations warranted a further extension of the exclusivity period, the negotiating committee agreed to recommend that the exclusivity agreement be extended until July 14, 2010, subject to approval by the full board.

At a special meeting of the board of directors of NYMAGIC on July 1, 2010, the negotiating committee provided the board with a report on the status of the negotiations with the Sponsors, apprised the board that it had received a fairness opinion from KBW with respect to the proposed consideration of $25.75 per share in cash, and recommended that, in light of the advanced stage of the negotiations and the Sponsors’ recent concessions with respect to a number of critical deal points, the exclusivity period be extended until the earlier of July 14, 2010 or 24 hours after A.M. Best Company responded to NYMAGIC’s request for a reaffirmation of the ratings of its insurance subsidiaries. KBW then rendered its oral opinion to the full board that the consideration of $25.75 per share in cash to be received by the holders of NYMAGIC’s common stock was fair to the holders of NYMAGIC’s common stock from a financial point of view, following which a discussion of the transaction ensued and representatives of KBW responded to questions from the board. Mr. Trumbull then reviewed for the board the various expressions and indications of interest in a potential transaction that NYMAGIC had received from other companies since the latter part of 2009, and advised that none of those expressions or indications of interest had resulted in a firm indication of interest and that each of the potentially interested parties with which discussions had advanced had either decided not to pursue further discussions with NYMAGIC or provided a preliminary indication of interest in a range below the $25.75 per share all-cash merger consideration offered by the Sponsors. Representatives of Dewey & LeBoeuf then reviewed with the board its fiduciary duties under the circumstances. After discussion, the board determined that negotiations were sufficiently advanced to warrant an extension of the exclusivity period and voted unanimously to extend the exclusivity agreement to the earlier of July 14, 2010 or 24 hours after A.M. Best Company responded to NYMAGIC’s request for a reaffirmation of the ratings of its insurance subsidiaries.
From July 2 until July 6, 2010, the Sponsors, NYMAGIC and their respective advisors continued to negotiate the terms of the merger agreement and related ancillary documents. Also on July 6, 2010, Mr. Trumbull received an email from Party D conveying a non-binding indication of interest in acquiring NYMAGIC at a price of $24.50 per share.
On July 7, 2010, the NYMAGIC board of directors met telephonically with representatives of Dewey & LeBoeuf to discuss the status of negotiations with the Sponsors and certain other indications of interest received by NYMAGIC, including Party D’s. Because none of the other indications of interest, including Party D’s, indicated a value to NYMAGIC shareholders that approached the $25.75 per share merger consideration proposed in the transaction with the Sponsors, and in light of the advanced nature of negotiations with the Sponsors, and the preliminary nature of, and uncertainty surrounding, Party D’s indication of interest, the negotiating committee and the board of directors determined to direct NYMAGIC management and NYMAGIC’s advisors to continue to negotiate with the Sponsors pursuant to the terms of the exclusivity agreement. Mr. Trumbull also confirmed for the board that he had had no discussions with the Sponsors regarding a position for himself in the merged entity. Representatives of KBW then reviewed and reaffirmed their previously delivered fairness presentation and answered further questions from the board.
Between July 8 and July 14, 2010, the Sponsors, NYMAGIC and their respective advisors continued to negotiate the terms of the merger agreement and the ancillary documents. On July 14, 2010, Dewey & LeBoeuf sent revised drafts of the merger agreement and related ancillary documents to the NYMAGIC board of directors.
On the evening of July 14, 2010, the NYMAGIC negotiating committee convened telephonically and unanimously resolved to report to the full board that the negotiating committee approved the merger agreement and recommended that the board approve and authorize the merger agreement and the transactions contemplated thereby.
Later on the evening of July 14, 2010, the NYMAGIC board of directors convened to consider the proposed transaction. Dewey & LeBoeuf described the terms of the merger agreement, including the conditions to closing, and the related ancillary documents. Dewey & LeBoeuf then described the proposed actions to be taken by the NYMAGIC board of directors and its legal duties in connection therewith. The negotiating committee then reported to the full board that it approved the merger agreement and recommended that the board approve and authorize the merger agreement and the transactions contemplated thereby. After discussion with management and its advisors regarding the terms of the merger agreement and related agreements and the transactions contemplated thereby, on motions duly made and seconded, with one director abstaining from the vote, the NYMAGIC board of directors unanimously (a) determined that the merger is in the best interests of NYMAGIC and its shareholders, and declared it advisable to enter into the merger agreement, (b) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (c) resolved to recommend that the shareholders approve the adoption of the merger agreement and directed that the matter be submitted for consideration by the shareholders of NYMAGIC at the special meeting, (d) took all necessary actions so that, to the extent permitted by law, the provisions of Section 912 of the NYBCL and any other similar applicable “anti-takeover” law will not be applicable to the merger, and (e) took all necessary action to provide for the vesting at the closing of the merger of all then outstanding equity awards made pursuant to NYMAGIC’s equity plans pursuant to the terms of the merger agreement.

Over the course of the evening of July 14, 2010 and the morning of July 15, 2010, the Sponsors, NYMAGIC and their respective advisors finalized the terms of the merger agreement and the ancillary documents.
On July 15, 2010, KBW delivered its written opinion to the NYMAGIC board of directors that, as of the date of the opinion, the merger consideration of $25.75 per share in cash to be received by NYMAGIC shareholders in the merger was fair, from a financial point of view, to such shareholders. On July 15, 2010, the parties executed the merger agreement and related ancillary agreements and NYMAGIC announced the merger and related transactions by issuing a press release and filing a Form 8-K with the SEC.
Purpose and Reasons for the Merger
In reaching its decision to approve the merger and the merger agreement and to recommend that our shareholders vote to approve and adopt the merger agreement, the negotiating committee consulted with senior management and its advisors and considered, and the board of directors expressly adopted the negotiating committee’s analysis and conclusions regarding, the following factors, among others:
•	the fact that the cash merger consideration of $25.75 per share of common stock allows NYMAGIC’s shareholders to realize in the near term a fair value, in cash, for their investment and provides such shareholders certainty of value for their shares;
•	the current and historical market prices of the common stock relative to those of other industry participants and general market indices, and the fact that the cash merger consideration of $25.75 per share of common stock represents a premium of approximately 25.06% over the 90-day average trading price of the common stock on the NYSE prior to the announcement of the merger;
•	the current volatile state of the economy and general uncertainty surrounding forecasted economic conditions, both in the near-term and in the long-term, both globally and within our industries;
•	the fact that the negotiating committee and NYMAGIC’s legal advisors negotiated on an arm’s length basis with ProSight Specialty Insurance and its representatives;
•	the financial and other terms and conditions of the merger agreement, including the absence of a financing condition;
•	the fact that the terms of the merger agreement allow NYMAGIC, prior to the approval and adoption of the merger agreement by our shareholders, to respond to unsolicited acquisition proposals under certain circumstances;
•	the fact that other indications of interest for transactions with NYMAGIC indicated a value to NYMAGIC shareholders that was less than the per share merger consideration provided for in the merger agreement;
•	our ability to specifically enforce the terms and provisions of the merger agreement;
•	the fact that, subject to compliance with the terms and conditions of the merger agreement, NYMAGIC is permitted to terminate the merger agreement in order to approve an alternative transaction proposal by a third party that is a “superior proposal” as defined in the merger agreement, upon the payment to ProSight Specialty Insurance of a $9.3 million termination fee; and
•	the opinion of KBW as described below.
The board of directors also considered a variety of risks and other potentially negative factors concerning the merger and the merger agreement including the following:
•	the risks and costs to NYMAGIC if the merger does not close, including the diversion of management and employee attention, potential employee attrition and the effect on business and customer relationships;

•	the fact that NYMAGIC’s shareholders whose shares of common stock are acquired for cash in the merger will not participate in any future earnings or growth of NYMAGIC and will not benefit from any appreciation in the value of NYMAGIC;
•	the fact that certain of NYMAGIC’s officers and directors may have interests in the merger, described in the section “THE MERGER — INTERESTS OF NYMAGIC’S DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER” beginning on page [•], that may be different from, or in addition to, the interests of NYMAGIC’s shareholders;
•	the amount of time it could take to complete the merger, including the fact that consummation of the merger is subject to governmental and regulatory approvals and that there can be no assurance that such approvals will be received prior to the outside date, or at all;
•	the fact that an all-cash transaction would be taxable to NYMAGIC’s shareholders that are U.S. persons for U.S. federal income tax purposes; and
•	the fact that a termination fee is payable to ProSight Specialty Insurance under specified circumstances, including in the event the board of directors decides to terminate the merger agreement to accept a superior proposal.
The foregoing discussion summarizes the material factors considered by the board of directors and the negotiating committee in their consideration of the merger. After considering these factors, the board of directors concluded that the positive factors relating to the merger agreement and the merger outweighed the potential negative factors. In view of the wide variety of factors considered by the board of directors, and the complexity of these matters, the board of directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the board of directors may have assigned different weights to various factors.
Recommendation of the Negotiating Committee and the Board of Directors
Acting upon the recommendation of the negotiating committee composed entirely of independent, disinterested directors, our board of directors, at the meeting held on July 14, 2010, (i) determined that the merger is in the best interests of NYMAGIC and its shareholders, and declared it advisable to enter into the merger agreement, (ii) approved the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby, including the merger, (iii) resolved to recommend that the shareholders approve the adoption of the merger agreement and directed that the matter be submitted for consideration by the shareholders of NYMAGIC at the special meeting, (iv) took all necessary actions so that, to the extent permitted by law, the provisions of Section 912 of the NYBCL, and any other similar applicable “anti-takeover” law will not be applicable to the merger and (v) took all necessary action to provide for the vesting at the closing of the merger of all then outstanding equity awards made pursuant to NYMAGIC’s equity plans pursuant to the terms of the merger agreement. Our board of directors recommends that our shareholders vote “FOR” the approval and adoption of the merger agreement and, if applicable, “FOR” the related adjournment proposal.
Opinion of Keefe, Bruyette & Woods, Inc.
Pursuant to an engagement letter dated June 17, 2010, the negotiating committee of NYMAGIC’s board of directors retained KBW to render an opinion as to the fairness, from a financial point of view, of the consideration to be received by the holders of NYMAGIC’s common stock in connection with the merger. KBW is an investment banking firm with substantial experience in the insurance industry and in transactions similar to the merger, and is familiar with NYMAGIC and its business. The negotiating committee hired KBW on the basis of KBW’s qualifications, experience in transactions similar to the merger and its reputation in the investment community.
On July 1 and 14, 2010, at meetings of NYMAGIC’s board of directors held to evaluate the merger, KBW rendered its oral opinion to NYMAGIC’s board of directors, which was updated and confirmed in writing on July 15, 2010, that, as of the date of such written opinion and based upon and subject to the assumptions, procedures, factors and limitations set forth therein, the consideration to be received by the holders of NYMAGIC’s common stock in the merger was fair to the holders of NYMAGIC’s common stock from a financial point of view.

The full text of KBW’s opinion to the board of directors, dated July 15, 2010, is attached as Annex B to this Proxy Statement and is incorporated herein by reference. Holders of NYMAGIC’s common stock are encouraged to read KBW’s opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by KBW in connection with the rendering of its opinion. KBW’s opinion speaks only as of the date of the opinion. The opinion is directed to NYMAGIC’s board of directors and addresses only the fairness, from a financial point of view, of the merger consideration to the holders of NYMAGIC’s common stock. It does not address the underlying business decision to proceed with the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to NYMAGIC, and does not constitute a recommendation to any holder of NYMAGIC’s common stock as to how the shareholder should vote at the NYMAGIC special meeting on the merger or any related matter. The summary of KBW’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the opinion.
In connection with rendering its opinion, KBW, among other things:
•	reviewed the July 13, 2010 draft of the merger agreement (the most recent draft made available to KBW);
•	reviewed certain publicly available business and financial information concerning NYMAGIC and the industry in which it operates;
•	compared the proposed financial terms of the merger with the publicly available financial terms, including considerations paid, of selected precedent transactions involving companies KBW deemed appropriate;
•	compared the financial and operating performance of NYMAGIC with publicly available information concerning selected companies KBW deemed appropriate;
•	reviewed the historical stock prices of NYMAGIC’s common stock;
•	reviewed management reports, NYMAGIC financial data, financial analyses and forecasts relating to NYMAGIC’s business and operations that were provided by NYMAGIC’s management and approved for use in connection with KBW’s opinion by NYMAGIC management; and
•	performed such other studies and analyses as KBW deemed appropriate for the purposes of determining its opinion.
KBW also held discussions with NYMAGIC’s senior management regarding certain aspects of the merger, the past and current business operations of NYMAGIC, regulatory relations, the financial condition and future prospects of NYMAGIC and certain other matters KBW deemed relevant in determining its opinion.
KBW also took into account its assessment of general economic, market and financial conditions, its experience in other transactions, as well as its experience in securities valuation and knowledge of the insurance industry generally. KBW’s opinion is necessarily based upon conditions as in effect on the date of such opinion. Subsequent developments may affect KBW’s opinion, and KBW does not have any obligation to revise or reaffirm its opinion.
In conducting its review and rendering its opinion, KBW relied upon the accuracy and completeness of all information that was publicly available or was provided to or discussed with KBW by NYMAGIC and did not assume any responsibility for independently verifying the accuracy or completeness of any such information. KBW is not an expert in the independent verification of the adequacy of reserves for loss and loss adjustment expenses and assumed that NYMAGIC’s aggregate reserves for loss and loss adjustment expenses were adequate to cover such losses. KBW assumed that all financial forecasts were reasonably prepared and reflected the best currently available estimates and judgments of NYMAGIC’s management as to the expected future financial performance of NYMAGIC.
In rendering its opinion, KBW also assumed, in all material respects:
•	that the merger will be consummated in accordance with the terms of the merger agreement, without waiver, modification or amendment of any material term, condition or agreement;
•	that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the merger, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on NYMAGIC or ProSight Specialty Insurance; and
•	that the final terms of the merger agreement did not vary materially from those set forth in the latest draft reviewed by KBW, dated July 13, 2010.

As discussed above, KBW’s opinion does not address the relative merits of the merger as compared to any alternative transaction that might exist for NYMAGIC or the effect of any other transaction in which NYMAGIC might engage. In addition, KBW’s opinion was among several factors taken into consideration by NYMAGIC’s board of directors in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of NYMAGIC’s board of directors with respect to the fairness of the merger consideration.
Summary of Financial Analyses Performed
The following is a summary of the material analyses presented by KBW to NYMAGIC’s board of directors on July 1 and 14, 2010 in connection with its fairness opinion. The summary is not a complete description of the analyses underlying the KBW opinion or the presentation made by KBW, but summarizes the analyses performed and presented in connection with such opinion.
The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, KBW did not attribute any particular weight to any factor or analysis considered by it; rather, KBW made its determination based on the results of all its analyses taken as a whole. As such, KBW believes that the summary set forth below and its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered or focusing on information presented in tabular format, without considering all of the analyses and factors or the narrative descriptions of the analyses, could create a misleading or incomplete view of the process underlying KBW’s analysis and opinion. The fact that any specific analysis has been referred to in the summary below is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.
In performing its analyses, KBW considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of NYMAGIC. The estimates of the future performance of NYMAGIC in or underlying KBW’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by KBW’s analyses. These analyses were prepared solely as part of KBW’s analysis of the fairness, from a financial point of view, of the merger consideration to be received by the holders of NYMAGIC’s common stock and were provided to NYMAGIC’s board of directors in connection with the delivery of KBW’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be KBW’s view of the actual value of NYMAGIC.
In assessing the fairness of the merger consideration to the holders of NYMAGIC’s common stock, KBW assessed the value of NYMAGIC using several methodologies, including a comparable companies analysis using valuation multiples from selected publicly traded companies, a regression analysis, precedent transaction analyses using transaction multiples from selected precedent transactions, and a discounted cash flow analysis. Each of these methodologies was used to produce implied valuation ranges that were then compared to the $25.75 per share merger consideration. KBW also examined the historical trading prices of NYMAGIC’s common stock and compared the implied premium paid in the merger to historical premiums paid in selected precedent transactions. These financial analyses performed by KBW are described more fully below.
Comparable Publicly Traded Companies Analysis
Using publicly available information, KBW compared NYMAGIC’s financial performance and market valuation to those of selected property and casualty insurance companies. The companies selected for comparison were:
•	American Safety Insurance Group, Ltd.
•	AmTrust Financial Services, Inc.
•	Argo Group International Holdings, Ltd.

•	Baldwin & Lyons, Inc.
•	First Mercury Financial Corporation
•	Global Indemnity plc
•	Hallmark Financial Services, Inc.
•	Meadowbrook Insurance Group, Inc.
•	National Interstate Corporation
•	Navigators Group, Inc.
These companies were selected, among other reasons, on the basis that each company was a publicly traded company that was similar in size, target market, specialty focus, and performance to that of NYMAGIC. However, none of the selected companies is identical to NYMAGIC. For each selected company, KBW calculated the ratio of its closing stock price on July 14, 2010 to (i) its estimated operating earnings per share for 2010 and 2011, based on First Call consensus estimates; and (ii) its book value per share as of March 31, 2010, calculated using basic shares outstanding.
For the group of selected companies, KBW calculated multiples that ranged from (i) 5.7x to 23.1x based on estimated 2010 earnings per share; (ii) 5.2x to 15.4x based on estimated 2011 earnings per share; and (iii) 0.53x to 1.42x based on March 31, 2010 book value per share. KBW applied the range of multiples of the selected companies to (i) NYMAGIC’s estimated 2010 operating earnings per share of $1.74, based on First Call consensus estimates; (ii) NYMAGIC’s estimated 2011 operating earnings per share of $1.15, based on First Call consensus estimates; and (iii) NYMAGIC’s book value per share of $26.25 as of March 31, 2010, calculated using basic shares outstanding, and derived a range of implied equity values for NYMAGIC’s common stock of $9.91 to $40.16, $5.96 to $17.69, and $13.98 to $37.30 per share, respectively. The following table displays a summary of the comparable companies analysis:

		Selected Comparable
	NYM	Company Multiples				Implied Equity Value
	Factor	Min		Max		Min	Max
2010 Estimated Operating Earnings	$1.74	5.7	x	23.1	x	$9.91	$40.16

2011 Estimated Operating Earnings	$1.15	5.2	x	15.4	x	$5.96	$17.69

3/31/10 Book Value Per Share	$26.25	0.53	x	1.42	x	$13.98	$37.30
Regression Analysis
KBW performed a regression analysis, which assessed for comparable companies the relationship between (i) the ratio of the closing stock price as of July 14, 2010 to the book value per share at March 31, 2010 and (ii) the 2010 estimated return on average equity, based on First Call consensus estimates. Based on this analysis, KBW derived a reference range for the implied equity value per share of NYMAGIC’s common stock of $16.41 to $24.61.
Precedent Transactions Analysis
KBW reviewed publicly available information for two different sets of transactions: (i) selected specialty commercial property and casualty transactions announced after January 1, 2007 with a deal value between $65 million and $750 million; and (ii) commercial property and casualty and reinsurance company transactions announced after January 1, 2009.
For each set of precedent transactions, KBW derived and compared, among other things, the implied ratio of the equity purchase price paid for the acquired company to (i) the estimated forward year operating earnings of the acquired company, based on First Call consensus estimates, at the time the transaction was announced; and (ii) the book value of the acquired company based on the latest publicly available financial statements of the acquired company available prior to the announcement of the transaction.

Precedent Transaction Set 1: Selected Specialty Small Cap P&C
KBW examined the following transactions which include selected specialty commercial property and casualty transactions announced after January 1, 2007, with a deal value between $65 million and $750 million:

Acquiror	Target
The Doctors Company	American Physicians Capital Inc.

Old Republic International Corp.	PMA Capital Corp.

National Interstate Insurance Co.	Vanliner Group, Inc.

Tower Group, Inc.	Specialty Underwriters’ Alliance, Inc.

Medical Professional Mutual Insurance Company	FinCor Holdings, Inc.

Munich Re	HSB Group, Inc. (AIG subsidiary)

State Auto Mutual Insurance Company	Rockhill Holding Company

ProAssurance Corp.	PICA Group

CastlePoint Holdings, Ltd.	HIG, Inc.

Tower Group, Inc.	CastlePoint

Allied World Assurance Company Holdings, Ltd.	Darwin Professional Underwriters, Inc.

Meadowbrook Insurance Group	ProCentury Corp.

Employers Holdings, Inc.	AmCOMP, Inc.

QBE Insurance Group Ltd.	North Pointe Holdings Corp.

The Doctors Company	SCPIE Holdings Inc.

Rockhill Holding Company	RTW, Inc.

D.E. Shaw & Company, L.P.	James River Group, Inc.

Alleghany Corporation	Employers Direct Corp.

For the selected transactions, KBW calculated multiples that ranged from (i) 7.2x to 26.9x based on estimated forward year operating earnings per share; and (ii) 0.55x to 2.34x based on book value per share. KBW applied the range of multiples of the selected transactions to (i) NYMAGIC’s estimated 2010 operating earnings per share of $1.74, based on First Call consensus estimates; and (ii) NYMAGIC’s book value per share of $26.25 as of March 31, 2010, calculated using basic shares outstanding, and derived a range of implied equity values for NYMAGIC’s common stock of $12.47 to $46.77, and $14.33 to $61.37, respectively. The following table displays a summary of the analysis for this set of transactions:

		Selected Transaction
	NYM	Multiples				Implied Equity Value
	Factor	Min		Max		Min	Max
2010 Estimated Operating Earnings	$1.74	7.2	x	26.9	x	$12.47	$46.77

3/31/10 Book Value Per Share	$26.25	0.55	x	2.34	x	$14.33	$61.37
Precedent Transaction Set 2: Recent P&C (Re)insurance
KBW also examined the following transactions which include recent commercial property and casualty and reinsurance company transactions announced after January 1, 2009:

Acquiror	Target
The Doctors Company	American Physicians Capital Inc.

Old Republic International Corp.	PMA Capital Corp.

National Interstate Insurance Co.	Vanliner Group, Inc.

Harbor Point Limited	Max Capital Group Ltd.

Fairfax Financial Holdings Limited	Zenith National Insurance Corporation

Fairfax Financial Holdings Limited	Odyssey Re Holdings Corp.

Validus Holdings, Ltd.	IPC Holdings, Ltd.

PartnerRe Ltd.	Paris Re Holdings, Ltd.

Tower Group, Inc.	Specialty Underwriters’ Alliance, Inc.

Medical Professional Mutual Insurance Company	FinCor Holdings, Inc.

For the selected transactions, KBW calculated multiples that ranged from (i) 7.3x to 26.9x based on estimated forward year operating earnings per share; and (ii) 0.55x to 1.70x based on book value per share. KBW applied the range of multiples of the selected transactions to (i) NYMAGIC’s estimated 2010 operating earnings per share of $1.74, based on First Call consensus estimates; and (ii) NYMAGIC’s book value per share of $26.25 as of March 31, 2010, calculated using basic shares outstanding, and derived a range of implied equity values for NYMAGIC’s common stock of $12.67 to $46.77, and $14.33 to $44.67, respectively. The following table displays a summary of the analysis for this set of transactions:

		Selected Transaction
	NYM	Multiples				Implied Equity Value
	Factor	Min		Max		Min	Max
2010 Estimated Operating Earnings	$1.74	7.3	x	26.9	x	$12.67	$46.77

3/31/10 Book Value Per Share	$26.25	0.55	x	1.70	x	$14.33	$44.67
Discounted Cash Flow Analysis
KBW performed a discounted cash flow analysis to produce a range for the implied present value per share of NYMAGIC’s common stock, assuming NYMAGIC continued to operate as a stand-alone entity. This range was determined by adding (i) the present value of NYMAGIC’s estimated future shareholder dividend payments for the remainder of 2010 through 2014, and (ii) the present value of the terminal value of NYMAGIC’s common stock assuming NYMAGIC was to be sold on December 31, 2014. The financial forecasts as to the future results of operations and financial condition of NYMAGIC were approved for use in conjunction with KBW’s analysis by NYMAGIC’s management.
KBW estimated the range for the implied present value per share of NYMAGIC’s common stock by varying the following assumptions:
•	a range of terminal multiples applied to projected 2014 earnings per share of 11.0x to 15.0x;
•	a range of terminal multiples applied to projected 2014 book value per share of 1.0x to 1.4x; and
•	a range of discount rates of 11.5% to 15.5%.
This analysis resulted in a range for the implied present value per share of NYMAGIC’s common stock of $21.07 to $33.95.
KBW noted that the discounted cash flow analysis is a widely-used valuation methodology but observed that it relies on numerous assumptions, including earnings projections, terminal values, and discount rates. This analysis did not purport to be indicative of the actual values or expected values of NYMAGIC’s common stock.
Historical Stock Trading Analysis
KBW compared the merger offer price per share to the historical trading prices and volume-weighted average trading prices (“VWAP”) per share of NYMAGIC’s common stock for the period from July 14, 2009 through July 14, 2010. The offer of $25.75 per share represents a 23.5% premium to NYMAGIC’s previous day closing price on July 14, 2010, and a 25.4% premium to NYMAGIC’s 90-day trailing VWAP ending on July 14, 2010. The following table displays a summary of the analysis:

	NYM	Implied
	Price	Premium
Previous Closing Price (7/14/10)	$20.85	23.5%

30-Day Trailing VWAP	$20.48	25.7%

90-Day Trailing VWAP	$20.53	25.4%

52-Week High (4/26/10)	$24.72	4.2%

52-Week Low (10/30/09)	$14.12	82.4%

Historical Premiums Analysis
KBW reviewed publicly available information for (i) all whole transactions announced between January 1, 2008 and July 14, 2010 with an equity purchase price between $200 million and $500 million, and (ii) all whole transactions announced between January 1, 2008 and July 14, 2010 in which the target company was an insurance company. For each set of transactions, KBW compared the premiums paid based on the closing price per share of the target company’s common stock one day, one week, and one month prior to the announcement of the transaction, to implied premiums calculated in an identical manner for the proposed merger. The following table displays a summary of the analysis:

	One Day	One Week	One Month
	Premium	Premium	Premium
NYM Merger (Implied Premium)	24%	38%	17%

All Precedent Transactions (Mean)	23%	27%	32%

All Precedent Transactions (Median)	18%	24%	27%

Insurance Transactions (Mean)	23%	24%	29%

Insurance Transactions (Median)	16%	21%	28%
Other Matters
As part of its investment banking business, KBW is continually engaged in the valuation of insurance company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. In the ordinary course of its business as a broker-dealer, KBW may from time to time purchase securities from, and sell securities to, NYMAGIC and the Sponsors, and as a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of NYMAGIC and ProSight Specialty Insurance for KBW’s own account and for the accounts of its customers. KBW has not acted as financial advisor to NYMAGIC or the Sponsors in connection with the merger. KBW has acted exclusively for the board of directors of NYMAGIC in rendering its fairness opinion and received cash fees totaling $500,000 for its services, no part of which was made contingent upon the successful completion of the merger. In addition, NYMAGIC agreed to reimburse certain of KBW’s expenses and indemnify KBW against certain liabilities arising out of its engagement. Other than with respect to its engagement in connection with the merger, during the past two years KBW has not had any material relationships with NYMAGIC or the Sponsors for which it has received or intends to receive any compensation.
Financial Projections
NYMAGIC does not make public forecasts or projections as to its future performance, earnings or other operating metrics. However, NYMAGIC provided to KBW certain financial projections in connection with its analyses and provided to the Sponsors certain financial projections in connection with their due diligence review of NYMAGIC. The inclusion of financial projections in this Proxy Statement should not be regarded as an indication that NYMAGIC, NYMAGIC’s board of directors, KBW or any other recipient of this information considered, or now considers, such financial projections to be a reliable prediction of future results, and they should not be relied on as such.
The financial projections below should be read in conjunction with NYMAGIC’s financial statements which can be obtained from the SEC’s website at http://www.sec.gov. The financial projections were not prepared in compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information. The financial projections do not reflect any of the effects of the merger or other changes that may in the future be deemed appropriate concerning NYMAGIC and its assets, business, operations, properties, policies, corporate structure, capitalization or management in light of the circumstances then existing. Neither NYMAGIC’s independent registered public accounting firm nor any other independent accountants have compiled, examined or performed any procedures with respect to the financial projections, nor have they expressed any opinion or given any form of assurance on the financial projections or their achievability, and accordingly assume no responsibility for them. NYMAGIC’s independent registered public accounting firm’s report on NYMAGIC’s historical consolidated financial statements incorporated by reference in this Proxy Statement does not extend to the financial projections and should not be read to do so.
The financial projections necessarily reflect numerous assumptions and estimates, many of which are subjective, difficult to predict and beyond NYMAGIC’s control, and which may prove to have been, or may no longer be, accurate. The financial projections were not, when made, and are not, historical statements, but are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995 and are based on estimates and assumptions that are inherently subject to factors such as industry performance, general business, economic, regulatory, market and financial conditions, and changes to the business, financial condition or results of operations of NYMAGIC, which may cause the financial projections to differ materially from NYMAGIC’s actual experience. To the extent the financial projections forecast multiple years, the financial results projected become less reliable with each successive year as the forecasts and assumptions for early periods have a compounding effect on the forecasts and assumptions for later periods. The financial projections do not take into account any circumstances or events occurring after the date they were prepared. You are cautioned not to place undue reliance on this information in making a decision whether to vote for the proposal to approve and adopt the merger agreement.

Financial Projections Relied Upon by KBW in Connection with its Opinion
The projections and estimates for NYMAGIC used by KBW in its analyses were developed by KBW based both on estimates of research analysts and estimates provided by NYMAGIC’s management and were approved for use in conjunction with KBW’s analyses by NYMAGIC’s management.
Set forth below is a summary of the financial projections that were relied upon by KBW in connection with the rendering of its opinion.

	2010E	2011E	2012E	2013E	2014E
	(Dollars in thousands except for per share amounts)
Gross premiums written	$226,588	$241,804	$266,996	$301,068	$343,368
Net premiums written	169,760	181,431	205,976	233,440	267,559

Net premiums earned	$171,338	$174,367	$197,599	$224,067	$255,919
Net investment income	28,662	28,981	30,932	34,540	38,692
Net realized gains (losses)	9,524	0	0	0	0
Other income	171	237	258	289	329

Total revenues	$209,694	$203,584	$228,789	$258,896	$294,940

Net losses and LAE incurred	$94,586	$100,679	$112,632	$125,477	$140,755
Policy acquisition expense	40,099	40,104	44,954	50,415	57,582
General and administrative expense	41,053	36,617	39,743	42,266	46,065
Interest expense	6,708	6,700	6,700	6,700	6,700

Total expenses	$182,446	$184,101	$204,028	$224,858	$251,103

Income before tax	$27,248	$19,484	$24,762	$34,038	$43,837
Income tax expense / (benefit)	3,038	5,845	7,428	10,892	14,028

Net income (loss)	$24,210	$13,639	$17,333	$23,146	$29,809

Dividends per common share	$0.40	$0.40	$0.48	$0.55	$0.63
Shareholders’ equity	$240,680	$256,819	$275,952	$300,269	$328,928

Selected Ratios
Gross premiums written growth	6.1%	6.7%	10.4%	12.8%	14.0%
Loss & LAE ratio	55.2%	57.7%	57.0%	56.0%	55.0%
Expense ratio	47.4%	44.0%	42.9%	41.4%	40.5%

Combined ratio	102.6%	101.7%	99.9%	97.4%	95.5%
The Sponsors did not receive the financial projections presented above.

Financial Projections Shared with the Sponsors
Prior to the preparation of the financial projections summarized above, we provided to the Sponsors and other interested parties certain non-public financial projections in connection with their due diligence review of NYMAGIC. These projections were prepared by NYMAGIC management in February 2010. We have included below a summary of the projections prepared by NYMAGIC management in February 2010 to give our shareholders access to certain non-public information that was furnished to third parties for the purpose of evaluating the merger.
(Dollars in thousands except for per share amounts)

2010E
GROSS PREMIUMS WRITTEN
Ocean Marine	71,100
Inland Marine/Fire	26,550
Other Liabilities	125,750
MMO Agencies	22,000

SUBTOTAL CORE LINES	245,400
Discontinued Lines	0

GRAND TOTAL	245,400

NET PREMIUMS WRITTEN
Ocean Marine	53,170
Inland Marine/Fire	6,591
Other Liabilities	107,436
MMO Agencies	22,000

SUBTOTAL CORE LINES	189,197
Discontinued Lines	0

GRAND TOTAL	189,197

NET PREMIUMS EARNED
Ocean Marine	53,174
Inland Marine/Fire	5,728
Other Liabilities	99,262
MMO Agencies	16,716

SUBTOTAL CORE LINES	174,880
Discontinued Lines	0

GRAND TOTAL	174,880

LOSSES INCURRED
Ocean Marine	—
Inland Marine/Fire	—
Other Liabilities	—
MMO Agencies	—

SUBTOTAL CORE LINES	—
Discontinued Lines	—
GRAND TOTAL	91,812

POLICY ACQUISITION EXP.
Ocean Marine	—
Inland Marine/Fire	—
Other Liabilities	—
MMO Agencies	—

SUBTOTAL CORE LINES	—
Discontinued Lines	—

GRAND TOTAL	41,005

G & A Expenses	37,897
Interest Expense	6,715
Investment Income	33,750
Comm, Other Inc, Real. Gain/Loss, OTTI	0

Pre-tax Income	31,201
Income Taxes	9,984

NET INCOME	21,217

Shares Outst. (EPS Count)	8,700
EPS	2.44
Book Value	27.04
RATIOS
Losses Inc./ Net Prem. Earned	52.5%
Policy Acq. / Net Prem. Earned	23.4%
Gen. & Admin. / Net Prem. Earned	21.7%
Expense Ratio	45.1%
Loss Ratio	52.5%
Combined Ratio	97.6%
The inclusion of the projections in this Proxy Statement should not be regarded as an indication that these projections will be predictive of actual future results, and the forecasts should not be relied upon as such. We do not intend to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error. The projections are forward-looking statements. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.

Certain Effects of the Merger
If the merger agreement is approved and adopted by our shareholders and certain other conditions to the closing of the merger are either satisfied or waived, Merger Sub will be merged with and into NYMAGIC, and NYMAGIC will be the surviving corporation and a wholly-owned subsidiary of ProSight Specialty Insurance.
Upon completion of the merger, each outstanding share of common stock of NYMAGIC (other than any common shares held by NYMAGIC as treasury shares, any shares held by ProSight Specialty Insurance or Merger Sub, or any shares held by our subsidiaries) will be cancelled and converted into the right to receive $25.75 in cash, without interest and less any applicable withholding taxes. Shares of NYMAGIC common stock held by our subsidiaries will remain outstanding, with appropriate adjustment to the number thereof to preserve such subsidiary’s relative ownership percentage.
Following the merger, the entire equity in the surviving corporation will be owned by ProSight Specialty Insurance. If the merger is completed, our shareholders will have no interest in our net book value or net earnings, and ProSight Specialty Insurance will be the sole beneficiary of our future earnings and growth, if any. Similarly, ProSight Specialty Insurance will also bear the risks of ongoing operations, including the risks of any decrease in our value after the merger and the operational and other risks related to the surviving corporation.
Our common shares are currently listed on the NYSE under the symbol “NYM.” Following the completion of the merger, NYMAGIC will cease to be a publicly traded company and will instead become a wholly-owned subsidiary of ProSight Specialty Insurance. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to NYMAGIC common stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the merger, our common stock will no longer be listed on any exchange or quotation system, including the NYSE, and price quotations will no longer be available.
Effects on NYMAGIC if the Merger is Not Completed
If the merger agreement is not approved and adopted by our shareholders, or if the merger is not completed for any other reason, shareholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and our common shares will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, we expect that our management will operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the insurance industry, and general industry, economic, regulatory and market conditions. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your common shares. From time to time, our board of directors will evaluate and review, among other things, our business operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the merger agreement is not approved and adopted by our shareholders, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to us will be offered, or that our business, prospects or results of operations will not be adversely impacted.
If the merger is not completed, we also will remain liable for our transaction costs, including legal and accounting fees. In addition, in certain circumstances, we may be required to pay ProSight Specialty Insurance a termination fee of up to $9.3 million. See “THE MERGER AGREEMENT — TERMINATION FEE” beginning on page [•].
Interests of NYMAGIC’s Directors and Executive Officers in the Merger
In considering the recommendation of the board of directors with respect to the merger, holders of shares of common stock should be aware that certain of our executive officers and directors have interests in the merger that may be different from, or in addition to, those of our shareholders generally. The board of directors was aware of these interests and considered these interests, among other matters, in reaching its decision to approve the merger agreement and to recommend that our shareholders vote in favor of approving and adopting the merger agreement. These interests include those described below.

Treatment of Stock Options
Upon consummation of the merger, the unexercised portion of each then outstanding NYMAGIC option will vest in full, to the extent unvested, and will be cancelled, terminated and converted into the right to receive an amount in cash equal to the excess, if any, of (i) $25.75 over (ii) the exercise price payable in respect of such shares of NYMAGIC common stock subject to such option and any required withholding taxes. No consideration will be received in respect of stock options with an exercise price that equals or exceeds $25.75 per share.
In connection with the approval of the merger, the board extended the period for former board members to exercise options that were vested at the time of departure from the board, but would otherwise not be exercisable due to NYMAGIC’s blackout policy. No extension was granted for unvested options.
As of August 10, 2010, the most recent practicable date before the printing of this Proxy Statement, NYMAGIC’s executive officers and directors held, in the aggregate, 12,500 unvested stock options that will vest and be cancelled and converted into the right to receive the amount in cash as set forth in the following table:

Unvested Options Held by Executive Officers and Directors That Vest Due to the Merger
		Number of Unvested
Name	Exercise Price	Shares	Total Option Spread(1)
Ferro, Dennis H.	$12.41	7,500	$100,050
Trumbull, George R. III	$21.94	5,000	$19,050

TOTAL		12,500	$119,100

(1)	Based on the merger consideration of $25.75, less the exercise price of the unvested stock options.
Treatment of Stock-Based Awards
Upon the consummation of the merger, each right of any kind (other than options) to receive shares of NYMAGIC common stock or to receive benefits measured by the value of a number of shares of NYMAGIC common stock, and each award of any kind consisting of shares of NYMAGIC common stock, in each case, granted under NYMAGIC’s equity plans (including restricted share units, whether vested or unvested, deferred share units and performance share units for which the performance targets have been achieved) (each of these awards, other than options, is sometimes referred to in this Proxy Statement as a stock-based award), will be cancelled and converted automatically into the right to receive upon the consummation of the merger an amount in cash equal to (i) the number of NYMAGIC common shares issuable upon settlement of such stock-based award multiplied by $25.75, plus (ii) in accordance with the applicable equity plans and applicable award agreements, any interest and the value of any dividend rights credited with respect to any such stock-based award, minus (iii) any required withholding taxes.
As of August 10, 2010, the most recent practicable date before the printing of this Proxy Statement, NYMAGIC’s executive officers and directors hold, in the aggregate, 100,000 unvested shares underlying stock-based awards that will vest and be cancelled and converted into the right to receive the amount in cash as set forth in the following table:

Unvested Stock-Based Awards Accelerated Due to the Merger
	Number of Unvested	Value of Unvested
Names	Shares/Units	Shares/Units(1)
Anderson, John R	—	—
Angiolillo, Glenn	—	—
Artinian, Ronald J.	—	—
Baily, John T.	—	—
Blackman, John N.	—	—

Unvested Stock-Based Awards Accelerated Due to the Merger
	Number of Unvested	Value of Unvested
Names	Shares/Units	Shares/Units(1)
Blackman, Mark W.	8,000	$206,000
Ferro, Dennis H.	—	—
Hart, Paul J.	14,000	$360,500
Hoffman, David E.	—	—
Iacopelli, Thomas J.	14,000	$360,500
Kallop, A. George(2)	—	—
McAndrew, Timothy B.	8,500	$218,875
Michaelcheck, William J.	—	—
Shaw, William D. Jr.	—	—
Simses, Robert G.	10,000	$257,500
Skoch, Edwin A.	7,500	$193,125
Sutcliffe, George	8,000	$206,000
Trumbull, George R. III	20,000	$515,000
Yanoff, Glen R.	10,000	$257,500
Young, David W.	—	—

TOTAL	100,000	$2,575,000

(1)	Based on the merger consideration of $25.75.

(2)	Mr. Kallop retired on April 2, 2010.
NYMAGIC Services, Employment and Consulting Agreements
Information concerning executive compensation and employment matters, including compensation paid by NYMAGIC to its directors and certain of its executive officers for the fiscal year ended December 31, 2009, is set forth in the Proxy Statement filed on April 5, 2010, under the headings “Compensation of Executive Officers — Compensation Discussion and Analysis,” and “Compensation of Directors” which sections of such Proxy Statement are incorporated herein by reference.
NYMAGIC maintains employment and services agreements with certain of its executive officers, including employment agreements with Paul J. Hart, Thomas J. Iacopelli, Timothy B. McAndrew, George Sutcliffe, George R. Trumbull, III and Glenn R. Yanoff. In addition, NYMAGIC maintains an engagement agreement with its chairman, Robert G. Simses. Under these agreements, the executive officers and Mr. Simses may become entitled to the compensation and benefits set forth below.
One executive of NYMAGIC ceased to be employed by us during the current fiscal year. On April 2, 2010, NYMAGIC entered into an agreement with A. George Kallop pursuant to which Mr. Kallop resigned as President and Chief Executive Officer of NYMAGIC, effective on April 2, 2010, and Mr. Kallop agreed to be reasonably available for advice and counsel to the Chairman and to the President and Chief Executive Officer until December 31, 2010. Mr. Kallop will become entitled to cash out of his options and stock-based awards in connection with the merger.

Mr. Simses
On July 8, 2008, NYMAGIC entered into a three-year engagement agreement with Robert G. Simses, Chairman of our board of directors (the “Simses Engagement Agreement”), effective May 21, 2008 through May 21, 2011. Under the Simses Engagement Agreement, the term of Mr. Simses’s engagement with NYMAGIC will terminate immediately upon the consummation of the merger. Upon such termination, he will be entitled to:
(i)	Retainer earned through the date of termination, paid in a single lump sum within 15 days of such termination;
(ii)	Retainer he would have received if he had continued the engagement through May 21, 2011, paid in a single lump sum within 15 days of such termination;
(iii)	Full vesting of any restricted share unit grants, deferred stock awards, and stock options outstanding at the time of termination;
(iv)	Settlement of all deferred compensation arrangements; and
(v)	Other or additional benefits then due or earned, payable in accordance with applicable plans and programs of NYMAGIC.
Mr. Simses’s annual retainer is $150,000.
Mr. Trumbull
Under Mr. Trumbull’s agreement with NYMAGIC, dated March 12, 2010, if Mr. Trumbull is terminated by NYMAGIC (or its successors or assigns) for any reason, with or without cause, he will be entitled to:
(i)	Base salary earned through the date of termination;
(ii)	Cash bonus, at the sole discretion of the human resources committee of the board of directors; and
(iii)	Full vesting of any restricted share unit grants or deferred stock awards outstanding at the time of termination, at the sole discretion of the board of directors.
Pursuant to the merger agreement, Mr. Trumbull’s restricted share unit grants or deferred stock awards outstanding at the time of the consummation of the merger will be cancelled and converted into the right to receive the merger consideration. SEE “THE MERGER AGREEMENT — TREATMENT OF OPTIONS AND STOCK-BASED AWARDS” beginning on page [•].
Mr. Trumbull’s monthly salary is $42,000.
Mr. Skoch
Edwin A. Skoch is not party to an employment agreement. Mr. Skoch’s annual base salary is $325,000. Under the NYMAGIC Severance Policy, if ProSight Specialty Insurance does not offer Mr. Skoch an employment position to commence within 30 days of his termination, at a base salary that is no more than 10% less than his current base salary and is located within 50 miles of his current place of employment, he is entitled to receive two weeks of base salary for each year of employment, to be paid in accordance with regular payroll practices.
Messrs. Hart, Iacopelli, McAndrew and Sutcliffe
Messrs. Hart, Iacopelli, McAndrew and Sutcliffe have entered into employment agreements with NYMAGIC, effective January 1, 2010 through December 31, 2012 (each a “January 2010 Agreement”). Under each January 2010 Agreement, if the executive is terminated without cause within six months prior to, on the date of, or following the consummation of the merger, the executive will be entitled to:
(i)	A lump sum cash payment equal to the greater of:
(a)	two years of base salary at the rate in effect immediately prior to the termination or, following the consummation of the merger, at the highest rate in effect following the consummation of the merger; or
(b)	the product of one-twelfth the base salary at the rate in effect immediately prior to the termination, multiplied by the number of months between the termination date and December 31, 2012;

(ii)	Target incentive bonus, prorated based on the number of months elapsed in the calendar year of termination;

(iii)	Base salary earned through the date of termination, paid within five days of the termination;

(iv)	Any earned but unpaid bonus due for the calendar year prior to the year of the termination, paid in accordance with the terms of the bonus plan;

(v)	Any unpaid expense reimbursement owed, paid within 30 days of the termination; and

(vi)	Other or additional benefits then due or earned, payable in accordance with applicable plans and programs of NYMAGIC.
Under each January 2010 Agreement, if the executive terminates employment for good reason within two years following the consummation of the merger, the executive will be entitled to:
(i)	A lump sum cash payment equal to two years of base salary at the rate in effect immediately prior to the termination or, if higher, immediately prior to a reduction in base salary that provides the executive with good reason to terminate employment;

(ii)	Target incentive bonus, prorated based on the number of months elapsed in the calendar year of the termination; and

(iii)	The benefits described in (iii) to (vi) immediately above.
Under each January 2010 Agreement, if the executive is terminated without cause at any time, the executive will be entitled to:
(i)	A lump sum cash payment equal to the sum of (1) one -twelfth the base salary at the rate in effect immediately prior to the termination, multiplied by the number of months between the termination date and December 31, 2012, and (2) the executive’s target incentive bonus, prorated based on the number of months elapsed in the calendar year of the termination; and

(ii)	The benefits described in (iii) immediately above.
Under each January 2010 Agreement, the term “good reason” generally means without the executive’s prior written consent, (i) a material reduction in base salary, (ii) the assignment to duties materially inconsistent with the executive’s position or a material diminution in such position, (iii) a failure by NYMAGIC to cause a successor to fully assume the January 2010 Agreement, or (iv) a material breach of the January 2010 Agreement. In each case, the executive must notify NYMAGIC within 30 days, and NYMAGIC must fail to cure the event within 30 days after receiving the executive’s notice. “Cause” generally exists if the executive (i) breaches the restrictive covenants set forth in the January 2010 Agreement, (ii) is convicted of a felony or pleads guilty or nolo contendere to a felony, (iii) commits gross neglect or willful gross misconduct of his duties, resulting in material harm to NYMAGIC, (iv) fails to cooperate with any investigation of the business practices after our board of directors requests that the executive cooperate, (v) substantially and continuously refuses to perform his duties, or (vi) violates a material NYMAGIC policy.
The annual base salary for Mr. Hart is $300,000, for Mr. Iacopelli is $275,000, for Mr. McAndrew is $325,000 and for Mr. Sutcliffe is $230,000. The target incentive bonus for Mr. Hart is 50% of base salary, for Mr. Iacopelli is 50% of base salary, for Mr. McAndrew is 30% of base salary and for Mr. Sutcliffe is 40% of base salary.
NYMAGIC can condition severance under each January 2010 Agreement on the executive signing a release of claims against NYMAGIC.

Mr. Yanoff
Mr. Yanoff has entered into an employment agreement with NYMAGIC, effective September 23, 2009 through April 30, 2013 (the “Yanoff Agreement”). Under the Yanoff Agreement, if Mr. Yanoff is terminated without cause or for good reason (each as defined below) prior to April 30, 2013, he will be entitled to:
(i)	The base salary he would have received if he had continued to be employed by NYMAGIC through April 30, 2013, paid in accordance with the regular payroll practices of NYMAGIC;

(ii)	The guaranteed bonus for calendar years 2010, 2011 and 2012, paid in March 2011, March 2012 and March 2013, respectively;

(iii)	Full vesting of any restricted share unit grants outstanding at the time of termination;

(iv)	Immediate vesting of all outstanding performance compensation awards for which target performance has been achieved, paid on the day following the six-month anniversary of the termination;

(v)	Other or additional benefits then due or earned, payable in accordance with applicable plans and programs of NYMAGIC; and

(vi)	Base salary earned through the date of termination, paid in a single lump sum within 15 days of the termination.
NYMAGIC can condition severance under the Yanoff Agreement on Mr. Yanoff signing a release of claims against NYMAGIC.
The annual base salary for Mr. Yanoff is $400,000 and his guaranteed annual incentive award is $75,000 for each of 2010, 2011 and 2012.
Under the Yanoff Agreement, the term “good reason” generally means without Mr. Yanoff’s prior written consent, (i) a failure of NYMAGIC to pay any compensation or benefits set forth in the Yanoff Agreement, (ii) the assignment to duties inconsistent with Mr. Yanoff’s position or a diminution in such position, (iii) a failure by NYMAGIC to cause a successor to fully assume the Yanoff Agreement, or (iv) a material breach of the Yanoff Agreement; in each case, if NYMAGIC fails to cure the event within 30 days of receiving Mr. Yanoff’s written notice. “Cause” generally exists if Mr. Yanoff (i) breaches the restrictive covenants set forth in the Yanoff Agreement, (ii) is convicted of a felony or pleads guilty or nolo contendere to a felony, (iii) commits gross neglect or willful gross misconduct of his duties, resulting in material harm to NYMAGIC, (iv) fails to cooperate with any investigation of the business practices after our board of directors requests that Mr. Yanoff cooperate, (v) substantially and continuously refuses to perform his duties, or (vi) violates a material NYMAGIC policy.
The following tables summarize the value of the payments and benefits that the executive officers and directors could receive in connection with the merger.

Payments due upon the Consummation of the Merger
		Total	Total	Value of	Value of
		Unvested	Vested	Unvested	Performance-	Settlement of
	Cash	Option	Option	Stock-Based	Based	Deferred	Other
Name	Payments	Spread(1)	Spread(1)	Awards(2)	Awards	Compensation	Benefits	TOTAL
Anderson	—	—	$112,800	—	—	$131,093	$5,449	$249,342
Angiolillo	—	—	$112,800	—	—	$364,723	$14,046	$491,569
Artinian	—	—	$10,250	—	—	$196,086	$3,963	$210,299
Baily	—	—	$70,600	—	—	$289,585	$8,310	$368,495
J. Blackman	—	—	—	—	—	—	—	—
M. Blackman	—	—	—	—	—	$1,122,880	$71,242	$1,194,122
Ferro	—	$100,050	$33,350	—	—	$266,744	$3,339	$403,483
Hart	—	—	$180,480	$257,500	—	$412,000	$59,854	$909,834
Hoffman	—	—	—	—	—	$381,615	$15,091	$396,706
Iacopelli	—	—	$181,400	$257,500	—	$515,000	$64,443	$1,018,343

Payments due upon the Consummation of the Merger
			Total	Total	Value of	Value of
			Unvested	Vested	Unvested	Performance-	Settlement of
	Cash		Option	Option	Stock-Based	Based	Deferred	Other
Name	Payments		Spread(1)	Spread(1)	Awards(2)	Awards	Compensation	Benefits	TOTAL
Kallop	—		—	$1,075,000	—	$141,625	—	—	$1,216,625
McAndrew	—		—	$112,800	$193,125	—	$87,550	$46,063	$439,538
Michaelcheck	—		—	$112,800	—	—	$327,257	$12,069	$452,126
Shaw	—		—	—	—	—	$428,712	$15,340	$444,052
Simses	$112,500	(3)	—	$220,300	$257,500	—	$672,848	$32,729	$1,295,877
Skoch	—		—	—	$167,375	—	$38,625	$5,320	$211,320
Sutcliffe	—		—	—	$180,250	—	$103,000	$31,079	$314,329
Trumbull	—		$19,050	$126,550	$515,000	—	$190,421	$9,865	$860,886
Yanoff	—		—	$112,800	$257,500	—	$58,581	$44,543	$473,424
Young	—		—	$70,600	—	—	$366,835	$11,758	$449,193

Payments due upon a Termination Without Cause or for Good Reason in Connection With the Merger
					Value of
					Unvested		Value of
	Reason for			Total Option	Stock-Based		Performance-	Other
Name	Termination	Cash Severance		Spread(1)	Awards(2)		Based Awards	Benefits	TOTAL
Hart	Without Cause	$787,500	(4)	—	$257,500		—	$28,846	$1,073,846
	Good Reason	$712,500	(5)						$998,846
Iacopelli	Without Cause	$721,875	(4)	—	$257,500		—	$26,442	$1,005,817
	Good Reason	$653,125	(5)						$937,067
McAndrew	Without Cause	$804,375	(4)	—	$193,125		—	$37,500	$1,035,000
	Good Reason	$723,125	(5)						$953,750
Skoch	Not Applicable	—		—	$167,375		—	—	$167,375
Simses	Automatically upon the merger	$112,500	(3)	—	$257,500		—	—	$370,000
Sutcliffe	Without Cause	$586,500	(4)	—	$180,250		—	$22,115	$788,865
	Good Reason	$529,000	(5)						$731,365
Trumbull	Any Reason	$19,050	(6)(7)	—	$515,000	(8)	—	—	$534,050
Yanoff	Without Cause or	$1,258,333	(8)	—	$257,500		—	$38,462	$1,554,295
	for Good Reason

(1)	Based on the merger consideration of $25.75, less the exercise price of the unvested stock option.

(2)	Based on the merger consideration of $25.75.

(3)	This amount represents the retainer Mr. Simses would have received if he had continued his engagement with NYMAGIC through May 21, 2011. For purposes of this table, it is assumed that the consummation of the merger occurred on September 30, 2010.

(4)	The amounts in this row represent the cash severance the executive is entitled to receive if the executive is terminated without cause within six months prior to, on the date of, or following the consummation of the merger, equal to the sum of (i) a lump sum cash payment equal to the greater of (a) two years of base salary at the rate in effect immediately prior to the termination or, if following the consummation of the merger, at the highest rate in effect following the consummation of the merger, or (b) one-twelfth the base salary at the rate in effect immediately prior to the termination, multiplied by the number of months between the termination date and December 31, 2012, and (ii) target incentive bonus, prorated based on the number of months elapsed in the calendar year of the termination. For purposes of this table, it is assumed that the termination of employment occurred on September 30, 2010.

(5)	The amounts in this row represent the cash severance the executive is entitled to receive if the executive terminates employment for good reason within two years following the consummation of the merger, equal to the sum of (i) a lump sum cash payment equal to two years of base salary at the rate in effect immediately prior to the termination or, if higher, immediately prior to a reduction in base salary that provides the executive with good reason to terminate employment; and (ii) target incentive bonus, prorated based on the number of months elapsed in the calendar year of the termination. For purposes of this table, it is assumed that the termination of employment occurred on September 30, 2010.

(6)	The amount of the cash bonus Mr. Trumbull could receive is at the sole discretion of the Human Resources Committee of the board of directors.

(7)	The amounts in this row represent the value of the full vesting of any stock-based awards outstanding at the time of the merger. Although Mr. Trumbull’s employment agreement provides that such awards will only vest if the board of directors exercises its discretion, the terms of the merger agreement provide for the acceleration and cash-out of all options and stock-based awards. See “THE MERGER AGREEMENT — TREATMENT OF OPTIONS AND STOCK-BASED AWARDS” beginning on page [•].

(8)	The amounts in this row represent the sum of annual salary from September 30, 2010 through April 30, 2013 and the annual guaranteed bonus for each of 2010, 2011 and 2012.
ProSight Specialty Insurance Employment and Consulting Agreements
Messrs. Hart, Iacopelli, McAndrew and Yanoff are currently negotiating employment agreements with ProSight Specialty Insurance which could provide compensation and benefits different from, or in addition to, the compensation and benefits described on page [•] of this Proxy Statement under the heading “THE MERGER — NYMAGIC SERVICES, EMPLOYMENT AND CONSULTING AGREEMENTS.” The terms of these agreements cannot be known at this point. While ProSight Specialty Insurance has requested, and been granted, the opportunity to begin discussions with the executive officers regarding future employment opportunities following the effective time of the merger, as of the date of this Proxy Statement, none of the executive officers has entered into any agreement or understanding with ProSight Specialty Insurance regarding employment with, or the right to receive equity compensation awards from or make a personal investment in, ProSight Specialty Insurance after the effective time of the merger. Executives who are retained may enter into employment arrangements that provide the opportunity to invest in the equity of the acquired company and/or may be provided equity or equity-linked awards and incentives. As stated above, no such arrangements exist as of the date of this Proxy Statement. The Sponsors and Mr. Yanoff are currently in discussions with respect to Mr. Yanoff seeking alternative employment for himself and other employees of NYMAGIC’s MMO Agencies division.
Amended and Restated Voting Agreement
On February 20, 2002, certain NYMAGIC shareholders entered into a voting agreement, which was amended on March 1, 2002, January 27, 2003, March 12, 2003 and February 24, 2004, with Mariner Partners, Inc., which we refer to as Mariner (a professional asset management company of which William J. Michaelcheck, a former member of our board of directors, is the beneficial owner of a substantial number of shares). This voting agreement was substantively amended and restated on October 12, 2005 and amended and restated again on October 15, 2008, in order to conform its embedded option with Section 409A of the Internal Revenue Code (as amended and restated, the “Amended and Restated Voting Agreement”). The Amended and Restated Voting Agreement relates to approximately 15.90% of NYMAGIC’s issued and outstanding shares of common stock as of the record date. It grants Mariner an option to purchase 1,350,000 shares of common stock from the participating shareholders and entitles each party to the agreement to designate certain individuals for nomination as directors of NYMAGIC. NYMAGIC is not a party to the Amended and Restated Voting Agreement.
The following parties have entered into the Amended and Restated Voting Agreement: (i) Mariner; (ii) Mark W. Blackman, a former member of our board of directors and NYMAGIC’s former Executive Vice President and Chief Underwriting Officer; (iii) Lionshead Investments, LLC, which we refer to as Lionshead, of which John N. Blackman, Jr., a member of our board of directors from 1975 until 2004, and his spouse are managing members; and (iv) Robert G. Simses, the Chairman of our board of directors, as trustee of Louise B. Tollefson 2000 Florida Intangible Tax Trust, referred to as 2000 FITT, and Louise B. Blackman Tollefson Family Foundation, referred to as the Foundation.

Mr. Blackman, Lionshead and Mr. Simses are referred to below as the “Participating Shareholders” under the Amended and Restated Voting Agreement. The Participating Shareholders have agreed to certain matters as described below with respect to 225,000 shares held by each of Mr. Blackman and Lionshead, and 900,000 shares held by 2000 FITT and the Foundation, which we refer to as the Voting Shares. Additional information concerning the shares held by Mr. Blackman, Lionshead, 2000 FITT and the Foundation is contained on page [•] of this Proxy Statement under the heading “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.”
Voting
In accordance with the Amended and Restated Voting Agreement, the Participating Shareholders authorized Mariner, with the approval of any two of the three Participating Shareholders, to vote all Voting Shares at all shareholder meetings and adjournments of the meetings or on any action or approval by written consent of NYMAGIC shareholders. If any two of the three Participating Shareholders fail to approve a vote by Mariner on any matter, Mariner will not vote on that matter, but (except as set forth below) Mariner’s failure to vote with respect to any matter as a result of the provisions of the Amended and Restated Voting Agreement will not entitle the Participating Shareholders to instead vote their respective Voting Shares on that matter. However, for matters involving (i) the merger or consolidation of NYMAGIC, (ii) the sale of all or substantially all of NYMAGIC’s assets, (iii) NYMAGIC’s dissolution and/or liquidation and (iv) any recapitalization or stock offering of NYMAGIC (each referred to as a Significant Event), if any two of the three Participating Shareholders fail to approve a vote by Mariner on a Significant Event, Mariner will not vote on that matter, but Participating Shareholders may instead vote their respective Voting Shares regarding the Significant Event.
Nominations to the Board of Directors
Under the Amended and Restated Voting Agreement, Mariner is entitled to nominate four candidates for election to the NYMAGIC board of directors, Mr. Blackman and Lionshead are each entitled to nominate one candidate, Mr. Simses is entitled to nominate two candidates and the Chief Executive Officer of NYMAGIC is entitled to nominate three candidates for a total of 11 nominees. Provided that they are legally qualified to serve as directors, Mariner is obligated to vote the Voting Shares in favor of the Participating Shareholders’ nominees.
The following candidates were nominated for election to the NYMAGIC board of directors at the 2009 annual meeting pursuant to the provisions of the Amended and Restated Voting Agreement: Mariner nominated William J. Michaelcheck, George R. Trumbull, III, A. George Kallop and William D. Shaw, Jr.; Mark W. Blackman nominated Glenn Angiolillo; Lionshead nominated John R. Anderson; Robert G. Simses nominated himself and Ronald J. Artinian; and A. George Kallop, our former President and Chief Executive Officer, nominated David W. Young, John T. Baily and David E. Hoffman. The board of directors, without reference to the Amended and Restated Voting Agreement, nominated the following candidates for election to the NYMAGIC board of directors at the 2010 annual meeting: Glenn Angiolillo, John T. Baily, Dennis H. Ferro, William D. Shaw, Jr., Robert G. Simses, George R. Trumbull, III and David W. Young, all of whom were elected. The Participating Shareholders did not nominate candidates for election to the board of directors for the 2010 annual meeting.
Option
The Amended and Restated Voting Agreement also gives Mariner the right to purchase up to 1,350,000 shares of our common stock from the Participating Shareholders. The option exercise price per share is based on the date the option is exercised. At the time the voting agreement was originally signed, the option exercise price was $19.00, with the exercise price increasing $0.25 per share every three months, subject to deduction for dividends paid. The exercise price as of August 15, 2010 was $25.44 per share. Generally, Mariner’s option will expire 30 days after the termination of the Amended and Restated Voting Agreement. However, if the Amended and Restated Voting Agreement is terminated prior to December 31, 2010 by unanimous written notice from the Participating Shareholders, then the option will continue in full force and effect until the close of business on December 31, 2010.

Transferability of the Option
The option granted to Mariner is not transferable except in certain instances, with the assignee agreeing to be bound to the Amended and Restated Voting Agreement. Mariner is permitted to assign the option, in whole or in part, to any one or more of William J. Michaelcheck, a former director of NYMAGIC, William D. Shaw, Jr., George R. Trumbull, III and A. George Kallop, or any other individual employed by or acting as a consultant for Mariner in connection with NYMAGIC. With the written consent of at least two Participating Shareholders, Mariner or any assignee as described above is permitted to assign the option, in whole or in part, to any one or more other persons. On April 4, 2002, Mariner entered into an agreement with each of Messrs. Shaw and Kallop, pursuant to which Messrs. Shaw and Kallop each was assigned beneficial ownership of an option covering 315,000 shares of NYMAGIC. On April 12, 2005, Mariner entered into an agreement with Mr. Trumbull, pursuant to which he was assigned beneficial ownership of an option covering 450,000 shares of NYMAGIC. The agreement between Mr. Shaw and Mariner was, however, subsequently terminated, and the agreements with Messrs. Kallop and Trumbull were subsequently modified by reducing the number of option shares assigned to them from 315,000 to 236,250, and from 450,000 to 337,500, respectively.
Termination
The Amended and Restated Voting Agreement will terminate upon the earliest to occur of: (i) December 31, 2010; (ii) the merger or consolidation of NYMAGIC into another corporation; (iii) the sale of all or substantially all of NYMAGIC’s assets or its dissolution and/or its liquidation; (iv) immediately upon the resignation of Mariner or (v) upon written notice of termination to Mariner from all of the Participating Shareholders.
Subject to NYMAGIC’s by-laws, any Participating Shareholder may, acting reasonably, at any time and from time to time replace any director nominated by him or nominate a successor and Mariner is obligated to use reasonable efforts to elect and vote the Voting Shares in favor of the Participating Shareholder’s replacement director or successor. Mariner may not, without the consent of a Participating Shareholder, vote the Voting Shares to remove a director nominated by that Participating Shareholder.
Relationships and Transactions with Mariner Partners, Inc.
Certain of our directors and officers have relationships and have engaged in transactions with Mariner. In accordance with the terms of a letter agreement between Mariner and Mr. Trumbull, dated April 12, 2005, and amended on October 12, 2005, January 9, 2008 and October 15, 2008, Mr. Trumbull is entitled to receive a portion of total fees paid by NYMAGIC to Mariner as compensation in consideration of services provided to Mariner relating to NYMAGIC. Mr. Trumbull earned $361,117 for services rendered to Mariner in 2009. Mr. Trumbull was a shareholder in Mariner from 2002 to 2004.
NYMAGIC, New York Marine And General Insurance Company and Gotham Insurance Company entered into an investment management agreement with Mariner effective October 1, 2002 that was amended and restated on December 6, 2002 and Southwest Marine And General Insurance Company entered into an investment management agreement with a Mariner affiliate, Mariner Investment Group, Inc. on March 1, 2007 (referred to as the Investment Management Agreements). Under the terms of the Investment Management Agreements, Mariner manages NYMAGIC’s investment portfolio. Fees to be paid to Mariner are based on a percentage of the investment portfolio as follows: 0.20% of liquid assets, 0.30% of fixed maturity investments and 1.25% of limited partnership (hedge fund) investments. Investment fees incurred in 2009 under the Investment Management Agreement with Mariner were $2,076,281. NYMAGIC believes that the terms of the foregoing transactions are not less favorable than could be obtained by NYMAGIC from unrelated parties on an arms-length basis. The investment management fees paid to Mariner were arrived at through negotiations between NYMAGIC and Mariner. All then current directors participated in the discussion of the Investment Management Agreements. In accordance with NYMAGIC’s conflict of interest policy, the Investment Management Agreements were approved by independent committees of NYMAGIC’s board of directors, which consisted of all directors who were neither Mariner affiliates nor Participating Shareholders under the Amended and Restated Voting Agreement.

In 2003, NYMAGIC acquired a 100% interest in a limited partnership hedge fund, Mariner Tiptree (CDO) Fund I, L.P., subsequently known as Tricadia CDO Fund, L.P. and since June 2008 known as Altrion Capital, L.P. (which we refer to as Altrion). Altrion was originally established to invest in collateralized debt obligation securities, collateralized loan obligation securities, credit related structured securities and other structured products, as well as commercial loans, that are arranged, managed or advised by a Mariner affiliated company, Tricadia Capital, LLC. (which we refer to as Tricadia Capital). In 2003, NYMAGIC made an investment of $11.0 million in Altrion. Additional investments of $4.65 million, $2.7 million and $6.25 million were made in 2004, 2005 and 2007, respectively. NYMAGIC was previously committed to providing an additional $15.4 million, or a total of approximately $40 million, in capital to Altrion by August 1, 2008. Altrion, however, waived its right to require NYMAGIC to contribute its additional capital commitment of $15.4 million and, accordingly, NYMAGIC’s obligation to make such capital contribution has expired. Under the provisions of the Altrion limited partnership agreement, Tricadia Capital is entitled to 50% of the net profit realized upon the sale of certain obligations held by NYMAGIC. Investment expenses incurred and payable under this agreement for the year ended December 31, 2009 were $0 and were based upon the fair value of those securities held and sold for the year ended December 31, 2009. The limited partnership agreement also provides for other fees payable to Tricadia Capital based upon the operations of the hedge fund, but there were no other fees incurred in 2009. NYMAGIC redeemed its remaining interest in Altrion effective December 31, 2009, resulting in NYMAGIC receiving approximately a $35 million direct investment in Tiptree, $7.3 million in cash, $1.1 million in commercial loans and $118,000 in private equity. As of December 31, 2009, the majority of Tiptree’s assets were invested in cash, fixed income, equity securities, and commercial real estate. NYMAGIC believes that the terms of the foregoing transactions are no less favorable than could be obtained by NYMAGIC from unrelated persons on an arms’ length basis.
Mr. Simses, Chairman of our board of directors, serves without compensation on the board of directors of Tiptree, which is also managed by Tricadia Capital. Mr. Simses may be deemed the beneficial owner of 133,333, or 1.40%, of Tiptree’s limited partnership units. Such holdings consist entirely of limited partnership interests held by the William H. Pitt Foundation, of which Mr. Simses is a director, President and Chief Operating Officer. Mr. Simses disclaims beneficial ownership of all shares held by the William H. Pitt Foundation. Mr. Simses is an attorney at Simses & Associates, which also has an investment affiliation with Mariner.
William D. Shaw, Jr. is a shareholder of Mariner Investment Group, Inc. and a member of its management and investment committees. Mr. Shaw was employed at Mariner from 2000 to 2001. Mr. Shaw has been the managing member of Mariner LLC, an investment company not directly affiliated with Mariner, since 1999.
As of December 31, 2009, NYMAGIC held $84,471,510 in limited partnership interests in hedge funds which are directly managed by Mariner.
Relationships and Transactions with Conning Capital Partners VI, LP
NYMAGIC entered into a Securities Purchase Agreement with Conning Capital Partners VI, LP, referred to as CCPVI, on January 31, 2003. Under the terms of the agreement, NYMAGIC sold 400,000 investment units to CCPVI, which consisted of one share of NYMAGIC common stock and an option to purchase an additional share of common stock from NYMAGIC. CCPVI paid $21.00 per unit resulting in $8.4 million in proceeds to NYMAGIC. In accordance with the Option Certificate, the options would have expired on January 31, 2008. The exercise price is based on a variable formula (which was attached as an exhibit to NYMAGIC’s Form 8-K filed with the SEC on February 4, 2003). On March 22, 2006, NYMAGIC entered into an agreement to amend and restate the original Option Certificate granted under the Securities Purchase Agreement, dated January 31, 2003. The Amended and Restated Option Certificate, dated March 22, 2006, decreased the number of shares of NYMAGIC common stock that are to be issued upon the exercise of the option from 400,000 to 300,000 and extended the term from January 31, 2008 to December 31, 2010. There were no options exercised by CCPVI during any of the years presented herein. The option exercise price calculated at December 31, 2008 was $24.09 per share. CCPVI and its affiliated parties also beneficially own 600,000 shares of common stock of NYMAGIC. David Young has been a Partner of CCP Equity Partners, LLC since 2001. Mr. Young’s board seat was granted to CCPVI in consideration of its investment. Mr. Young was nominated to NYMAGIC’s board of directors in 2009 by A. George Kallop pursuant to the Amended and Restated Voting Agreement, however, he was nominated in 2010 without reference to the Amended and Restated Voting Agreement. Proceeds of the merger paid to CCPVI, combined with the returns of all investments of that fund, could result in a payment to Mr. Young in the form of carried interest. John Baily, another member of our board of directors, has made a sidecar investment of approximately $50,000 in CCPVI.
Relationships with GSCP and Its Affiliates
Certain of NYMAGIC’s officers and directors have, or previously had, relationships with affiliates of GSCP:
•	John Baily is a director and member of the Investment Committee of Endurance Specialty Holdings, Ltd., which uses certain affiliates of GSCP as an investment advisor;

•	Dennis H. Ferro used affiliates of GSCP for advice and investment banking and securities trading while working at Evergreen Investment Management Company from 1999 to 2008; and

•	other shareholders of Mariner are former partners of affiliates of GSCP’s affiliated companies and remain shareholders thereof.
Financing of the Merger
The purchase price will be funded by equity capital drawn from private investment funds managed by GSCP and TPG.
Regulatory Approvals
Antitrust
The acquisition transaction is subject to antitrust laws. However, because the acquisition of NYMAGIC by ProSight Specialty Insurance is not believed to be subject to the reporting and waiting provisions of the HSR Act, no filings have been made or are presently contemplated with the DOJ and the FTC. Nevertheless, the DOJ or the FTC as well as, in certain circumstances, foreign governmental entities, state attorneys general or private persons, may challenge the transaction at any time before or after its completion.
Insurance Regulations
The insurance laws and regulations of all 50 U.S. states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands generally require that, prior to the acquisition of control of an insurance company, either through the acquisition of or merger with the insurance company or a holding company of that insurance company, the acquiring party obtain approval from the insurance commissioner of the insurance company’s state of domicile and any state in which an insurance company is commercially domiciled.
In connection with this state approval and notification process, ProSight Specialty Insurance has made formal filing applications for approval of the merger with the insurance commissioners of New York and Arizona, the states in which the insurance company subsidiaries of NYMAGIC are domiciled. As of the date of this Proxy Statement, ProSight Specialty Insurance has not yet obtained the approvals under the applicable state insurance laws that may be required to complete the merger. There can be no assurance that the insurance commissioners will provide the approvals under the applicable state insurance laws.
Material United States Federal Income Tax Consequences
The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (each, as defined below). This discussion is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), applicable current and proposed U.S. Treasury regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect.
This discussion applies only to U.S. holders and non-U.S. holders who hold our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a beneficial owner in light of its particular circumstances, or that may apply to certain types of beneficial owners who may be subject to special rules (including, for example, insurance companies, banks, tax-exempt organizations, financial institutions, mutual funds, broker-dealers, partnerships or other pass-through entities, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, retirement plans, traders or dealers in securities or currencies, shareholders subject to the alternative minimum tax or the tax imposed under Section 1411 of the Code, shareholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements, shareholders that have a functional currency other than the U.S. dollar, shareholders that hold an equity interest, directly or indirectly through constructive ownership or otherwise, in ProSight Specialty Insurance or us after the merger, U.S. expatriates, non-U.S. holders who actually or constructively own or have owned more than 5% of our common shares at any time during the five-year period ending at the effective time of the merger, or shareholders who hold our common shares as part of a hedge, straddle or a constructive sale or conversion transaction). In addition, this discussion does not address any aspect of state, local or foreign tax laws or U.S. federal laws other than those pertaining to the U.S. federal income tax.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:
•	a citizen or individual resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any of its political subdivisions;

•	a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a domestic trust; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.
A “non-U.S. holder,” for purposes of this discussion, is a beneficial owner of our common stock (other than a partnership or other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If an entity or arrangement treated as a partnership holds our common stock, the U.S. federal income tax treatment of such partnership and each partner thereof generally will depend on the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor.
The following discussion of the U.S. federal income tax consequences of the merger is not intended to constitute a complete description of all tax consequences relating to the merger and is included for general information purposes only. Shareholders should consult their own tax advisors regarding the U.S. federal, state and local and foreign income and other tax consequences of the merger.
U.S. Holders
The exchange of our common stock for cash pursuant to the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of common stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received with respect to such shares (determined before the deduction of any applicable withholding taxes) and the shareholder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss provided that the U.S. holder’s holding period for such shares is more than 12 months at the time of the consummation of the merger. For 2010, long-term capital gains recognized by individuals are subject to a maximum U.S. federal income tax rate of 15%. There are certain limitations on the deductibility of capital losses.
Backup withholding may apply to cash payments to which a U.S. holder is entitled under the merger agreement, unless such shareholder (i) provides a taxpayer identification number (social security number, in the case of individuals, or employer identification number, in the case of other shareholders), certifies under penalty of perjury that such number is correct, and otherwise complies with the backup withholding rules or (ii) otherwise establishes an exemption from backup withholding.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner. Cash received by a U.S. holder pursuant to the merger may also be subject to information reporting unless an exemption applies.
Non-U.S. Holders
Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:
•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. If a non-U.S. holder is a foreign corporation whose gain is described in the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a U.S. person as defined under the Code and, in addition, may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.
Backup withholding may apply to the cash received by a non-U.S. holder in the merger unless such holder certifies under penalty of perjury that it is a non-U.S. holder or otherwise establishes an exemption from backup withholding in a manner satisfactory to the relevant withholding agent.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner. Cash received pursuant to the merger may also be subject to information reporting unless an exemption applies.
The foregoing discussion of the U.S. federal income tax consequences of the merger is not intended to constitute a complete description of all tax consequences relating to the merger and is included for general information purposes only. Shareholders should consult their own tax advisors regarding the U.S. federal, state and local and foreign income and other tax consequences of the merger.
Anticipated Accounting Treatment of the Merger
The merger will be accounted for as a “purchase transaction” for financial accounting purposes, in accordance with generally accepted accounting principles, referred to herein as GAAP.
No Dissenters’ Rights
Under the NYBCL, no dissenters’ rights exist with respect to the merger.
Delisting and Deregistration of NYMAGIC Common Stock
If the merger is completed, our common stock will be delisted from the NYSE and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of NYMAGIC common stock.
Litigation Related to the Merger
Between July 16 and July 26, 2010, four substantially similar putative class action lawsuits were commenced by shareholders of NYMAGIC against NYMAGIC, its board of directors and ProSight Specialty Insurance in the Supreme Court of the State of New York for the County of New York challenging the proposed merger, captioned, Gross v. NYMAGIC, Inc., No. 650979/2010 (N.Y. Sup. Ct. filed July 16, 2010), Kahn v. Trumbull, No. 651033/2010 (N.Y. Sup. Ct. filed July 20, 2010), Cambridge Retirement System v. NYMAGIC, Inc., No. 651058/2010 (N.Y. Sup. Ct. filed July 21, 2010), and Walker v. NYMAGIC, Inc., No. 109851/2010 (N.Y. Sup. Ct. filed July 26, 2010), respectively. The complaints, each of which purports to be brought as a class action on behalf of all of NYMAGIC’s shareholders, excluding the defendants and their affiliates, allege that the consideration that shareholders will receive in connection with the merger is inadequate and that NYMAGIC’s directors breached their fiduciary duties to shareholders in negotiating and approving the merger agreement. The complaints further allege that NYMAGIC and/or ProSight Specialty Insurance aided and abetted the alleged breaches by NYMAGIC’s directors. The complaints seek various forms of relief, including injunctive relief to prevent consummation of the merger.
A motion to consolidate the actions and appoint a lead plaintiff and lead counsel has been filed and is currently pending. NYMAGIC believes that the allegations in the complaints are without merit and intends to defend the actions vigorously.

THE MERGER AGREEMENT
This section of the Proxy Statement describes the material provisions of the merger agreement but does not purport to describe all of the terms of the merger agreement. This section may not contain all of the information about the merger agreement that is important to you. The following summary is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this Proxy Statement and is incorporated into this Proxy Statement by reference. We urge you to read the full text of the merger agreement.
The Merger
At the effective time of the merger, Merger Sub, a direct wholly-owned subsidiary of ProSight Specialty Insurance, will be merged with and into NYMAGIC, with NYMAGIC continuing as the surviving corporation. Upon completion of the merger, NYMAGIC will become a wholly-owned subsidiary of ProSight Specialty Insurance. The merger will become effective when a certificate of merger, in the form required by the relevant provisions of New York law, has been filed with the Department of State of the State of New York, or at such later time as we and ProSight Specialty Insurance may agree and specify in the certificate of merger.
The Surviving Corporation
At the effective time of the merger, the directors of Merger Sub will become the directors of the surviving corporation and the officers of NYMAGIC will become the officers of the surviving corporation. Upon completion of the merger, the certificate of incorporation of NYMAGIC will become the certificate of incorporation of the surviving corporation and the by-laws of NYMAGIC will become the by-laws of the surviving corporation.
Consideration to be Received in the Merger
At the effective time of the merger, each outstanding share of NYMAGIC common stock (other than any common stock held by us as treasury shares, any common stock held by any of our subsidiaries or any common stock held by ProSight Specialty Insurance or Merger Sub) will be automatically cancelled and converted into the right to receive $25.75 in cash, without interest and less any applicable withholding tax. Shares of common stock held by us as treasury shares or by ProSight Specialty Insurance or Merger Sub will be cancelled for no consideration. Each share of common stock owned by any subsidiary of NYMAGIC will remain outstanding, with appropriate adjustment to the number thereof to preserve such subsidiary’s relative ownership percentage.
Treatment of Options and Stock-Based Awards
Stock Options
Upon consummation of the merger, the unexercised portion of each then outstanding NYMAGIC option will vest in full, to the extent unvested, and will be cancelled, terminated and converted into the right to receive an amount in cash equal to the excess, if any, of (i) $25.75 over (ii) the exercise price payable in respect of such shares of NYMAGIC common stock subject to such option and any required withholding taxes. No consideration will be received in respect of stock options with an exercise price that equals or exceeds $25.75 per share.
Stock-Based Awards
Upon consummation of the merger, each right of any kind (other than options) to receive shares of NYMAGIC common stock or to receive benefits measured by the value of a number of shares of NYMAGIC common stock, and each award of any kind consisting of shares of NYMAGIC common stock, in each case, granted under NYMAGIC’s equity plans (including restricted share units, whether vested or unvested, deferred share units and performance share units for which the performance targets have been achieved) (each of these awards, other than options, is sometimes referred to in this Proxy Statement as a stock-based award), will be cancelled and converted into the right to receive upon the consummation of the merger an amount in cash equal to (i) the number of NYMAGIC shares of common stock issuable upon settlement of such stock-based award multiplied by $25.75, plus (ii) in accordance with the applicable equity plans and applicable award agreements, any interest and the value of any dividend rights credited with respect to any such stock-based award, minus (iii) any required withholding taxes.
Exchange and Payment Procedures
Prior to the effective time of the merger, ProSight Specialty Insurance will select a paying agent reasonably acceptable to NYMAGIC. At or prior to the effective time of the merger, ProSight Specialty Insurance will deposit with the paying agent sufficient cash to pay NYMAGIC’s shareholders.

Promptly (and any event no later than three business days) after the effective time of the merger, the paying agent will mail to each record holder of common stock a letter of transmittal and instructions for use in effecting the surrender of their shares of common stock in exchange for the merger consideration. You should not send in your shares of common stock until you receive the letter of transmittal. The letter of transmittal and instructions will tell you what to do if you have lost a share, or if it has been stolen or destroyed. You will have to provide an affidavit to that fact and, if required by ProSight Specialty Insurance, post a bond in a customary amount as indemnity against any claim that may be made with respect to such lost, stolen or destroyed shares.
The paying agent will pay your merger consideration to you after you have surrendered your shares (or affidavits of loss in lieu thereof) and returned a duly executed letter of transmittal and any other documents as may reasonably be required by the paying agent. Interest will not be paid or accrued in respect of cash payments of merger consideration. ProSight Specialty Insurance, the surviving corporation and the paying agent may reduce the amount of any merger consideration paid to you by any applicable taxes.
Representations and Warranties
NYMAGIC has made certain customary representations and warranties in the merger agreement to ProSight Specialty Insurance and Merger Sub that are subject in some cases to specified exceptions and qualifications. NYMAGIC’s representations and warranties relate to, among other things:
•	corporate organization and valid existence, power to conduct business, qualification and good standing;

•	ownership of our subsidiaries;

•	capital structure;

•	corporate authority to enter into and carry out the obligations under the merger agreement (subject to shareholder approval of the merger agreement), enforceability of the merger agreement and the adoption and recommendation of the merger agreement by our board of directors;

•	absence of a breach of our articles of organization, by-laws, contracts, or any laws or the creation of any liens or payment obligations as a result of the merger;

•	governmental and third party consents for the merger;

•	compliance of documents filed by us with the SEC with applicable requirements, the accuracy and completeness of the information in those documents and compliance with applicable SEC requirements;

•	our financial statements;

•	our internal controls;

•	absence of undisclosed liabilities;

•	absence of certain changes since December 31, 2009;

•	litigation;

•	compliance with applicable laws and regulations;

•	permits that are necessary to the businesses of NYMAGIC and its subsidiaries;

•	the statutory statements of our subsidiaries filed with the insurance departments in their respective jurisdictions of domicile;

•	accuracy and completeness of the information supplied by us for use in this Proxy Statement;

•	tax matters;

•	employee benefit plans and labor matters;

•	environmental matters;

•	material contracts;

•	real and personal property;

•	technology and intellectual property;

•	insurance;

•	insurance matters;

•	policy reserves;

•	the opinion of the board’s financial advisor;

•	brokers’ fees; and

•	ratings.
Certain aspects of the representations and warranties of NYMAGIC are qualified by the concept of “company material adverse effect.” For the purposes of the merger agreement, a “company material adverse effect” means any event, occurrence, state of facts, condition, change, development or effect, referred to as an “Effect,” that, when considered either individually or in the aggregate together with all other Effects is, or would reasonably be expected to be, materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of NYMAGIC and its subsidiaries taken as a whole.
Notwithstanding the foregoing, in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been, a company material adverse effect:
•	changes in the conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest rates or exchange rates or relating to the industry or segment thereof in which NYMAGIC and its subsidiaries operate in general;

•	any change in general legal (including proposed or adopted legislation or any other proposal or enactment by any governmental authority), tax, regulatory, political or business conditions in the geographic regions in which NYMAGIC or any of its subsidiaries is operated;

•	any change, or proposed change, in any applicable law relating to the industries or markets in which NYMAGIC or any of its subsidiaries is operated;

•	any change in general economic conditions in the industries or markets in which NYMAGIC or any of its subsidiaries is operated or in the geographic areas in which NYMAGIC or any of its subsidiaries operate;

•	national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack occurring prior to, on or after the date of the merger agreement;

•	changes in accounting requirements or principles or the interpretation thereof, including GAAP, or statutory accounting principles, which we refer to as SAP, prescribed or permitted by the domiciliary state insurance departments of our applicable insurance subsidiaries;

•	the negotiation, execution or announcement of, the performance of obligations under, or the consummation of the transactions contemplated by, the merger agreement;

•	earthquakes, hurricanes, floods or other natural disasters;

•	shortfalls or declines in revenues, earnings or margins of NYMAGIC or any of its subsidiaries (including seasonal reductions) or any failure to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial performance of or for NYMAGIC or any of its subsidiaries for any period;

•	(i) any action taken by ProSight Specialty Insurance, Merger Sub, or any of their respective affiliates or (ii) the omission of an action that was required to be, or reasonably should have been, taken by ProSight Specialty Insurance, Merger Sub, or any of their respective affiliates;

•	any action taken by NYMAGIC or any of its affiliates at the request or with the consent of ProSight Specialty Insurance, Merger Sub, or any of their respective affiliates;

•	changes, in and of themselves, in the market price or trading volume of shares of NYMAGIC common stock on the NYSE; and

•	any matter set forth in the NYMAGIC disclosure schedule or that is cured prior to the effective time of the merger;
except in the case of the first four bullets above, to the extent such Effect has had a disproportionate impact on NYMAGIC relative to other participants in the property and casualty industry operating in similar geographic areas in which NYMAGIC and its subsidiaries conduct business.
ProSight Specialty Insurance and Merger Sub have each made certain representations and warranties in the merger agreement to NYMAGIC that are subject, in some cases, to specified exceptions and qualifications. ProSight Specialty Insurance’s and Merger Sub’s representations and warranties relate to, among other things:
•	corporate organization and valid existence, power to conduct business, qualification and good standing;

•	the operations of ProSight Specialty Insurance and Merger Sub;

•	corporate authority to enter into, and carry out the obligations under, the merger agreement and enforceability of the merger agreement;

•	governmental and third party consents for the merger;

•	absence of a breach of ProSight Specialty Insurance’s or Merger Sub’s organizational documents, contracts, or any laws or the creation of any liens or payment obligations as a result of the merger;

•	accuracy and completeness of the information supplied by ProSight Specialty Insurance and Merger Sub for use in this Proxy Statement;

•	litigation;

•	availability of funds at the effective time of the merger to pay the aggregate merger consideration;

•	ownership of NYMAGIC common stock or rights to acquire NYMAGIC common stock; and

•	the guarantees.
The representations and warranties contained in the merger agreement do not survive the effective time of the merger.
Agreement to Take Further Action and to Use Reasonable Best Efforts
ProSight Specialty Insurance, Merger Sub and NYMAGIC have agreed to use their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to cause the conditions to closing of the merger to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the transactions, including the merger, including preparing and filing promptly and fully all documents to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required filings under applicable antitrust laws) and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations (A) required from third parties in connection with the transactions to any third party from whom any such approval, consent or confirmation is requested and (B) from governmental authorities, including the New York State Department of Insurance and the Arizona Department of Insurance, that are necessary, proper or advisable to consummate the merger. NYMAGIC may not, without ProSight Specialty Insurance’s consent, commit to any divestiture or restriction on its business. Moreover, no person other than ProSight Specialty Insurance or Merger Sub (to the extent described below) is required to offer, accept or agree to dispose or hold separate any part of its or NYMAGIC’s (or their respective subsidiaries’) businesses, operations, assets or product lines. Neither ProSight Specialty Insurance nor Merger Sub is required to offer, accept or agree to dispose or hold separate any part of its or NYMAGIC’s (or their respective subsidiaries’) businesses, operations, assets or product lines, except as would not (A) materially impair or interfere with the ability of NYMAGIC and its subsidiaries taken as a whole to conduct their respective businesses substantially in the manner as such businesses are now being conducted, (B) have a material adverse effect on NYMAGIC or (C) have a material adverse effect on ProSight Specialty Insurance and its subsidiaries taken as a whole. No person (including ProSight Specialty Insurance or any of its affiliates) is required to agree (A) not to compete in any geographic area or line of business (other than, with respect to NYMAGIC or any of its subsidiaries, any such restrictions to which NYMAGIC or any of its subsidiaries is subject as of the date of the merger agreement or to which NYMAGIC or any of its subsidiaries is permitted to become subject in accordance with the merger agreement), (B) restrict the manner in which, or whether, such person or any of its affiliates may carry on business in any part of the world (other than, with respect to NYMAGIC or any of its subsidiaries, any such restrictions to which NYMAGIC or any of its subsidiaries is subject as of the date of the merger agreement or to which NYMAGIC or any of its subsidiaries is permitted to become subject in accordance with the merger agreement) and/or (C) enter into a capital maintenance agreement, keepwell or similar agreement.
Conduct of Business Pending the Merger
Each of NYMAGIC, Merger Sub and ProSight Specialty Insurance has agreed to certain covenants that place restrictions on them and their respective subsidiaries until the effective time of the merger.
ProSight Specialty Insurance and Merger Sub have agreed that they will not, without NYMAGIC’s prior written consent, take or cause to be taken any action that could reasonably be expected to materially delay or impair the consummation of the merger or related transactions or their ability to perform any of their respective obligations thereunder, or propose, announce an intention, enter into any agreement or otherwise make a commitment to take any such action.
NYMAGIC has agreed to (i) conduct its businesses in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to maintain and preserve its business organization and its goodwill and relationships with third parties. In addition, NYMAGIC is obligated to use commercially reasonable efforts to retain the services of its present officers and key employees. NYMAGIC has also agreed that, subject to certain exceptions, it will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions without the written consent of ProSight Specialty Insurance:
•	issue, sell or grant any shares of capital stock or equity interests or any securities or rights convertible into, exchangeable or exercisable for or evidencing the right to subscribe for any shares of capital stock or equity interests, other than in connection with the exercise of existing NYMAGIC options;

•	redeem or repurchase its securities or equity rights;

•	declare or pay dividends or distributions with respect to shares of capital stock, other than dividends by a wholly-owned subsidiary of NYMAGIC to its parent or regular quarterly cash dividends not exceeding $0.10 per share;

•	split, combine, subdivide or reclassify any shares of capital stock;

•	incur, assume or guarantee indebtedness, or issue debt securities or rights to acquire debt securities;

•	make investments or loans, other than certain types of advances to employees in the ordinary course of business, loans to its subsidiaries in the ordinary course of business or investments in the ordinary course of business consistent with past practice and NYMAGIC investment guidelines;

•	make capital expenditures or other expenditures involving the purchase of real property or in excess of specified limits;

•	subject to certain exceptions, sell, dispose of, or encumber any of its properties or assets;

•	acquire any business, entity, division of any entity or any property;

•	increase or modify the compensation or benefits of any employee, officer or director other than as required by law or in the ordinary course of business, subject to certain limits;

•	enter into, terminate or amend certain material contracts, except, with respect to specified types of contracts, in the ordinary course of business;

•	make or change any material tax election, file any material amended tax return, enter into any closing agreement with respect to a material amount of taxes or settle any material tax claim, other than pursuant to extensions of time to file tax returns in the ordinary course of business;

•	amend its or its subsidiaries’ organizational documents;

•	adopt any agreement or plan of liquidation, dissolution, restructuring, recapitalization or other reorganization;

•	settle or compromise any claim, audit, arbitration, suit, investigation, complaint or other proceeding in excess of the amount of the corresponding reserve established on the most recently publicly filed consolidated balance sheet of NYMAGIC plus any applicable third party insurance proceeds, subject to certain exceptions;

•	enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business after the effective time of the merger;

•	enter into any contract of reinsurance with a counterparty that has a financial strength rating of less than “A-”;

•	alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, actuarial, financial reporting or tax or other accounting practices, guidelines or policies or any material assumption underlying an actuarial practice or policy, except as may be required by a change in GAAP, SAP or applicable law; or

•	agree to take or authorize any of the foregoing actions.
Conditions to Completion of the Merger
Conditions to Each Party’s Obligations
Each party’s obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:
•	the approval and adoption of the merger agreement by the holders of at least two-thirds of the outstanding shares of NYMAGIC common stock entitled to vote at the special meeting;

•	the expiration or termination of any waiting period under any applicable competition, merger control, antitrust law or similar laws;

•	receipt of the required consents, approvals, licenses and authorizations; and

•	the absence of any law, injunction, judgment or ruling enacted, promulgated, issued or entered, amended or enforced by any governmental authority that enjoins, restrains, prevents or prohibits consummation of the merger or the ownership or operation of NYMAGIC or its business by ProSight Specialty Insurance, or that makes consummation of the merger illegal.
Conditions to NYMAGIC’s Obligations
The obligation of NYMAGIC to complete the merger is subject to the satisfaction or waiver of the following additional conditions:
•	the representations and warranties of ProSight Specialty Insurance and Merger Sub in the merger agreement (without giving effect to any materiality or material adverse effect qualifications) must be true and correct as of the date of the merger agreement and as of the closing date of the merger (or to the extent given as of a specific date, as of such date), except in the case of representations and warranties where such failure to be true and correct that would not, individually or in the aggregate, prevent, restrict or limit ProSight Specialty Insurance or Merger Sub from consummating the merger;

•	each of ProSight Specialty Insurance and Merger Sub must have performed in all material respects all of the obligations required to be performed by them under the merger agreement at or prior to the closing date of the merger; and

•	NYMAGIC must have received a certificate of an executive officer of ProSight Specialty Insurance as to the satisfaction of the conditions to our obligations.

Conditions to ProSight Specialty Insurance’s and Merger Sub’s Obligations
The obligation of ProSight Specialty Insurance and Merger Sub to complete the merger is subject to the satisfaction or waiver of the following additional conditions:
•	(i) our representations and warranties with respect to (y) the absence of certain changes or events that have had or would have a material adverse effect on NYMAGIC and (z) brokers’ fees shall be true and correct as of the date of the merger agreement and as of the closing date of the merger (or to the extent given as of a specific date, as of such date); (ii) our representations and warranties with respect to capitalization shall be true and correct as of the date of the merger agreement and as of the closing date of the merger (or, to the extent given as of a specific date, as of such date), except for de minimis inaccuracies; (iii) our representations and warranties with respect to the name and place of incorporation of each of our subsidiaries and our ownership of interests in any other person shall be true and correct as of the date of the merger agreement and as of the closing date of the merger in all material respects and (iv) all other of our representations and warranties contained in the merger agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, shall be true and correct, in each case, as of the date of the merger agreement and as of the closing date of the merger (or, to the extent given as of a specific date, as of such date) except, in the case of clause (iv), for such failures to be true and correct that, individually or in the aggregate, would not have a company material adverse effect;

•	we shall have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the closing date of the merger;

•	we shall have submitted redemption requests to certain specified funds in which NYMAGIC has maintained investments, in a form satisfactory to the applicable fund, and we shall not have waived, revoked or withdrawn any of the redemption requests, each of which shall be in full force and effect;

•	our tangible book value shall be no less than $205 million, as calculated in good faith in accordance with GAAP and our accounting principles, methods and practices in effect on March 31, 2010, and, at least five days prior to the anticipated closing date of the merger, ProSight Specialty Insurance shall have received from our chief executive officer or chief financial officer a certificate setting forth in reasonable detail such calculation; and

•	we must have delivered to ProSight Specialty Insurance and Merger Sub a certificate signed by our chief executive officer or chief financial officer with respect to the satisfaction of the conditions to ProSight Specialty Insurance’s and Merger Sub’s obligations.
Restrictions on Solicitation of Takeover Proposals
Under the terms of the merger agreement, subject to certain exceptions described below, NYMAGIC has agreed that it will not, and will cause its subsidiaries and its and its subsidiaries’ respective officers and directors not to, and will direct its and its subsidiaries’ employees, advisors, investment bankers, agents and representatives not to, directly or indirectly:
•	solicit, knowingly facilitate or knowingly encourage the making of, or any inquiries regarding a takeover proposal; or

•	engage in, continue or otherwise participate in any discussions or negotiations with any person regarding a takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal.

A takeover proposal is any inquiry, proposal or offer from any third party relating to, in a single transaction or series of related transactions, any of the following, in each case, other than the merger and related transactions:
•	acquisition of assets of NYMAGIC and its subsidiaries (including securities of subsidiaries) equal to 20% or more of NYMAGIC’s consolidated assets or to which 20% or more of NYMAGIC’s revenues or earnings on a consolidated basis are attributable;
•	acquisition of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of 20% or more of the outstanding shares of NYMAGIC common stock or any other class of equity securities of NYMAGIC;
•	tender offer or exchange offer that if consummated would result in any person (or “group,” as defined under Section 13 of the Exchange Act) beneficially owning 20% or more of the outstanding shares of NYMAGIC common stock; or
•	merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving NYMAGIC or any of its subsidiaries.
Notwithstanding the foregoing restrictions, at any time prior to obtaining the approval of the merger agreement by our shareholders, if we or any of our subsidiaries receive an unsolicited written takeover proposal that was not received in breach of the foregoing restrictions, which our board of directors determines in good faith constitutes or could reasonably be expected to lead to a superior proposal (defined below), NYMAGIC and its representatives may furnish, pursuant to an executed confidentiality agreement, any information with respect to NYMAGIC and its subsidiaries to the person making the takeover proposal and engage and participate in discussions and negotiations with such person regarding such takeover proposal.
Additionally, NYMAGIC is obligated to provide written notice of not less than 24 hours to ProSight Specialty Insurance, if any proposal, offer or inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, NYMAGIC or its subsidiaries or representatives in respect of a takeover proposal or potential takeover proposal. Such written notice must include the identity of the person or group of persons making such proposal, offer, inquiry or request and the material terms and conditions of such proposal or offer and the nature of such inquiry or request (including copies of any draft agreements and financing commitment letters). NYMAGIC is obligated to promptly keep ProSight Specialty Insurance informed of all material developments affecting the status and terms and conditions of such proposal, offer, inquiry or request (and copies of any additional draft agreements and financing commitment letters) and of the status of discussions or negotiations.
A “superior proposal” is a bona fide written takeover proposal (with all of the references to 20% in the definition of takeover proposal adjusted to increase the percentages referenced therein to 50%) which NYMAGIC’s board of directors determines in good faith (after consultation with its outside legal counsel and an outside financial advisor), (i) is more favorable from a financial point of view to the holders of shares of NYMAGIC common stock (other than ProSight Specialty Insurance and its subsidiaries) than the merger, taking into account all the terms and conditions of such proposal (including price, form of consideration, closing conditions and the likelihood and timing of consummation thereof based upon, among other things, the availability of financing and the expectation of obtaining required approvals) and the merger agreement (including any changes to the terms of the merger agreement committed to by ProSight Specialty Insurance to NYMAGIC in writing) and (ii) is reasonably capable of being completed on the terms proposed.
Change of Recommendation in Connection with a Superior Proposal
The NYMAGIC board of directors has agreed not to (i) withdraw, qualify or change (or propose to withdraw, qualify or change in a manner adverse to ProSight Specialty Insurance) its recommendation to the shareholders of NYMAGIC that they approve and adopt the merger agreement, or (ii) approve or recommend a takeover proposal or any proposal that could reasonably be expected to lead to a takeover proposal (each of which is referred to as an adverse recommendation change in this Proxy Statement). The NYMAGIC board of directors has also agreed not to authorize or permit NYMAGIC or any of its subsidiaries to enter into any merger, acquisition, share exchange or other agreement with respect to any takeover proposal other than a confidentiality agreement entered into in respect of a takeover proposal or potential takeover proposal (which is referred to as an acquisition agreement).

However, the NYMAGIC board of directors may make an adverse recommendation change in response to a superior proposal and/or approve or recommend such superior proposal if all of the following conditions are met:
•	NYMAGIC’s board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to NYMAGIC shareholders under applicable law;
•	NYMAGIC has provided three business days’ prior notice of its intention to take such action, which includes the terms and conditions of the superior proposal (including the identity of the person making such superior proposal and copies of any draft agreements and financing letters);
•	if requested by ProSight Specialty Insurance, NYMAGIC has engaged in good faith negotiations during such three business day period with ProSight Specialty Insurance to amend the merger agreement such that the failure by the NYMAGIC board of directors to make an adverse recommendation change or approve or recommend the superior proposal would not be inconsistent with its fiduciary duties under applicable law; and
•	NYMAGIC has complied with the non-solicitation provision of the merger agreement described above in “THE MERGER AGREEMENT — RESTRICTIONS ON SOLICITATION OF TAKEOVER PROPOSALS” on page [•] of this Proxy Statement.
Termination of the Merger Agreement
The merger agreement may be terminated in accordance with its terms at any time prior to the effective time of the merger, whether before or after approval and adoption of the merger agreement by NYMAGIC’s shareholders:
•	by mutual written consent of ProSight Specialty Insurance and NYMAGIC;
•	by ProSight Specialty Insurance or NYMAGIC:
•	if the merger is not completed by April 15, 2011, which is referred to as the outside date in this Proxy Statement; provided that such right to terminate the merger agreement will not be available to a party whose breach of the merger agreement has proximately contributed to the failure of the merger to be consummated on or before the outside date;
•	if any governmental authority has issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the merger and related transactions and such order or other action is final and non-appealable; provided that such right to terminate the merger agreement will not be available to a party whose breach of the merger agreement proximately contributed to the cause of the issuance of such order, decree or other action; or
•	if the approval and adoption of the merger agreement by NYMAGIC’s shareholders has not been obtained at the special meeting or at any adjournment or postponement of such meeting.
•	by ProSight Specialty Insurance:
•	if NYMAGIC has breached any of its representations, warranties, covenants and agreements set forth in the merger agreement, in each case, such that the conditions to NYMAGIC’s obligation to effect the merger would, if incurable, fail to be satisfied at the outside date, or, if curable, is not cured within 30 days after written notice is received from ProSight Specialty Insurance; provided that this right of termination will not be available if ProSight Specialty Insurance or Merger Sub is in material breach of the merger agreement; or
•	if the NYMAGIC board of directors (i) makes an adverse recommendation change, (ii) fails to include its recommendation of the merger in this Proxy Statement, (iii) has not rejected any publicly disclosed takeover proposal within five business days of the making thereof or (iv) has failed to publicly reconfirm its recommendation of the merger within five business days after receipt of a written request from ProSight Specialty Insurance to do so following the making by any person of any publicly disclosed takeover proposal.

•	by NYMAGIC:
•	if ProSight Specialty Insurance has breached any of its representations, warranties, covenants or other agreements set forth in the merger agreement, in each case, such that the conditions to ProSight Specialty Insurance’s obligation to effect the merger would, if incurable, fail to be satisfied at the outside date, or, if curable, is not cured within 30 days after written notice is received from NYMAGIC; provided that this right of termination will not be available if NYMAGIC is in material breach of the merger agreement; or
•	at any time prior to the approval and adoption of the merger agreement by NYMAGIC’s shareholders, in response to a superior proposal in order to concurrently with such termination enter into a definitive agreement with respect to such superior proposal if all of the following conditions are met:
•	NYMAGIC’s board of directors has determined in good faith, after consultation with outside legal counsel, that the failure to terminate the merger agreement and enter into a definitive agreement relating to the superior proposal would be inconsistent with its fiduciary duties to NYMAGIC shareholders under applicable law;
•	NYMAGIC has provided three business days prior notice of its intent to terminate the merger agreement, which includes the terms and conditions of the superior proposal (including the identity of the person making such superior proposal and copies of any draft agreements and financing letters);
•	if requested by ProSight Specialty Insurance, NYMAGIC has engaged in good faith negotiations with ProSight Specialty Insurance during such three business day period to amend the merger agreement such that the failure by the NYMAGIC board of directors to terminate the merger agreement and concurrently enter into a definitive agreement with respect to such superior proposal would not be inconsistent with its fiduciary duties under applicable law;
•	NYMAGIC has complied with the non-solicitation provision of the merger agreement described in “THE MERGER AGREEMENT — RESTRICTIONS ON SOLICITATION OF TAKEOVER PROPOSALS” on page [•] of this Proxy Statement; and
•	NYMAGIC pays to ProSight Specialty Insurance the termination fee, which is described in “THE MERGER AGREEMENT — TERMINATION FEE” on page [•] of this Proxy Statement.
Termination Fee
Under the terms of the merger agreement, NYMAGIC must pay ProSight Specialty Insurance a termination fee equal to $9.3 million in the event that:
•	the merger agreement is terminated by NYMAGIC in response to a superior proposal in order to concurrently enter into a definitive agreement with respect to such superior proposal in compliance with the non-solicitation provision (as discussed above in “THE MERGER AGREEMENT — RESTRICTIONS ON SOLICITATION OF TAKEOVER PROPOSALS” beginning on page [•] of this Proxy Statement);
•	(x) a takeover proposal is made to NYMAGIC or the intention to make a takeover proposal to NYMAGIC is announced and not withdrawn and (y) the merger agreement is terminated (A) by NYMAGIC or ProSight Specialty Insurance because the merger is not consummated by the outside date or the shareholders of NYMAGIC do not approve and adopt the merger agreement, or (B) by ProSight Specialty Insurance because NYMAGIC has breached its representations, warranties, covenants and other agreements contained in the merger agreement (as discussed above in “THE MERGER AGREEMENT — TERMINATION OF THE MERGER AGREEMENT” beginning on page [•] of this Proxy Statement), and (z) within 12 months of the date that the merger agreement is terminated, NYMAGIC enters into a definitive acquisition agreement with respect to, or consummates a transaction contemplated by, a takeover proposal (provided, that for purposes of (z) above, “takeover proposal” has the meaning in the section titled “THE MERGER AGREEMENT — RESTRICTIONS ON SOLICITATION OF TAKEOVER PROPOSALS” beginning on page [•] of this Proxy Statement, except that all references to 20% in that section will be deemed to be references to 50%); or
•	the merger agreement is terminated by ProSight Specialty Insurance because the NYMAGIC board of directors (i) makes an adverse recommendation change, (ii) fails to include its recommendation of the merger in this Proxy Statement, (iii) has not rejected any publicly disclosed takeover proposal within five business days of the making thereof or (iv) has failed to publicly reconfirm its recommendation of the merger within five business days after receipt of a written request from ProSight Specialty Insurance to do so following the making by any person of any publicly disclosed takeover proposal.

Estimated Fees and Expenses of the Merger
Except as described in “THE MERGER AGREEMENT—TERMINATION FEE” on page [•] of this Proxy Statement, each party will bear its own expenses in connection with the merger agreement, the merger and the related transactions, whether or not the merger is consummated.
Directors’ and Officers’ Indemnification and Insurance
Under the terms of the merger agreement, from and after the effective time of the merger, ProSight Specialty Insurance has agreed to, and has agreed to cause the surviving corporation to, indemnify and hold harmless each individual who at the effective time of the merger is, or at any time prior to the effective time of the merger was, a director or officer of NYMAGIC or any of its subsidiaries (which we refer to as an indemnitee) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (i) the fact that an indemnitee was a director, officer or employee of NYMAGIC or any of its subsidiaries or (ii) acts or omissions by an indemnitee in his or her capacity as a director, officer or employee of NYMAGIC or its subsidiaries or taken at the request of NYMAGIC or any of its subsidiaries (including in connection with serving at the request of NYMAGIC or any of its subsidiaries as a director, officer, employee, agent, trustee or fiduciary of another person (including any employee benefit plan)), in each case under (i) or (ii), at, or at any time prior to, the effective time of the merger (including any claim, suit, action, proceeding or investigation relating in whole or in part to the merger or related transactions), to the fullest extent permitted under applicable law.
ProSight Specialty Insurance has agreed to honor all exculpation, indemnification and expense advancement obligations of NYMAGIC contained in the certificate of incorporation or by-laws of NYMAGIC or its subsidiaries or indemnification agreements in effect prior to completion of the merger for the benefit of any of NYMAGIC’s or any of its subsidiaries’ current or former directors or officers and any person who becomes an officer or director of NYMAGIC prior to the effective time of the merger. Also, ProSight Specialty Insurance will cause the certificate of incorporation and by-laws of the surviving corporation to contain provisions with respect to limitation of liabilities of officers and directors, indemnification and advancement of expenses that are at least as favorable, in the aggregate, as the indemnification and advancement of expenses provisions contained in the certificate of incorporation and by-laws of NYMAGIC in effect prior to completion of the merger, and ProSight Specialty Insurance will not amend, repeal or otherwise modify such documents in a manner that would adversely affect such indemnified persons.
For six years following the completion of the merger, ProSight Specialty Insurance has also agreed to maintain (or obtain comparable substitute policies for) the existing policy of NYMAGIC’s directors’ and officers’ liability insurance with respect to acts or omissions occurring prior to the effective time of the merger, covering each officer and director covered by NYMAGIC’s directors’ and officers’ liability insurance policy immediately prior to the effective time of the merger, on terms with coverage and amounts no less favorable in any material respect than those in effect on the date of the merger agreement. However, ProSight Specialty Insurance will not be required to pay annual premiums in excess of 300% of the annual premium currently paid by NYMAGIC for the policy.
Employee Matters
After the consummation of the merger, ProSight Specialty Insurance will grant any continuing employee credit for all service with us and our subsidiaries prior to the consummation of the merger for purposes of eligibility to participate, vesting and benefit entitlement. However, such service need not be credited to the extent that it would result in duplication of coverage or benefits. Prior to the consummation of the merger, ProSight Specialty Insurance may choose to cause NYMAGIC to fully vest the account balance of each employee who participates in our pension plans and to terminate such plans.

Specific Performance
ProSight Specialty Insurance, Merger Sub and NYMAGIC are entitled to an injunction or injunctions to prevent breaches of the merger agreement and the guarantees (with respect to the guarantees, to the extent such rights are expressly provided for therein, in accordance with the terms thereof) to enforce specifically the terms and provisions of the merger agreement and the guarantees (with respect to the guarantees, to the extent such rights are expressly provided for therein, in accordance with the terms thereof).
Specific performance of the obligations under the merger agreement and the transactions contemplated thereby is the sole and exclusive remedy available to NYMAGIC with respect to breaches by ProSight Specialty Insurance or Merger Sub; provided that in the event that a court declines to specifically enforce the obligations of ProSight Specialty Insurance and Merger Sub to consummate the merger pursuant to a claim brought by NYMAGIC, NYMAGIC may pursue any other remedy available to it at law or in equity subject to the limitations and requirements set forth in the merger agreement.
In addition to the right to seek specific performance, ProSight Specialty Insurance and Merger Sub have the right to seek any other form of relief that may be available under the merger agreement, in the event that the merger agreement is terminated or specific performance is not available; provided, however, that upon payment of the termination fee none of ProSight Specialty Insurance, Merger Sub or any of their respective affiliates or any other person shall be entitled to bring or maintain any other claim, action or proceeding against NYMAGIC or any of its subsidiaries or any of their respective affiliates arising out of the merger agreement and the related transactions.
Amendment
The merger agreement may be amended by NYMAGIC, Merger Sub and ProSight Specialty Insurance, by additional written agreements signed by the parties, whether before or after approval and adoption of the merger agreement by NYMAGIC shareholders; provided, however, that after approval and adoption of the merger agreement by NYMAGIC shareholders, there can be no amendments that by law would require further shareholder approval or authorization.
The Guarantees
In connection with the merger agreement, NYMAGIC and GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG, GS Capital Partners VI Parallel, L.P. (collectively referred to as the GS Guarantors) and TPG Partners VI, L.P. (together with the GS Guarantors, referred to as the Guarantors) entered into guarantees in which the Guarantors guarantee (i) the due and punctual observance, performance and discharge of the payment obligations of ProSight Specialty Insurance and/or Merger Sub to pay when due ProSight Specialty Insurance’s obligations under the merger agreement and (ii) subject to the terms and conditions of the merger agreement, the prompt and complete performance by ProSight Specialty Insurance or Merger Sub of the other obligations of ProSight Specialty Insurance or Merger Sub to be performed or complied with under, or in connection with, the merger agreement.

MARKET PRICE AND DIVIDEND INFORMATION
Our common stock is traded on the NYSE under the symbol “NYM.” The table below sets forth by quarter, for the fiscal quarters indicated, the high and low sales prices of our common stock on the NYSE.

	High	Low
FISCAL YEAR ENDED DECEMBER 31, 2008
First Quarter	$28.50	$20.00
Second Quarter	$24.49	$19.15
Third Quarter	$29.35	$15.45
Fourth Quarter	$26.95	$11.04
FISCAL YEAR ENDED DECEMBER 31, 2009
First Quarter	$19.46	$7.87
Second Quarter	$15.25	$9.38
Third Quarter	$18.93	$13.45
Fourth Quarter	$18.89	$14.12
FISCAL YEAR ENDED DECEMBER 31, 2010
First Quarter	$21.71	$14.21
Second Quarter	$24.72	$18.15
Third Quarter (through August 18, 2010)	$25.61	$18.72
The closing sale price of our common stock on the NYSE on July 14, 2010, the last trading day prior to the public announcement of the proposed merger, was $20.85 per share. On [•], 2010, the most recent practicable date before this Proxy Statement was printed, the closing price for our common stock on the NYSE was $[•] per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares.
NYMAGIC declared a dividend of $0.08 per share to shareholders of record in March, June, September and December of 2007 and March, June, September and December of 2008. On March 6, 2009, NYMAGIC declared a dividend of $0.04 to shareholders of record on March 31, 2009, payable on April 7, 2009. NYMAGIC declared a dividend of $0.04 per share to shareholders of record on June 30, 2009, and declared a dividend of $0.06 per share to shareholders of record on September 30, 2009 and December 31, 2009, respectively. On March 5, 2010 and May 20, 2010, NYMAGIC declared a dividend of $0.10 per share to shareholders of record as of March 31, 2010 and June 30, 2010, respectively.

THE SHAREHOLDERS AGREEMENTS
The following is a brief summary of the shareholders agreements. This description does not provide a complete description of all of the terms and conditions of the shareholders agreements. It is qualified in its entirety by the annexes hereto, including the text of the shareholders agreements, which is attached as Annex C to this Proxy Statement. The shareholders agreements are incorporated herein by reference. You are urged to read the annexes to this Proxy Statement in their entirety.
In connection with the execution of the merger agreement, ProSight Specialty Insurance and Merger Sub entered into shareholders agreements with Mark W. Blackman, Paul J. Hart, Thomas J. Iacopelli, A. George Kallop and Elizabeth B. Kallop, George R. Trumbull, III, CCPVI, Lionshead, Estate of Louise B. Tollefson, 2000 FITT and the Foundation (the “Company Shareholders”) on July 15, 2010. As of [•], 2010, the record date for the special meeting, the Company Shareholders held approximately 8,499,513 shares of NYMAGIC common stock (the “Shareholder Shares”) representing approximately 42% percent of NYMAGIC’s outstanding common stock.
Pursuant to the shareholders agreements, the Company Shareholders agreed to vote, or cause to be voted, the Shareholder Shares in favor of the approval and adoption of the merger agreement and approval of each of the transactions contemplated thereby. Further, the Company Shareholders agreed to vote against (i) any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of NYMAGIC in the merger agreement, (ii) the approval of any takeover proposal or similar proposal made in opposition to adoption of the merger agreement or (iii) any agreement, amendment of NYMAGIC’s charter and by-laws, or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the merger and the related transactions. Pursuant to the shareholders agreements, the Company Shareholders also granted ProSight Specialty Insurance a proxy to vote the Shareholder Shares together with any shares subsequently acquired by the Company Shareholders, with respect to the matters described above.
Pursuant to the shareholders agreements, the Company Shareholders agreed not to, among other things, sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the transfer of any shares of common stock, or grant any proxies or enter into any voting trust with respect to the shares of common stock. Except as permitted by the merger agreement, the Company Shareholders have also agreed not to (i) solicit, knowingly facilitate or knowingly encourage the making of, or any inquiry regarding, any takeover proposal, or (ii) engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding a takeover proposal or any inquiry or proposal that would reasonably be expected to lead to a takeover proposal. The shareholders agreements will terminate upon the earliest to occur of (i) the effective time of the merger, (ii) April 15, 2011, (iii) termination of the merger agreement in accordance with its terms and (iv) the effectiveness of any amendment, modification, supplement to, or waiver under, the merger agreement which would reduce the amount or change the form or composition of the merger consideration payable.
The Company Shareholders entered into the shareholders agreements solely in their capacities as shareholders and nothing in such agreements shall in any way restrict or limit any actions taken in any other capacity including, without limitation, as a director, officer, employee or agent of NYMAGIC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of August 10, 2010, regarding persons, entities or groups, as such term is defined in Section 13 of the Exchange Act, known to NYMAGIC to be the beneficial owner of more than 5% of the issued and outstanding shares of common stock. Shares of common stock that may be acquired by a person within 60 days of August 10, 2010, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown on the table.
Security Ownership of Certain Beneficial Owners

			Percent of Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Ownership		Outstanding (1)(2)
Lionshead Investments, LLC	450,000	(3)	5.29%
41 Wee Burn Lane Darien, CT 06820
Mark W. Blackman	1,103,606	(4)	12.92%
80 Deepwood Road Darien, CT 06820
Dimensional Fund Advisors, Inc.	730,704	(5)	8.60%
1299 Ocean Avenue — 11th Floor Santa Monica, CA 90401
Mariner Partners, Inc., et al.	1,350,000	(6)	15.88%
500 Mamaroneck Avenue 4th Floor Harrison, NY 10528
CCP Fund Managers, LLC	900,000	(7)	10.23%
100 Pearl Street, 17th Floor Hartford, CT 06103
Louise B. Tollefson 2000 Florida Intangible Tax Trust	864,483	(8)	10.17%
c/o Robert G. Simses, Trustee Simses & Associates P.A. 400 Royal Palm Way, Suite 304 Palm Beach, FL 33480
Estate of Louise B. Tollefson	984,120	(9)	11.58%
18665 S.E. Village Circle Tequesta, FL 33469

(1)	Based upon 8,499,513 shares of common stock issued and outstanding as of August 10, 2010, except as to CCP Fund Managers, LLC, for which the percent of common stock issued and outstanding is based upon 8,799,513 shares and assumes that its options to purchase 300,000 shares, which would be issued by NYMAGIC are included in its total of 900,000 shares beneficially owned, are exercised and that NYMAGIC issues such shares, and as to Mr. Blackman, for which the percent of common stock issued and outstanding is based upon 8,543,119 shares and assumes that NYMAGIC would issue his 40,000 restricted share units and 3,606 deferred share units that are vested.

(2)	Excludes 3,897,301 shares of common stock, comprised of 3,878,736 shares of common stock owned by the Company Shareholders for which the Company Shareholders have granted ProSight a proxy to vote such shares pursuant to the shareholders agreements entered into in connection with the merger agreement and 18,565 shares of common stock beneficially owned by The Goldman Sachs Group Inc., as reported on a Schedule 13D filed jointly with SEC on July 26, 2010 by The Goldman Sachs Group, Inc., Goldman, Sachs & Co., GSCP VI Advisors, L.L.C., GSCP VI Offshore Advisors, L.L.C., GS Advisors VI, L.L.C., Goldman, Sachs Management GP GmbH, GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG , GS Capital Partners VI Parallel, L.P., ProSight Equity Management Inc., ProSight Investment LLC, ProSight Parallel Investment LLC, ProSight Specialty Insurance Group, Inc., ProSight Specialty Insurance, Merger Sub, TPG Advisors VI, Inc., David Bonderman and James G. Coulter.

(3)	The managing members of Lionshead, formerly named Blackman Investments, LLC, are John N. Blackman Jr., a member of our board of directors from 1975 until May 2004, and Mr. Blackman’s spouse. Mr. Blackman disclaims beneficial ownership of the shares held by Lionshead. Lionshead is a party to the Amended and Restated Voting Agreement regarding 225,000 of the listed shares.

(4)	Includes 3,606 deferred share units and 32,000 restricted share units acquired and 8,000 restricted share units that may be acquired within 60 days of August 10, 2010 by vesting under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. Mr. Blackman is a party to the Amended and Restated Voting Agreement regarding 225,000 of the listed shares.

(5)	Based solely on a Schedule 13G/A filed with the SEC on February 2, 2010. Dimensional Fund Advisers, Inc., an investment advisor registered under the Investment Advisers Act of 1940 (“Dimensional”), has sole voting and dispositive power with respect to these shares. These shares are held by investment companies registered under the Investment Company Act of 1940, and by trusts and separate accounts for which Dimensional acts as investment advisor. Dimensional disclaims beneficial ownership of all of these shares.

(6)	Based solely on a Schedule 13D/A dated October 12, 2005 and as filed with the SEC on November 30, 2005. Mariner, together with (i) Mark W. Blackman, a former member of our board of directors; (ii) Lionshead of which John N. Blackman, Jr., who was a member of our board of directors from 1975 until May 2004 is a managing member and (iii) Robert G. Simses, the Chairman of our board of directors, as trustee of 2000 FITT and the Foundation entered into the Amended and Restated Voting Agreement and, collectively, share voting and dispositive power over all 1,350,000 shares of common stock currently subject to the Amended and Restated Voting Agreement and may be deemed to constitute a “group” as that term is used under Section 13 of the Exchange Act. Mr. Mark W. Blackman’s address is: c/o NYMAGIC, INC. 919 Third Avenue, New York, NY 10022; Lionshead’s and Mr. John N. Blackman Jr.’s address is: 41 Wee Burn Lane, Darien, CT 06820; and Mr. Simses’ address is: Simses & Associates P.A., 400 Royal Palm Way, Suite 304, Palm Beach, FL 33480.

(7)	Based on a Schedule 13D/A filed with the SEC on January 18, 2005 jointly by David W. Young, CCP Fund Managers, LLC (“CCPFM”), Conning Investment Partners VI, LP (“Conning Investment”) and CCPVI and on NYMAGIC’s current report filed on Form 8-K with the SEC on March 28, 2006. CCPFM, by virtue of being the manager member of Conning Investment, may be deemed to indirectly beneficially own the 900,000 shares of common stock directly beneficially owned by CCPVI (600,000 of which are owned and 300,000 of which are subject to options), Conning Investment, by virtue of being the general partner of CCPVI, may be deemed to indirectly beneficially own the 900,000 shares of common stock directly beneficially owned by CCPVI (600,000 of which are owned and 300,000 of which are subject to options). CCPVI has direct beneficial ownership of 900,000 shares of common stock (600,000 of which are owned and 300,000 of which are subject to options).

(8)	Robert G. Simses, trustee of 2000 FITT and the Chairman of our board of directors, disclaims beneficial ownership of the listed shares. Mr. Simses, as trustee of 2000 FITT, has entered into the Amended and Restated Voting Agreement regarding the shares held by 2000 FITT.

(9)	Includes 14,791 shares held by the Estate of Mrs. Tollefson, 864,483 shares held by Robert G. Simses, our Chairman, as trustee of 2000 FITT, and 104,846 shares held by the Foundation.

Common Stock Ownership of Directors and Officers
The following table sets forth information as of August 10, 2010, with respect to the issued and outstanding shares of common stock beneficially owned by each director of NYMAGIC, each executive officer, and all directors and executive officers of NYMAGIC as a group. Shares of common stock that may be acquired by an individual within 60 days of August 10, 2010, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise noted, each person listed in the table owns all shares directly and has sole voting and investment power with respect to such shares. Other than as noted in the footnotes below, no shares were pledged by our directors or executive officers.

			Percent of Common
	Amount and Nature		Stock
Name of Beneficial Owner	of Ownership		Outstanding(1)

John R. Anderson	18,947	(2)(23)	*
Glenn Angiolillo	30,164	(3)(23)	*
Ronald J. Artinian	28,615	(4)(23)	*
John T. Baily	27,304	(5)(23)	*
John N. Blackman, Jr.	450,000	(6)	5.29%
Mark W. Blackman	1,103,606	(7)(23)	12.92%
Dennis H. Ferro	19,021	(8)(23)	*
Paul J. Hart	32,090	(9)	*
David E. Hoffman	27,938	(10)(23)	*
Thomas J. Iacopelli	40,550	(11)	*
A. George Kallop	465,125	(12)	5.410%
Timothy B. McAndrew	15,100	(13)	*
William J. Michaelcheck	1,622,708	(14)(23)	19.04%
William D. Shaw, Jr.	16,649	(15)23)	*
Edwin A. Skoch	6,252	(16)(23)	*
Robert G. Simses	1,025,441	(17)(23)	12.00%
George Sutcliffe	11,500	(18)	*
George R. Trumbull, III	439,995	(19)(23)	5.16%
Glenn R. Yanoff	23,390	(20)(23)	*
David W. Young	24,245	(21)(23)	*
All directors, and executive officers as a group (20 persons)	3,504,889	(22)(23)	39%

*	Less than 1% of issued and outstanding common stock.

(1)	Based upon 8,499,513 shares of common stock issued and outstanding as of August 10, 2010.

(2)	Includes 10,000 shares that may be acquired through the exercise of options and 1,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting and 4,091 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(3)	Includes 10,000 shares that may be acquired through the exercise of options and 3,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting and 11,164 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(4)	Includes 5,000 shares that may be acquired through the exercise of options and 1,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting and 6,615 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. 8,000 shares owned directly by Mr. Artinian may be pledged in a broker’s margin account.

(5)	Includes 10,000 shares that may be acquired through the exercise of options and 3,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting and 11,246 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(6)	Includes 75,000 shares held by the Blackman Co-Trust for the benefit of Mr. Blackman’s spouse and children for which Mr. Blackman and his spouse are co-trustees and 375,000 shares held by Lionshead, for which Mr. Blackman and his spouse are managing members. Mr. Blackman disclaims beneficial ownership over all such shares. Lionshead is a party to the Amended and Restated Voting Agreement regarding the 225,000 shares held by Lionshead.

(7)	Includes 50,000 shares held by trusts for the benefit of Mr. Blackman’s children, 50,000 shares held by Mr. Blackman’s spouse and 40,000 restricted share units that have been or may be acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of August 10, 2010, and 3,606 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. Mr. Blackman disclaims beneficial ownership over such shares other than those that have been acquired by vesting. Mr. Blackman is a party to the Amended and Restated Voting Agreement regarding 225,000 shares held by Mr. Blackman.

(8)	Includes 2,500 shares that may be acquired through the exercise of options within 60 days of August 10, 2010 and 10,359 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(9)	Includes 16,000 shares that may be acquired through the exercise of options within 60 days of August 10, 2010 and 16,000 restricted share units that have been or may be acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of August 10, 2010.

(10)	Includes 10,000 shares that may be acquired through the exercise of options and 3,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting and 11,820 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(11)	Includes 17,500 shares that may be acquired through the exercise of options within 60 days of August 20, 2010 and 20,000 restricted share units that have been or may be acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of August 10, 2010.

(12)	Includes 100,000 shares that may be acquired through the exercise of options within 60 days of August 10, 2010. On April 4, 2002, Mariner entered into an agreement with Mr. Kallop, pursuant to which Mariner assigned to him beneficial ownership of an option to purchase 315,000 shares of common stock by agreeing to hold a portion of the Amended and Restated Voting Agreement option covering 315,000 shares of NYMAGIC as nominee for Mr. Kallop, who agreed to be bound to the terms of the Amended and Restated Voting Agreement. On October 12, 2005 Mr. Kallop and Mariner amended their agreement by reducing the number of Amended and Restated Voting Agreement option shares held by Mariner for him from 315,000 to 236,250. NYMAGIC is not a party to this agreement.

(13)	Includes 10,000 shares that may be acquired through the exercise of options within 60 days of August 10, 2010 and 3,400 restricted share units that have been or may be acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of August 20, 2010.

(14)	Includes 10,000 shares that may be acquired through the exercise of options and 3,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting and 9,708 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. Mariner has an option pursuant to the Amended and Restated Voting Agreement to purchase up to and including 1,350,000 shares of common stock from certain NYMAGIC shareholders at any time and from time to time and all such shares are shown as beneficially owned by Mr. Michaelcheck.

(15)	Includes 3,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan and 13,649 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(16)	Includes 1,500 restricted share units that have been or may be acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting within 60 days of August 10, 2010.

(17)	Includes 864,483 shares held by Mr. Simses as trustee of 2000 FITT and 104,846 shares held as trustee of the Foundation. Mr. Simses has sole voting and dispositive power over the shares held in the 2000 FITT and the Foundation. Mr. Simses disclaims beneficial ownership of the shares held by 2000 FITT and the Foundation. Mr. Simses as trustee of 2000 FITT and the Foundation is a party to the Amended and Restated Voting Agreement regarding 795,154 shares held by 2000 FITT and the shares held by the Foundation. Also includes 20,000 shares, which may be acquired through the exercise of options and 22,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting and 4,129 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(18)	Includes 4,000 restricted share units that have been acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting.

(19)	On April 12, 2005, Mariner entered into an agreement with Mr. Trumbull pursuant to which Mariner assigned to him beneficial ownership of an option to purchase 450,000 shares of common stock by agreeing to hold a portion of the Amended and Restated Voting Agreement option covering 450,000 shares of NYMAGIC as nominee for Mr. Trumbull, who agreed to be bound to the terms of the Amended and Restated Voting Agreement. On October 12, 2005 Mr. Trumbull and Mariner amended their agreement by reducing the number of Amended and Restated Voting Agreement option shares from 450,000 to 337,500. NYMAGIC is not a party to this agreement. Also includes 15,000 shares that may be, acquired within 60 days of August 10, 2010 though the exercise of options and 1,000 restricted share units which have been acquired through vesting under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan and 6,395 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(20)	Includes 10,000 shares that may be acquired within 60 days of August 10, 2010, upon exercise of options, 2,000 restricted share units that have been acquired through vesting under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan and 274 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan.

(21)	Includes 10,000 shares that may be acquired through the exercise of options and 3,000 restricted share units that have been, or may be, acquired under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan through vesting and 11,245 deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan, but excludes 600,000 shares of common stock held by CCPVI and 300,000 shares of common stock which may be acquired by CCPVI within 60 days of August 20, 2010 through the exercise of options. As set forth above in footnote (6) to the table “Security Ownership of Certain Beneficial Owners,” such shares are beneficially owned by CCPVI, a limited partnership. Mr. Young, who is a member of CCP Equity Partners, the general partner of CCPVI, disclaims beneficial ownership of such shares.

(22)	Of the 3,504,889 shares listed as beneficially owned by all directors and executive officers as a group, 256,000 shares represent shares that could be acquired within 60 days of August 10, 2010, upon exercise of options, 126,900 represent restricted share units that have been, or may be, acquired through vesting under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan and 104,300 shares represent deferred share units under the NYMAGIC, INC. Amended and Restated 2004 Long-Term Incentive Plan. These shares are included in the total number of outstanding shares for the purpose of determining the percentage of common stock beneficially owned by all directors and executive officers as a group. The above listed shares do not include the 1,350,000 shares shown as beneficially owned by Mr. Michaelcheck because those shares represent shares that Mariner may acquire from certain other shareholders listed in the table above at any time and from time to time pursuant to the Amended and Restated Voting Agreement; if those shares were acquired by Mariner the total shareholdings of those other shareholders would be reduced correspondingly. Similarly, the listed shares do not include 236,250 of the shares shown as beneficially owned by Mr. Kallop and 337,500 shares shown as beneficially owned by Mr. Trumbull, because such shares represent a portion of the purchase option of Mariner under the Amended and Restated Voting Agreement.

(23)	The deferred share unit holders have sole voting power with respect to the deferred share units but do not have sole or shared dispositive power until the deferred share units are converted to common stock and issued.

SUBMISSION OF SHAREHOLDER PROPOSALS
Your eligibility as a shareholder to submit proposals, the proper subject of such proposals and other issues governing shareholder proposals, are regulated by the rules adopted under Section 14 of the Exchange Act. To be considered for inclusion in the Proxy Statement and proxy card relating to NYMAGIC’s annual meeting of shareholders to be held in 2011, shareholder proposals must be received no later than December 13, 2010. If we do not receive notice of any matter to be considered for presentation at the 2011 annual meeting, although not included in the Proxy Statement, by February 15, 2011, management proxies may confer discretionary authority to vote on the matters presented at the 2011 annual meeting by a shareholder in accordance with Rule 14a-4 under the Exchange Act. All shareholder proposals should be delivered to the attention of: Corporate Secretary, NYMAGIC, INC., 919 Third Avenue, 10th Floor, New York, NY 10022.
Each proposal submitted should include the full and correct name and address of the shareholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof also should be submitted with the proposal. The shareholder or the shareholder’s representative must appear in person at the annual meeting and must present the proposal, unless the shareholder can show good cause for not doing so.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS
We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple shareholders residing at the same address the convenience of receiving a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well. Householding is available to both registered shareholders (i.e., those shareholders with certificates registered in their name) and “street name” holders (i.e., those shareholders who hold their shares through a brokerage).
Registered Shareholders.
If you are a registered shareholder and have consented to our mailing of proxy materials and other shareholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, for all registered shareholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by calling Broadridge at [•] (toll free). If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Notice, Annual Report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to Broadridge who will promptly deliver the requested copy. Registered shareholders who have not consented to householding will continue to receive copies of our Notice, Annual Reports on Form 10-K and proxy materials, as applicable for each registered shareholder residing at the same address. As a registered shareholder, you may elect to participate in householding and receive only a single copy of annual reports or proxy statements for all registered shareholders residing at the same address by contacting Broadridge as outlined above.
“Street Name” Holders.
Shareholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

WHERE YOU CAN FIND MORE INFORMATION
NYMAGIC is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. These materials can be inspected and copied at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of these materials can also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or free of charge by visiting the SEC’s web site at www.sec.gov. NYMAGIC’s common stock is traded on the NYSE under the symbol “NYM.”
We would be happy to provide you with copies of our filings with the SEC. Please direct your request for any such document to:
NYMAGIC, INC.
919 Third Avenue, 10th Floor
New York, NY 10022
ATTN: Corporate Secretary
or
corporatesecretary@nymagic.com
NYMAGIC will send any document so requested to the requesting shareholder by first-class mail or other equally prompt means within one day of receiving the request. If you would like to request documents from us, please do so by [•] in order to receive timely delivery of those documents prior to the special meeting.
The SEC allows NYMAGIC to incorporate by reference information into this document. This means that NYMAGIC can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this document or incorporated by reference subsequent to the date of this document.
This document incorporates by reference the documents listed below that NYMAGIC previously filed with the SEC. They contain important information about NYMAGIC and its financial condition. We also incorporate by reference each document we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to final adjournment of the special meeting.

Filing	Period or Date Filed
Annual Report on Form 10-K	Fiscal year ended December 31, 2009.

Quarterly Reports on Form 10-Q	Quarterly period ended March 31, 2010; and
Quarterly period ended June 30, 2010.

Current Reports on Form 8-K	Filed on March 17, 2010, March 26, 2010, March 26, 2010, April 1, 2010, April 7, 2010, July 15, 2010 and July 19, 2010.

Proxy Statement on Schedule 14A	Filed on April 5, 2010.
THIS PROXY DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [•], 2010. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER
Dated as of July 15, 2010
among
PROSIGHT SPECIALTY INSURANCE HOLDINGS, INC.
PSI MERGER SUB INC.
and
NYMAGIC, INC.

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER, dated as of July 15, 2010 (this “Agreement”), is among ProSight Specialty Insurance Holdings, Inc., a Delaware corporation (“Parent”), PSI Merger Sub Inc., a New York corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and NYMAGIC, INC. a New York corporation (the “Company”). Certain terms used in this Agreement have the meanings set forth in Section 8.11.
RECITALS
WHEREAS, the respective Boards of Directors of the Company and Merger Sub have adopted and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), on the terms and subject to the conditions provided for in this Agreement;
WHEREAS, Parent, in its capacity as the sole shareholder of Merger Sub, has agreed to adopt this Agreement and approve the Merger by unanimous written consent, with such approval and adoption effective upon execution of this Agreement;
WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Merger Sub to enter into this Agreement, Parent and certain shareholders of the Company are entering into a Shareholders Agreement (the “Shareholders Agreement”) pursuant to which, among other things, such shareholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Merger, in each case on the terms set forth therein; and
WHEREAS, concurrently with the execution of this Agreement, each of (a) GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI GmbH & Co. KG and GS Capital Partners VI Parallel, L.P. and (b) TPG Partners VI, L.P. (each, a “Guarantor”), has provided a guarantee substantially in the form attached hereto as Exhibit A (the “Guarantee”), dated as of the date hereof, in favor of the Company, with respect to the obligations of Parent and Merger Sub arising under, or in connection with, this Agreement.
NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:
ARTICLE I
THE MERGER
SECTION 1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the relevant provisions of the New York Business Corporation Law (the “NYBCL”), at the Effective Time, Merger

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Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).
SECTION 1.2. Closing. The closing of the Merger (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 at 10:00 a.m. (New York City time) on a date to be specified by the Company and Parent, which date shall be no later than the second (2nd) Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), or at such other place, date and/or time as may be agreed to in writing by the Company and Parent. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.”
SECTION 1.3. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file with the Department of State of the State of New York a certificate of merger, executed in accordance with, and in such form as complies with, the relevant provisions of the NYBCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties and specified in the Certificate of Merger (the time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”).
SECTION 1.4. Effects of the Merger. From and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
SECTION 1.5. Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation and by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter amended as provided therein or by Law.
SECTION 1.6. Directors and Officers of the Surviving Corporation.
(a) Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, to hold office until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation. Prior to the Closing Date, the Company shall take all

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reasonable action necessary to cause the directors of the Company to resign as directors of the Company effective no later than the Effective Time.
(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.
ARTICLE II
EFFECT OF THE MERGER ON CAPITAL STOCK
SECTION 2.1. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $1.00 per share, of the Company (“Company Shares”) or any shares of capital stock of Merger Sub:
(a) Capital Stock of Merger Sub. Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only shares of capital stock of the Surviving Corporation.
(b) Cancellation of Treasury Stock and Parent-Owned Stock. Any Company Shares that are owned by the Company as treasury stock, and any Company Shares owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor. Each Company Share which is owned by any Subsidiary of the Company shall remain outstanding, with appropriate adjustment to the number thereof to preserve such Subsidiary’s relative ownership percentage in the Company.
(c) Conversion of Company Shares. Each Company Share issued and outstanding immediately prior to the Effective Time (other than shares to be canceled or to remain outstanding in accordance with Section 2.1(b)) shall be converted into the right to receive $25.75 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such Company Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (a “Certificate”), or un-certificated book-entry shares (“Book-Entry Shares”), which immediately prior to the Effective Time represented any such Company Shares shall thereafter cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be paid in consideration therefor upon surrender of such Certificate or Book-Entry Shares in accordance with Section 2.3(b), without interest.
SECTION 2.2. No Appraisal Rights. In accordance with Section 910 of the NYBCL, no appraisal rights shall be available to holders of Company Shares in connection with the Merger.

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SECTION 2.3. Exchange of Certificates.
(a) Paying Agent. At or prior to the Effective Time, Parent shall deposit with a bank or trust company as may be designated by Parent and reasonably acceptable to the Company (the “Paying Agent”), for the benefit of the holders of Company Shares converted at the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.1(c), the aggregate Merger Consideration to which such holders shall become entitled pursuant to Section 2.1(c) (the “Exchange Fund”). The Exchange Fund shall, pending its disbursement to such holders, be invested by the Paying Agent as directed by Parent in short-term direct obligations of the United States or for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent or as Parent otherwise directs.
(b) Procedures. Promptly, and in any event no later than three (3) Business Days, after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of Company Shares converted pursuant to Section 2.1(c) into the right to receive the Merger Consideration a letter of transmittal and related instructions which shall (i) specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or book-entry transfer of the Book-Entry Shares) to the Paying Agent and (ii) otherwise be in customary form and include customary provisions (including with respect to delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares) for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (or, in the case of Book-Entry Shares, receipt of an “agent’s message” by the Paying Agent or such other evidence, if any, of transfer as the Paying Agent may reasonably request), the holder of such Certificate (or Book-Entry Shares, as applicable) shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each Company Share formerly represented by such Certificate (or Book-Entry Shares, as applicable), and the Certificate (or Book-Entry Shares, as applicable) so surrendered shall forthwith be canceled. If any portion of such consideration is to be issued and paid to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Shares were registered, it shall be a condition to such issuance and payment that (i) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred and (ii) the Person requesting such issuance shall have paid any transfer and other Taxes required by reason of the issuance and payment of such consideration to a Person other than the registered holder of such Certificate or Book-Entry Shares surrendered or shall have established to the reasonable satisfaction of the Paying Agent and the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest. Notwithstanding anything to the contrary in this Agreement, a holder of Book-Entry

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Shares shall not be required to deliver a Certificate to the Paying Agent to receive the consideration to which such holder is entitled pursuant to this Article II in respect of such Book-Entry Shares.
(c) Transfer Books; No Further Ownership Rights in Company Shares. The Merger Consideration issued and paid in respect of Company Shares represented by Book-Entry Shares, or upon the surrender for exchange of Certificates, in accordance with the terms of this Article II shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Company Shares previously represented by such Book-Entry Shares and Certificates (as applicable), and at the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Company Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Book-Entry Shares or Certificates that evidenced ownership of Company Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Shares, except as otherwise provided for in this Agreement or by Law. Subject to the last sentence of Section 2.4, if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.
(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue and pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be issued and paid in respect of the Company Shares formerly represented by such Certificate, as contemplated by this Article II.
SECTION 2.4. Termination of Fund. At any time following the nine (9)-month anniversary of the Closing Date, Parent or the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any instruments and funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates or transfer of any Book-Entry Shares held by such holders, as determined pursuant to this Agreement, without any interest thereon. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Company Shares for the Merger Consideration, except for charges and expenses of holders of Company Shares. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to

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the extent permitted by Law, the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.
SECTION 2.5. No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
SECTION 2.6. Withholding Taxes. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Article II such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or under any provision of state, local or foreign Tax Law. To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
SECTION 2.7. Company Stock Plans.
(a) Company Options. Prior to the Effective Time, the Company shall take all actions under the NYMAGIC, INC. 1991 Stock Option Plan, the NYMAGIC, INC. 2002 Nonqualified Stock Option Plan as amended and restated and the NYMAGIC, INC. 2004 Amended and Restated Long-Term Incentive Plan (together, the “Company Stock Plans”) and otherwise necessary to provide that the unexercised portion of each option outstanding immediately prior to the Effective Time that represents the right to acquire Company Shares (each, a “Company Option”) shall at the Effective Time vest in full, to the extent unvested, and then be canceled, terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each Company Share then subject to the Company Option; provided, however, that no action taken by the Company or any holder of a Company Option shall be required to be irrevocable until immediately prior to the Effective Time. Such actions shall include the Company’s use of its best efforts to obtain the consent of the holders of any Underwater Option to cancel and terminate the Underwater Option without receipt of any Option Consideration. For purposes of this Agreement, “Option Consideration” means, with respect to any Company Share subject to a particular Company Option, an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such Company Shares subject to such Company Option and any required withholding Taxes. It is understood for the avoidance of doubt that a Company Option for which such exercise price equals or exceeds such Merger Consideration (“Underwater Option”) per share shall be canceled and terminated without the receipt of any Option Consideration. The Option Consideration shall be paid as soon as practicable after the Closing Date, but in no event later than three (3) Business Days after the Closing Date.
(b) Company RSUs, Company DSUs and Company PSUs. Prior to the Effective Time, the Company shall take all actions under the Company Stock Plans and otherwise as necessary to provide that each restricted stock unit, whether vested or

6

unvested (“Company RSU”), each deferred stock unit (“Company DSU”), and each performance stock unit for which the performance targets have been achieved (“Company PSU”), issued by the Company under the Company Stock Plans pursuant to which Company Shares may be issued, shall at the Effective Time be canceled and converted into the right to receive an amount of cash, equal to (A) the number of Company Shares issuable upon conversion of such Company RSU, Company DSU or Company PSU multiplied by the Merger Consideration, plus (B) in accordance with the terms of the Company Stock Plans and applicable award agreements, any interest and the value of any dividend rights credited with respect to any such Company RSU, Company DSU or Company PSU minus (C) any required withholding Taxes. Such amounts shall be paid as soon as practicable after the Closing Date in accordance with the terms and conditions of the applicable plans and award agreements, but in no event later than three (3) Business Days after the Closing Date.
(c) All amounts payable pursuant to this Section 2.7 shall be subject to any required withholding Taxes or proof of eligibility for exemption therefrom, in accordance with Section 2.6.
SECTION 2.8. Adjustments. Notwithstanding any provision of this Article II to the contrary (but without limiting the covenants in Section 5.3), if between the date hereof and the Effective Time the outstanding Company Shares shall have been changed into a different number of shares or a different class by reason of the occurrence or record date of any stock dividend, stock split, reclassification, combination, exchange of shares or similar transaction, the Merger Consideration shall be appropriately adjusted to reflect such stock dividend, stock split, reclassification, combination, exchange of shares or similar transaction.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as disclosed in the Company SEC Documents filed prior to the date hereof (other than any disclosures that contain general cautionary, predictive or forward-looking statements set forth in any section of a Company SEC Document entitled “risk factors” or constituting “forward-looking statements” or any other sections of such filings solely to the extent such sections contain general cautionary, predictive or forward-looking statements), provided, that Section 3.2(a), Section 3.3 and Section 3.8 shall not be qualified by disclosure in such Company SEC Documents, or (b) as disclosed in the corresponding sections or subsections of the disclosure schedule, dated the date hereof, delivered to Parent by the Company prior to the execution of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosed with respect to any section or subsection of this Agreement to which the relevance of such item is reasonably apparent), as of the date of this Agreement (or such other time as may be specified), the Company hereby represents and warrants to Parent and Merger Sub as follows:

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SECTION 3.1. Organization, Standing and Corporate Power.
(a) Each of the Company and its Subsidiaries is a corporation, limited liability company or partnership, as the case may be, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or organized and has all requisite corporate or other power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed and qualified, as applicable, to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not have a Material Adverse Effect on the Company (a “Company Material Adverse Effect”).
(b) Section 3.1(b)(i) of the Company Disclosure Schedule sets forth the name of each Subsidiary owned (whether directly or indirectly) by the Company and the state or jurisdiction of its organization. Except as set forth in Section 3.1(b)(ii) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, voting securities or other equity interests in any Person.
(c) The Company has delivered to Parent correct and complete copies of its articles of incorporation and by-laws (the “Company Charter Documents”) and of the Subsidiary Documents, in each case as amended and in effect as of the date hereof. Except as set forth on Section 3.1(c) of the Company Disclosure Schedule, the Company has made available to Parent correct and complete copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of the shareholders, Board of Directors and each committee of the Board of Directors of each of the Company and its Subsidiaries held since January 1, 2008.
SECTION 3.2. Capitalization.
(a) The authorized capital stock of the Company consists of 30,000,000 Company Shares. At the close of business on July 14, 2010, (i) 8,499,513 Company Shares were issued and outstanding, (ii) 4,118,019 Company Shares were held by the Company in its treasury and (iii) 681,623 Company Shares were reserved for issuance under the Company Stock Plans (of which (A) 287,450 Company Shares were subject to outstanding Company Options, (B) 94,973 Company Shares were subject to Company DSUs, (C) 287,200 Company Shares were subject to Company RSUs and (D) up to 12,000 Company Shares were subject to Company PSUs). All outstanding shares of capital stock, voting securities or other equity interests of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Section 3.2(a) of the Company Disclosure Schedule sets forth a correct and complete list of all outstanding Company Options, Company DSUs, Company PSUs, Company RSUs and Restricted Shares, which list sets forth, with respect to each such award, the number of Company Shares subject thereto, the grant date, the holder and, with respect to Company Options, the end date and grant price. Except as set forth in

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Section 3.2(a) of the Company Disclosure Schedule, all Company Options have an exercise price equal to no less than the fair market value of the underlying Company Shares on the date of grant.
(b) Except as set forth in this Section 3.2, and except for grants of Company Options, Company DSUs, Company RSUs and Company PSUs made in the ordinary course of business consistent with past practice, in each case pursuant to the terms of the Company Stock Plans in effect as of the date of this Agreement, there are no (i) outstanding shares of capital stock of the Company, (ii) outstanding securities of the Company or its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company or (iii) outstanding options, warrants or rights, or commitments or agreements, to acquire from the Company, or that obligate the Company to issue, shares of capital stock of the Company or any securities of the Company or its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any securities, options, warrants or rights convertible into or exchangeable or exercisable for shares of capital stock of the Company. All outstanding Company Shares have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights.
(c) All of the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) are owned directly or indirectly by the Company free and clear of all liens, pledges, charges, mortgages, encumbrances, adverse rights or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”), other than Permitted Liens.
(d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, no Company Shares or other securities of the Company are owned by any Subsidiary of the Company.
SECTION 3.3. Authority; Voting Requirements.
(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Shareholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized and approved by the Board of Directors of the Company (“Company Board”). Subject to obtaining the Company Shareholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the

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Company of this Agreement and the consummation by the Company of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (clauses (i) and (ii) together, the “Bankruptcy and Equity Exception”).
(b) The Negotiating Committee of the Board of Directors (the “Negotiating Committee”) at a meeting duly called and held, (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement and (ii) resolved to recommend to the Company Board that it approve and declare advisable this Agreement and the Transactions contemplated hereby, including the Merger. The Company Board, acting upon the recommendation of the Negotiating Committee, at a meeting duly called and held, (i) determined that it is in the best interests of the Company and its shareholders, and declared it advisable, to enter into this Agreement, (ii) adopted and approved the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (iii) directed that the Company submit the adoption of this Agreement to a vote at a meeting of the shareholders of the Company in accordance with the terms of this Agreement and (iv) resolved, subject to Section 5.2, to recommend that the shareholders of the Company adopt this Agreement at the Company Shareholders Meeting.
(c) The affirmative vote (in person or by proxy) of the holders of no less than two-thirds of the outstanding Company Shares at the Company Shareholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the “Company Shareholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to approve this Agreement and the Transactions.
SECTION 3.4. Non-Contravention. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the Transactions nor compliance by the Company with any of the terms or provisions hereof will (a) violate or conflict with any provision of the Company Charter Documents or any of the Subsidiary Documents, (b) assuming that the authorizations, consents and approvals referred to in Section 3.5 and the Company Shareholder Approval are obtained and the filings referred to in Section 3.5 are made, violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (c) violate, breach, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or

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provisions of any Contract or Permit to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clauses (b) and (c) above, for such violations, breaches, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as would not, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) to the Knowledge of the Company, reasonably be expected to prevent consummation of the Transactions.
SECTION 3.5. Governmental Approvals. Except for (a) the filing with the SEC of a proxy statement relating to the Transactions (as amended or supplemented from time to time, the “Proxy Statement”) and other filings required under and compliance with the other applicable requirements of the Exchange Act and the rules of the NYSE, (b) the filing of the Certificate of Merger with the Department of State of the State of New York pursuant to the NYBCL, (c) filings required under, and compliance with other applicable requirements of, the HSR Act and (d) the consents, approvals, authorizations, Permits, filings or notifications listed in Section 3.5 of the Company Disclosure Schedule (including filings with and approval of the insurance regulatory authorities in the jurisdictions listed thereon), no consents or approvals of, or filings, Permits, notifications, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, Permits, notifications, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, (i) have a Company Material Adverse Effect or (ii) reasonably be expected to prevent consummation of the Transactions.
SECTION 3.6. Company SEC Documents; Internal Controls.
(a) Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, the Company has filed or furnished, as applicable, on a timely basis all Company SEC Documents required to be filed or furnished, as applicable, with the SEC since January 1, 2008 (the “Required Company SEC Documents”). As of their respective effective dates (in the case of the Required Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or dates furnished to the SEC (in the case of all other Required Company SEC Documents), the Required Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Required Company SEC Documents, and none of the Required Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of filing of such amendment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments received from the SEC staff with respect to the Required Company SEC Documents. None of the Company’s subsidiaries is subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

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(b) The consolidated financial statements of the Company included in the Required Company SEC Documents, as amended or supplemented prior to the date of this Agreement, were prepared, in all material respects, in accordance with and complied, in all material respects, with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal and recurring year-end adjustments).
(c) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as required under Rules 13a-15(a) and 15d-15(a) of the Exchange Act. Such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within the Company, and to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(d) The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are complete and correct.
(e) Since, January 1, 2008, the Company has been in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act, (ii) the applicable listing and corporate governance rules and regulations of the NYSE and (iii) the applicable provisions of the Foreign Corrupt Practices Act of 1977, as amended, and any other Laws concerning corrupting payments.
(f) Since January 1, 2008, (i) neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer or auditor of the Company or any of its Subsidiaries, has received or been informed of any complaint, allegation, assertion or claim, whether written or oral, regarding a deficiency with the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls reasonably likely to lead to material non-compliance by the Company with GAAP or the Exchange Act

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(including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices), which complaint, allegation, assertion or claim was not publicly disclosed in the Required Company SEC Documents or appropriately addressed or otherwise cured and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or their respective officers, directors, employees or agents to the Company Board or any committee thereof.
SECTION 3.7. Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent reflected or reserved against on the balance sheet of the Company and its Subsidiaries as of March 31, 2010 (the “Balance Sheet Date”) (including the notes thereto) included in any Company SEC Document filed by the Company and publicly available prior to the date hereof, (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice, (iii) disclosed in Section 3.7 of the Company Disclosure Schedule, (iv) incurred in connection with the Merger or any other Transactions or (v) that, individually or in the aggregate, are not material to the Company and its Subsidiaries.
SECTION 3.8. Absence of Certain Changes or Events. Except as set forth in Section 3.8 of the Company Disclosure Schedule, since December 31, 2009 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice, (b) there has not been any change, development, occurrence, event or state of facts that, individually or in the aggregate, has had or would have a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any action that, if taken after the date hereof without the consent of Parent, would constitute a breach of any of the covenants set forth in clauses (e), (f), (g), (h), (i), (j), or (k) through (q) of Section 5.3; provided that for the purposes of this Section 3.8, any references to “$100,000” in Section 5.3(g) shall be deemed references to “$500,000.”
SECTION 3.9. Legal Proceedings. Except as set forth in Section 3.9 of the Company Disclosure Schedule, there is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries, by or before any Governmental Authority, in each case, that would, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries.

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SECTION 3.10. Compliance With Laws; Permits. Since January 1, 2008, the Company and its Subsidiaries have been in compliance with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries. Each of the Company and its Subsidiaries is in possession of all licenses, franchises, permits, certificates, approvals and authorizations of any Governmental Authority necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (“Permits”), in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries. Since January 1, 2008, neither the Company nor any of its Subsidiaries has received notice to the effect that a Governmental Authority (a) claimed or alleged that the Company or any of its Subsidiaries was not in compliance with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations or (b) was considering the amendment, termination, revocation or cancellation of any Permit, except, in either case, for any such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries.
SECTION 3.11. Company SAP Statements. Each of the Company Insurance Subsidiaries has filed or submitted all Company SAP Statements required to be filed with or submitted to the insurance departments of their respective jurisdictions of domicile on forms prescribed or permitted by such department, except for such failures to file or submit which would not, individually or in the aggregate, have a Company Material Adverse Effect. The Company SAP Statements were prepared in all material respects in conformity with SAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto), and the Company SAP Statements fairly present, in all material respects, the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the statutory results of operations of such Company Insurance Subsidiaries for the respective periods then ended. To the Knowledge of the Company, no material deficiency has been asserted in writing with respect to any Company SAP Statement by the domiciliary state insurance department of such filing Company Insurance Subsidiary that has not been remedied.
SECTION 3.12. Information Supplied. None of the information supplied or to be supplied by or on behalf of the Company specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it (and any amendment or supplement thereto) is first mailed to the shareholders of the Company or, at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation or warranty is made by the Company with respect to information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in any of the foregoing.
SECTION 3.13. Tax Matters.

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(a) The Company and each of its Subsidiaries has (i) duly and timely filed all material Tax Returns required to be filed and all such Tax Returns are accurate and complete in all material respects, and (ii) timely paid all material Taxes (whether or not shown due on any Tax Return), other than Taxes that are being contested in good faith, and have been adequately reserved against in accordance with GAAP on the Company’s most recent consolidated financial statements.
(b) The Company and each of its Subsidiaries has withheld and paid over all material Taxes required to have been so withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.
(c) Neither the Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period for the filing of any material Tax Return or the assessment or collection of any material Tax that remains in effect. The material Tax Returns of the Company and each of its Subsidiaries have been examined by the appropriate taxing authorities or the applicable statute of limitations has expired for all years to and including the year ending December 31, 2005. All material assessments for Taxes of the Company or any of its Subsidiaries have been fully paid. There are no disputes, audits, examinations or proceedings pending (or to the Knowledge of the Company, threatened in writing), or claims asserted, for material Taxes of the Company or any of its Subsidiaries.
(d) There are no Liens for Taxes (other than Permitted Liens) upon any of the assets of the Company or any of its Subsidiaries.
(e) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than any such agreement or arrangement exclusively between or among the Company and its Subsidiaries).
(f) Neither the Company nor any of its Subsidiaries (i) is or has been a member of an affiliated group filing a consolidated, combined or unitary income Tax Return (other than a group the common parent of which is the Company) or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), or as a transferee or successor.
(g) Neither the Company nor any of its Subsidiaries has been, within the past two years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(h) Since January 1, 2005, neither the Company nor any of its Subsidiaries has requested or is the subject of or bound by any private letter ruling,

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technical advice memorandum, or similar ruling or memorandum with any taxing authority with respect to any material Taxes, nor is any such request outstanding. The Company and its Subsidiaries have complied with and prepared all Tax Returns in accordance with any private letter ruling, technical advice memorandum, or similar ruling or memorandum obtained from a taxing authority prior to January 1, 2005.
(i) Neither the Company nor any of its Subsidiaries has been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).
(j) The Company is not, has not been, and will not be, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(k) Neither the Company nor any of its Subsidiaries has agreed or is required to include in income any material adjustment under Section 481(a) of the Code (or an analogous provision of Law) by reason of a change in accounting method or otherwise.
SECTION 3.14. Employee Benefits and Labor Matters.
(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a correct and complete list of all material: (i) “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (ii) employment, individual consulting, indemnification, change in control, retention, severance, transaction bonus or other compensation agreements; and (iii) bonus or other incentive compensation, stock purchase, equity or equity-based compensation, retirement, deferred compensation, termination, paid time-off, compensation-related tax gross up, employee loan, welfare benefit, life insurance, salary continuation, cafeteria, tuition reimbursement and any other material employee benefit plans, policies, agreements or arrangements with respect to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise, for current or former employees, individual consultants or directors of the Company or any of its ERISA Affiliates (as defined below) (collectively, the “Company Plans”). “ERISA Affiliates” means any trade or business, affiliate or subsidiary of the Company which is or has been under common control or which is or has ever been treated as a single employer with any of them under Section 414(b), (c), (m) or (o) of the Code. None of the Company Plans (i) is subject to Title IV of ERISA; (ii) is a “multiemployer plan”, as defined in Section 3(37) of ERISA; (iii) is or has been subject to Sections 4063 or 4064 of ERISA; and (iv) provides for post-retirement health, medical or life insurance coverage for former or current employees of the Company or any of its Subsidiaries, except as may be required under Part 6 of the Subtitle B of Title I of ERISA.
(b) Correct and complete copies of the following documents with respect to each of the Company Plans have been made available to Parent by the Company to the extent applicable: (i) any plan and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto (or written

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summaries of any non-written Company Plans); (ii) the three most recent Forms 5500 and all schedules thereto; (iii) the three most recent actuarial or financial reports; (iv) the most recent IRS determination letter; and (v) the most recent summary plan descriptions and any summaries of material modification, any material employee communications relating to any bonus arrangements and any amendment or modification thereto.
(c) The Company Plans have been maintained, in all material respects, in accordance with their terms and all applicable provisions of ERISA, the Code and other applicable Laws. To the Knowledge of the Company, neither the Company nor any fiduciary with respect to the Company Plans has engaged in a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA which could result in any material liability to the Company or the Company Plans. There are no pending actions, claims, investigations, lawsuits or other proceedings brought or filed with or by any Governmental Authority or arbitrator which have been asserted or instituted against any of the Company Plans, the assets or any of the trusts under such plans or, with respect thereto, the Company, any of its Subsidiaries, the plan sponsor or the plan administrator that, individually or in the aggregate could result in a material liability to the Company or the affected Company Plan, or, to the Knowledge of the Company, against any fiduciary of the Company Plans arising from, relating to, or in connection with the Company Plans (other than routine benefit claims).
(d) The Company Plans intended to qualify under Section 401 or other tax-favored treatment under of Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified, and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Company Plans that could reasonably be expected to cause the loss of such qualification or exemption, or the imposition of any liability, penalty or tax under ERISA, the Code, or other applicable Laws that, individually or in the aggregate, could result in a material liability to the Company or the affected Company Plan.
(e) Except as set forth in Section 3.14(e)(i) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger will (alone or together with other events) with respect to the employment or service of any employee, director or individual independent contractor of the Company or any of its Subsidiaries)(i) result in any payment becoming due to any employee, director or individual independent contractor of the Company or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Company Plan, (iii) require any contributions or payments to fund any obligations under any Company Plan, or (iv) result in the acceleration of the time of payment, funding or vesting of any such benefits under any Company Plan. Section 3.14(e)(ii) of the Company Disclosure Schedule lists the payments and benefits with respect to each “disqualified individual” (as defined in Section 280G(c) of the Code) that could be deemed a “parachute payment” (as defined in Section 280G(b)(2) of the Code) as a result of the consummation of the Merger.
(f) Other than as set forth on Section 3.14(f) of the Company Disclosure Schedule or as required pursuant to this Agreement, the Company does not

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have any written, or material oral, legally binding contract, plan, or commitment to create any additional Company Plan or to modify any existing Company Plan.
(g) No Company stock or other security issued by the Company forms or has formed a material part of the assets of any Company Plan that is intended by the Company to provide retirement benefits.
(h) Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. To the Knowledge of the Company, there is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or threatened. With respect to the Company or any of its Subsidiaries there is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other material labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. Except as set forth on Section 3.14(h) of the Company Disclosure Schedule, there are no complaints, charges, claims, investigations, lawsuits or other proceedings against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that could be brought or filed with or by any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual. The Company and its Subsidiaries are in compliance with all Laws relating to the employment of labor, including, without limitation, all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding and/or social security taxes and any similar tax, except for immaterial non-compliance. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries within the six months prior to the Effective Time, determined in each case without regard to any terminations of employees of the Company or any of its Subsidiaries or plant closings that occur following the Closing Date.
SECTION 3.15. Environmental Matters.
(a) Except for those matters that, individually or in the aggregate would not have a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, (ii) there is no investigation, suit, claim, action or proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any real property currently or, to the Knowledge of the Company, owned, operated or leased by the Company or any of its Subsidiaries, (iii) other than as provided for in insurance and reinsurance contracts issued

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in the ordinary course of the Company’s business, neither the Company nor any of its Subsidiaries has received any notice of or entered into any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws and (iv) to the Knowledge of the Company, no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries including at any property currently or formerly owned, operated or leased by the Company or any of its Subsidiaries that could reasonably be expected to result in the Company and its Subsidiaries incurring liabilities under Environmental Laws.
(b) For purposes of this Agreement:
(i) “Environmental Laws” means all Laws relating to the environment, preservation or reclamation of natural resources, the presence, management or release of, or exposure to, Hazardous Materials, or to human health and safety.
(ii) “Hazardous Materials” means any material, substance of waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.
SECTION 3.16. Contracts.
(a) Set forth in Section 3.16(a) of the Company Disclosure Schedule is a list of each of the following to which the Company or any of its Subsidiaries is a party:
(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC;
(ii) any Contract that purports to limit, curtail or restrict the ability of the Company or any of its existing or future Subsidiaries or Affiliates to compete in any geographic area or line of business or restrict the Persons to whom the Company or any of its existing or future Subsidiaries or Affiliates may sell products or deliver services;
(iii) any joint venture, partnership or other similar agreement, including agreements pursuant to which the Company or any of its Subsidiaries hold minority interests;
(iv) any Contract (or series of related Contracts) that involves the acquisition or disposition, directly or indirectly (by merger, purchase or otherwise), of capital stock or other equity interests or assets (including books of business), that (A) was entered into since January 1, 2008 or (B) contains obligations (including indemnification, “earn-out” or other contingent obligations)

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that are still in effect and could result in material payments by the Company or any of its Subsidiaries;
(v) any loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, in each case in excess of $100,000;
(vi) any employment, severance, retention or indemnification contract applicable to (A) any “named executive officer” (as such term is defined in Item 402 of Regulation S-K) or director of the Company or (B) any employee of the Company or any its Subsidiaries entitled to at least one (1)-month’s severance pay or to annual compensation in excess of $200,000, in each case, that cannot be canceled by the Company (or the applicable Subsidiary of the Company) upon sixty (60) days’ notice without liability, penalty or premium;
(vii) any Contract containing outstanding obligations (whether or not measured in cash) in excess of $1,000,000 in any twelve (12)-month period or that is otherwise material to the business of the Company;
(viii) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date hereof of assets (including books of business) other than in the ordinary course of business consistent with past practice;
(ix) any Contract entered into since January 1, 2007 providing for outbound reinsurance of any risks of any Company Insurance Subsidiary or any Insurance Pool in which any Company Insurance Subsidiary participates;
(x) any lease for real property; and
(xi) any commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed in (A) on Section 3.16(a)(i) of the Company Disclosure Schedule, together with any and all other Contracts of such type entered into in accordance with Section 5.3, each a “Material Contract”) and (B) Section 3.16(a)(ii)-(x) of the Company Disclosure Schedule, together with any and all other Contracts of such type entered into in accordance with Section 5.3, each a “Company Contract”).
(b) The Company has made available to Parent correct and complete copies of each Material Contract and Company Contract, together with any and all amendments and supplements thereto. Each Material Contract and, to the Knowledge of the Company, each Company Contract, is valid and binding on the Company and each of its Subsidiaries party thereto and is in full force and effect, except for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, there is no breach or default under any

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Material Contract or to the Knowledge of the Company, under any Company Contract, by the Company or any of its Subsidiaries, or to the Knowledge of the Company, any other party thereto and no condition exists that with or without the lapse of time or the giving of notice or both would constitute a breach or default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, any other party thereto, in each case, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. No party to any Material Contract or, to the Knowledge of the Company, any Company Contract, has given the Company or any of its Subsidiaries notice of its intention to cancel, terminate, change the scope of rights under, or not renew, any Material Contract or Company Contract.
SECTION 3.17. Title to Property. The Company and its Subsidiaries (a) have good and valid title to, or valid leasehold or sublease interests or other comparable contract rights in and to, all properties and other assets which are, individually or in the aggregate, material to the business or financial condition of the Company and its Subsidiaries taken as a whole, free and clear of all Liens (except for Permitted Liens) and (b) have complied with the terms of each lease of property that is material to the Company and its Subsidiaries, taken as a whole. Such leases are in full force and effect (except for any scheduled expirations after the date hereof in accordance with the terms of such leases) and enforceable in accordance with their respective terms against the Company or its Subsidiary party thereto and, to the Knowledge of the Company, the other parties thereto (subject in each case to the Bankruptcy and Equity Exception), and neither the Company nor any of its Subsidiaries has received or provided any written notice of any event or occurrence that has resulted or would reasonably be expected to result (with or without the giving of notice, the lapse of time or both) in a material default with respect to any such lease. Each of the Company and its Subsidiaries enjoys peaceful and undisturbed possession under all such leases in all material respects, except where the failure to so comply would not, individually or in the aggregate, have a Company Material Adverse Effect.
SECTION 3.18. Technology and Intellectual Property.
(a) Section 3.18(a)(i) of the Company Disclosure Schedule contains a complete and accurate list of all Owned Intellectual Property. Section 3.18(a)(ii) of the Company Disclosure Schedule contains a complete and accurate list of all Material Licenses. All Owned Intellectual Property listed or required to be listed in Section 3.18(a)(i) of the Company Disclosure Schedule is solely and exclusively owned by the Company and its Subsidiaries, free and clear of all Liens (other than Permitted Liens). All necessary issuance, registration, maintenance, renewal and other relevant filing fees in connection with any of the Owned Intellectual Property listed or required to be listed on Section 3.18(a)(i) of the Company Disclosure Schedule have been timely paid, and all necessary documents, certificates and other relevant filings in connection with any such Owned Intellectual Property have been timely filed, with the relevant governmental entities and Internet domain name registrars in the United States or foreign jurisdictions, as the case may be, for the purpose of maintaining such Owned Intellectual Property and all issuances, registrations and applications therefor in full force and effect.

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(b) To the Knowledge of the Company, all of the Company Intellectual Property, and all of the rights of the Company and its Subsidiaries in and to the Company Intellectual Property, are valid, subsisting and enforceable. The Company or one of its Subsidiaries is the sole and exclusive owner of (or has valid and continuing rights to use or otherwise commercially exploit) all Company Intellectual Property, free and clear of all Liens (other than Permitted Liens).
(c) Prior to the date hereof, there have been no written claims made or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries asserting (i) the invalidity, misuse or unenforceability of any of the Company Intellectual Property, or (ii) that the operation of the business of the Company or any of its Subsidiaries infringes, violates, misappropriates or otherwise conflicts with any Intellectual Property or any other proprietary or privacy right of any third party. The Company and its Subsidiaries have not received any written (including by electronic mail) notice of any such threatened claim. To the Knowledge of the Company, none of the Company Intellectual Property, the development, manufacturing, licensing, marketing, importation, exportation, offer for sale, sale, use or other exploitation of any products or services in connection with the respective businesses of the Company and its Subsidiaries, or the respective business practices, methods or operations of the Company and its Subsidiaries, infringes, violates, misappropriates or otherwise conflicts with (or has infringed, violated, misappropriated or otherwise conflicted with) any Intellectual Property or other proprietary or privacy right of any Person. To the Knowledge of the Company, no Person has infringed upon, misappropriated, diluted, violated or otherwise conflicted with or is currently infringing upon, misappropriating, diluting, violating or otherwise conflicting with any Company Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries. No written claims or, to the Knowledge of the Company, unwritten claims have been made against any Person by the Company or any of its Subsidiaries alleging that any Person is infringing upon, misappropriating, diluting, violating or otherwise conflicting, or has infringed upon, misappropriated, diluted, violated or otherwise conflicted with, any Company Intellectual Property owned by or exclusively licensed to the Company or any of its Subsidiaries.
(d) To the Knowledge of the Company, no material trade secret included in the Company Intellectual Property has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any employee or any third party other than pursuant to a written non-disclosure agreement restricting the disclosure and use thereof. To the Knowledge of the Company, no employee, consultant, independent contractor or any other third party has any right, title or interest, directly or indirectly, in any Owned Intellectual Property.
(e) Other than as set forth in Section 3.18(e) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is currently a party to any source code escrow agreement or any other agreement (or a party to any agreement obligating the Company or any of its Subsidiaries to enter into a source code escrow agreement or other agreement) requiring the deposit of source code or related materials for any such Software.

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(f) Except with respect to “shrink wrapped” or “off the shelf” Software licensed to the Company or any of its Subsidiaries on standard terms for less than $50,000 per annum or as otherwise set forth in Section 3.18(f) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries is required, obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise, or to provide any other consideration of any kind, to any owner or licensor of, or other claimant to, any Intellectual Property, or any other Person, with respect to the use of such Intellectual Property or in connection with the conduct of the respective businesses of the Company and each of its Subsidiaries as currently conducted.
(g) For the past three (3) years, to the Knowledge of the Company, (i) no part of the information technology systems is or has been infected by any virus or other extraneously induced malfunction that has caused a material loss of performance of the information technology systems or the loss of any material data stored on the information technology systems and (ii) there has been no unauthorized access to or use of the information technology systems that has required notification to any Person pursuant to any applicable breach notification laws. To the Knowledge of the Company, the Company and its Subsidiaries are not in breach of any posted privacy policies or any laws or regulations relating to personally identifiable information. The Company and has implemented a plan in the event of a failure of the information technology systems (whether due to natural disaster, power failure or otherwise) intended to reasonably minimize any disruption to the operations of the Company or any of its Subsidiaries in the event of such a failure.
SECTION 3.19. Insurance. Copies of all material insurance policies maintained by the Company and its Subsidiaries as the insured and all policies covering directors and officers of the Company as of the date hereof have been provided to Parent or Merger Sub. Except as would not, individually or in the aggregate, be material to the Company and its Subsidiaries, (a) all such policies are in full force and effect and (b) neither the Company nor any of its Subsidiaries is in breach or default, and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification under any policy. Except as set forth in Section 3.19 of the Company Disclosure Schedule, the consummation of the Transactions will not cause the revocation, cancellation or termination of any insurance policy of the Company or its Subsidiaries.
SECTION 3.20. Insurance Matters.
(a) The Company conducts its insurance operations through its Subsidiaries set forth in Section 3.20(a)(i) of the Company Disclosure Schedule (collectively, the “Company Insurance Subsidiaries”). Each of the Company Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company in its jurisdiction of incorporation, (ii) duly licensed, authorized or otherwise eligible to transact the business of insurance in each other jurisdiction where it is required to be so licensed, authorized or eligible and (iii) duly authorized or eligible in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements, except in the case of clauses

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(i), (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries. Except as set forth in Section 3.20(a)(ii) of the Company Disclosure Schedule, each of the Company’s Subsidiaries that acts as an insurance broker, agent, managing general agent, producer or intermediary (“Company Insurance Intermediary”) is duly licensed in each jurisdiction in which it is required to be so licensed, except where the failure to be so licensed would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries. No Company Insurance Subsidiary is commercially domiciled in any jurisdiction. The Company Insurance Intermediaries are set forth in Section 3.20(a)(ii) of the Company Disclosure Schedule.
(b) To the Knowledge of the Company, as of the date hereof, all ceded reinsurance treaties or agreements to which any Subsidiary of the Company (or, to the Knowledge of the Company, any Pool Member, to the extent such treaty or agreement reinsures risks of an Insurance Pool) is a party or under which any Subsidiary of the Company (or, to the Knowledge of the Company, any Pool Member, to the extent such treaty or agreement reinsures risks of an Insurance Pool) has any existing material rights, obligations or liabilities (the “Company Reinsurance Agreements”) are in full force and effect in accordance with their terms. Neither the Company nor any Subsidiary thereof is in default as to any material provision thereof, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries. Since January 1, 2008, neither the Company nor any Subsidiary thereof has received any written notice to the effect that (i) the financial condition of any reinsurer party to any such agreement is materially impaired with the result that a default thereunder may reasonably be anticipated, (ii) there is a material dispute with respect to any material amounts recoverable by any Subsidiary of the Company pursuant to any Company Reinsurance Agreement or (iii) a reinsurer intends to cancel any Company Reinsurance Agreement, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries. Section 3.20(b) of the Company Disclosure Schedule sets forth a list of each dispute or series of related disputes pending, or to the Knowledge of the Company, threatened between the Company, any of its Subsidiaries (or, to the Knowledge of the Company, any Pool Member, to the extent such dispute relates to risks of an Insurance Pool), on the one hand, and any reinsurer, on the other hand.
(c) With respect to any Company Reinsurance Agreement for which any Company Insurance Subsidiary has taken credit for reinsurance ceded on its Company SAP Statement, (i) there have been no separate written or oral agreements between any of the Company or its Subsidiaries (or, to the Knowledge of the Company, any Pool Member) and the assuming reinsurer that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any such Company Reinsurance Agreement other than inuring contracts that are explicitly defined in any such Company Reinsurance Agreement, (ii) for each such Company Reinsurance Agreement entered into, renewed or amended on or after January 1, 2008, for which risk transfer is not reasonably considered to be self-evident, documentation concerning the economic intent of the transaction and the risk transfer analysis evidencing the proper accounting treatment, as required by SSAP No. 62, is

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available for review by the domiciliary state insurance departments for each of the Company Insurance Subsidiaries and (iii) from and after January 1, 2008, each of the Company Insurance Subsidiaries complies and has complied in all material respects with all of the requirements set forth in SSAP No. 62.
(d) Prior to the date hereof, the Company has made available to Parent a true and complete copy of all material actuarial reports prepared by actuaries, independent or otherwise, with respect to any Company Insurance Subsidiary since January 1, 2008, and all material attachments, addenda, supplements and modifications thereto. The information and data furnished by the Company and its Subsidiaries to its independent actuaries in connection with the preparation of such actuarial reports were accurate in all material respects for the periods covered in such reports.
(e) Except for regular periodic assessments in the ordinary course of business or assessments based on developments that are publicly known within the insurance industry, as of the date hereof, no claim or assessment is pending or, to the Knowledge of the Company, threatened in writing against any Company Insurance Subsidiary by any state insurance guaranty association in connection with such association’s fund relating to insolvent insurers, except for any such claims or assessments that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries.
(f) Since January 1, 2008, to the Knowledge of the Company, (i) salaried employees of the Company and its Subsidiaries, who, in each of the foregoing cases, is performing the duties of insurance producer, agency, agent or managing general agent for the Company and its Subsidiaries and/or any Insurance Pool (collectively, “Company Producers”), at the time such Company Producer wrote, sold, or produced business for or on behalf of the Company or any of its Subsidiaries or such Insurance Pool that requires a License, was duly licensed and appointed as required by applicable Law, in the particular jurisdiction in which such Company Producer wrote, sold or produced business and (ii) each of the agency agreements and appointments between the Company Producers, including as subagents under the Company’s affiliated insurance agency, and the Company and any of its Subsidiaries, is valid and binding and in full force and effect in accordance with its terms, except as would not, individually or in the aggregate, have a Company Material Adverse Effect. To the Knowledge of the Company, as of the date hereof, no Company Producer has been since January 1, 2008, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law applicable to the writing, sale, production or administration of insurance or other business for the Company, any of its Subsidiaries or any Insurance Pool, except for such violations that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries. Except as set forth in Section 3.20(f) of the Company Disclosure Schedule, to the Knowledge of the Company, as of the date hereof, no Company Producer individually accounting directly or indirectly for 2% or more of the total gross premiums of all of the Company’s Subsidiaries for the year ended December 31, 2009, has notified the Company or any of its Subsidiaries that such Company Producer will be unable in any material respect or unwilling to continue its relationship as a Company Producer with the

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Company or any of its Subsidiaries or any Insurance Pool within twelve months after the date hereof.
(g) To the Knowledge of the Company, Section 3.20(g) of the Company Disclosure Schedule sets forth, with respect to each Insurance Pool, a list complete and accurate in all material respects, of the participations of each Pool Member for each year of such Insurance Pool’s existence (beginning with the year of such pool’s creation), which list reflects all adjustments to pool participations, including as a result of intra-pool transfers, withdrawals and liquidations. Neither the Company nor any Subsidiary of the Company is in material default as to any material provision of any Pool Agreement. Since January 1, 2008, neither the Company nor any Subsidiary of the Company has received any written notice to the effect that (i) the financial condition of any Pool Member is materially impaired with the result that a default thereunder may reasonably be anticipated or (ii) there is a material dispute with respect to any material amounts recoverable by any Subsidiary of the Company pursuant to any Pool Agreement.
SECTION 3.21. Policy Reserves. The policy reserves of the Company Insurance Subsidiaries recorded in their respective Company SAP Statements, as of December 31, 2009 and March 31, 2010, (a) have been computed in all material respects in accordance with generally accepted actuarial standards in effect on such date and (b) were in compliance in all material respects with the requirements for policy reserves established by the domiciliary insurance regulatory authority of such Company Insurance Subsidiary. Notwithstanding the foregoing, the Company is not making any representation or warranty in this Section 3.21 as to the adequacy or sufficiency of reserves.
SECTION 3.22. Opinion of Financial Advisor. The Company Board has received the opinion of Keefe, Bruyette & Woods, Inc., dated the date hereof, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Merger Consideration is fair, from a financial point of view, to the holders of Company Shares.
SECTION 3.23. Brokers. Except for Keefe, Bruyette & Woods, Inc., the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions, based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. A correct and complete copy of the Company’s engagement letter with Keefe, Bruyette & Woods, Inc. relating to the Merger and other Transactions has been delivered to Parent (the “Engagement Letter”).
SECTION 3.24. Rating. As of the date of this Agreement, neither the Company nor any Company Insurance Subsidiary has received any communication from A.M. Best Company that it intends to lower or place under surveillance any rating assigned to a Company Insurance Subsidiary as of the Balance Sheet Date.

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SECTION 3.25. State Takeover Statutes. Subject to the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, the Company and the Company Board have taken all action required to be taken by them to exempt the Transactions from the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of any state.
SECTION 3.26. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, including any modification or qualification thereto included in the Company Disclosure Schedule, none of the Company, the Company’s Subsidiaries or any other Person on behalf of the Company or its Subsidiaries makes any other express or implied representation or warranty with respect to the Company, any of the Company’s Subsidiaries or any information provided to Parent or Merger Sub with respect to the Company or any of the Company’s Subsidiaries.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Except as set forth in the corresponding sections or subsections of the disclosure schedule, dated the date hereof, delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall be deemed disclosure with respect to any section or subsection of this Agreement to which the relevance of such item is reasonably apparent), as of the date of this Agreement (or such other time as may be specified), Parent and Merger Sub jointly and severally represent and warrant to the Company that:
SECTION 4.1. Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except where any such failure to be so organized, existing or in good standing or to have such power or authority except as would not, individually or in the aggregate, prevent or materially delay the consummation of the Transactions. Each of Parent and Merger Sub is duly licensed and qualified, as applicable, to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions or the performance of their respective obligations hereunder.
SECTION 4.2. Ownership and Operations of Merger Sub. Parent owns of record, and as of the Effective Time will own, all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the

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Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.
SECTION 4.3. Authority. Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors and by Parent as the sole shareholder of Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution, delivery and performance by Parent or Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
SECTION 4.4. Non-Contravention. Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will (a) violate or conflict with any provision of articles of incorporation or bylaws of Parent or Merger Sub or (b) assuming that the authorizations, consents and approvals referred to in Section 4.5 are obtained and the filings referred to in Section 4.5 are made, violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, or (c) violate, breach, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent, Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract or Permit to which Parent, Merger Sub, or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clauses (b) and (c), as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the consummation of the Transactions.
SECTION 4.5. Governmental Approvals. Except for (a) filings required under, and compliance with other applicable requirements of, the Exchange Act, and the rules of NYSE, (b) the filing of the Certificate of Merger with the Department of State of the State of New York pursuant to the NYBCL, (c) filings required under, and compliance with other applicable requirements of, the HSR Act, and (d) the consents, approvals, authorizations, Permits, filings or notifications listed in Section 4.5 of the Parent Disclosure Schedule (including filings with, and approval of, the insurance regulatory authorities in the jurisdictions listed thereon), no consents or approvals of, or filings, Permits, notifications, declarations or registrations with, any Governmental

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Authority are necessary for the execution, delivery and performance of this Agreement by Parent or Merger Sub and the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, notifications, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the consummation of the Transactions.
SECTION 4.6. Legal Proceedings. Except insofar as do not, and as would not reasonably be expected to, individually in the aggregate, prevent or materially delay the consummation of the Transactions there is no pending or, to the knowledge of Parent, threatened, material legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, Parent or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the knowledge of Parent, threatened to be imposed) upon Parent or any of its Subsidiaries or the assets of Parent or any of its Subsidiaries, by or before any Governmental Authority.
SECTION 4.7. Information Supplied. None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement or other filing required under the Exchange Act will, at the date it (and any amendment or supplement thereto) is first mailed to the shareholders of the Company (or filed, with respect to such other required filings) or, at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that no representation or warranty is made by Parent or Merger Sub with respect to information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing.
SECTION 4.8. Financing. Parent and Merger Sub will have, at the Effective Time, sufficient funds to pay the aggregate Merger Consideration.
SECTION 4.9. Ownership of Company Shares. Neither Parent nor any of its Subsidiaries, including Merger Sub, is the beneficial owner of any shares of capital stock of the Company or is an “interested person” as defined in Section 903 of the NYBCL, other than as contemplated by the Transactions, including the Shareholders Agreement.
SECTION 4.10. Guarantee. Concurrently with the execution of this Agreement, the Guarantors have delivered to the Company the duly executed Guarantees. Each Guarantee is valid and in full force and effect, and is the valid, binding and enforceable obligation of the Guarantors thereto, and no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantors under each Guarantee.
SECTION 4.11. No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement or the Shareholders

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Agreement, neither Parent nor Merger Sub nor any other Person on its behalf makes any other express or implied representation or warranty with respect to Parent or Merger Sub or any information provided to the Company or any of its Subsidiaries with respect to Parent or Merger Sub.
ARTICLE V
ADDITIONAL COVENANTS AND AGREEMENTS
SECTION 5.1. Proxy Statement; Company Shareholders Meeting.
(a) As promptly as reasonably practicable (but in no event more than twenty-five (25) Business Days) following the date of this Agreement, the Company shall prepare and file with the SEC a preliminary Proxy Statement, which shall comply as to form in all material respects with applicable requirements of the Exchange Act. The Company shall as promptly as reasonably practicable respond to any comments of the SEC or its staff and cause the Proxy Statement to be mailed to the shareholders of the Company as promptly as reasonably practicable (but in no event more than ten (10) days) after the Proxy Statement has been cleared by the SEC for mailing to the shareholders of the Company. As promptly as reasonably practicable, each of Parent and the Company shall notify the other of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement, or for additional information. The Company or Parent, as applicable, will supply the other party with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Transactions (and the Company and its counsel shall keep Parent and its counsel reasonably informed of all communications with the SEC and its staff (including all meetings and telephone conferences) with respect to the Proxy Statement or the Transactions). If at any time prior to the Company Shareholders Meeting any event shall occur, or fact or information shall be discovered, that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the Company shall prepare and file with the SEC such amendment or supplement as promptly as practicable and, to the extent required by Law, cause such amendment or supplement to be disseminated to the shareholders of the Company. Parent and Merger Sub shall, and shall cause their respective Representatives to, cooperate with the Company in the preparation of the Proxy Statement or any amendment or supplement thereto and shall furnish to the Company all information relating to it and its Affiliates as required by the Exchange Act, or requested by the SEC or its staff, to be set forth in the Proxy Statement or in any other filing required under the Exchange Act. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on such document or response.

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(b) The Company shall, as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC for mailing to the shareholders of the Company, duly call, give notice of, convene and hold a special meeting of shareholders of the Company (including any adjournment or postponement thereof, the “Company Shareholders Meeting”) for the purpose of obtaining the Company Shareholder Approval.
(c) Unless this Agreement has been terminated in accordance with its terms, the Company shall (subject to the right to make an Adverse Recommendation Change in accordance with Section 5.2) (i) through the Company Board, recommend to the shareholders of the Company that they adopt this Agreement and give the Company Shareholder Approval (the “Company Recommendation”), (ii) include the Company Recommendation in the Proxy Statement and (iii) use reasonable best efforts to solicit the Company Shareholder Approval. The Company shall provide Parent with such information with respect to the solicitation of the Company Shareholder Approval as Parent may from time to time reasonably request. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Shareholders Meeting (in any event, to a date no later than five (5) Business Days prior to the Outside Date) (i) to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the shareholders of the Company in advance of the vote to be held at the Company Shareholders Meeting if, the Company reasonably determines that such supplement or amendment is required by applicable Law or (ii) if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company at the Company Shareholders Meeting.
SECTION 5.2. Takeover Proposals; Board Recommendation; Etc.
(a) Except as otherwise permitted by this Section 5.2, the Company shall not, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ respective officers and directors not to, and shall direct the Company’s and its Subsidiaries’ employees, advisors, investment bankers, agents and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) solicit, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) the making of, or any inquiries regarding, a Takeover Proposal or (ii) engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding a Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal; provided that if the Company or any of its Subsidiaries or their respective Representatives receives, after the date hereof and prior to receipt of the Company Shareholder Approval, a written Takeover Proposal (which was unsolicited and not involving a breach of this Section 5.2) that the Company Board determines in good faith constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company and its Representatives may, prior to receipt of the Company Shareholder Approval and subject to compliance with the Company’s obligations under this Section 5.2, (A) furnish, pursuant to an Acceptable Confidentiality Agreement, any information with respect to the Company and its Subsidiaries to the Person (or group of Persons) making such Takeover Proposal (provided that the

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Company shall concurrently provide to Parent all non-public information concerning the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to Parent or its Representatives), and (B) engage and participate in discussions and negotiations with such Person (or group of Persons) regarding such Takeover Proposal. The Company shall not enter into any confidentiality agreement with any Person which prohibits the Company from complying with its obligations to Parent under this Section 5.2.
(b) Neither the Company Board nor any committee thereof shall (i) (A) withdraw, qualify or change, or propose to withdraw, qualify or change, in a manner adverse to Parent, the Company Recommendation or (B) approve or recommend a Takeover Proposal or any proposal that would reasonably be expected to lead to a Takeover Proposal (any action described in this clause (i), an “Adverse Recommendation Change”), or (ii) authorize or permit the Company or any of its Subsidiaries to enter into any merger, acquisition, share exchange or other agreement with respect to any Takeover Proposal (other than a confidentiality agreement in accordance with this Section 5.2) (each, a “Company Acquisition Agreement”).
(c) Notwithstanding Section 5.2(b), prior to receipt of the Company Shareholder Approval, if the Company receives a Takeover Proposal which the Company Board determines in good faith after consultation with outside legal counsel and an outside financial advisor, constitutes a Superior Proposal (after giving effect to all of the adjustments to the terms of this Agreement which may be offered by Parent including pursuant to this Section 5.2(c)), the Company Board may, if it determines in good faith after consultation with such outside legal counsel that failure to take such action would be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law: (i) make an Adverse Recommendation Change in response to such Superior Proposal, (ii) approve or recommend such Superior Proposal and/or (iii) terminate this Agreement to enter into a Company Acquisition Agreement with respect to such Superior Proposal in accordance with Section 7.1(d)(ii); provided that, in the case of clause (iii), the Company shall pay to Parent the Company Termination Fee pursuant to Section 7.3(a)(iii) (and any purported termination without such payment shall be void and of no force or effect); provided further that the Company Board may not take any of the actions contemplated by clauses (i)-(iii), in each case, (A) if the Superior Proposal resulted from a breach by the Company of this Section 5.2 or (B) until after the third (3rd) Business Day following Parent’s receipt of written notice from the Company advising Parent that the Company Board intends to take any such action, which notice (x) specifies the material terms and conditions of (and the identity of the Person or group of Persons making) the Superior Proposal and (y) includes copies of all information described in Section 5.2(e)(ii) (it being understood and agreed that any amendment to the financial terms or other material terms or conditions of such Superior Proposal shall require a new notice to Parent and a new three (3) Business Day period). During any such three (3) Business Day period, if requested by Parent, the Company shall engage in good faith negotiations with Parent to amend this Agreement in a manner such that the failure by the Company Board to take any such action would not be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law. In determining whether to take any such action (and whether the relevant Takeover Proposal still constitutes a

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Superior Proposal), the Company Board shall take into account any changes to the terms of this Agreement proposed by Parent.
(d) Nothing contained in this Section 5.2 or elsewhere in this Agreement shall be deemed to prohibit the Company or the Company Board from complying with its disclosure obligations under applicable Law with regard to a Takeover Proposal, including taking and disclosing to the Company’s shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act. Notwithstanding the foregoing, nothing in this Section 5.2(d) shall in any way affect the determination of whether there has been an Adverse Recommendation Change; provided that in no event shall any “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act be deemed to be an Adverse Recommendation Change.
(e) In addition to the other obligations set forth in this Section 5.2:
(i) the Company shall, and shall cause its Subsidiaries and Representatives to, cease immediately and cause to be terminated any and all existing discussions or negotiations with any third party or its representatives or financing sources conducted prior to the date hereof with respect to any Takeover Proposal or any proposal that could reasonably be expected to lead to a Takeover Proposal; and
(ii) in addition to the other obligations set forth in this Section 5.2, the Company shall as promptly as reasonably practicable advise Parent in writing, and in no event later than twenty four (24) hours after receipt, if any proposal, offer or inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, the Company or its Subsidiaries or Representatives in respect of a Takeover Proposal or potential Takeover Proposal, and shall, in such notice to Parent, indicate the identity of the Person or group of Persons making such proposal, offer, inquiry or request and the material terms and conditions of such proposal or offer and the nature of such inquiry or request (and shall include with such notice copies of any draft agreements and financing commitment letters) and thereafter shall promptly keep Parent informed of all material developments affecting the status and terms and conditions of such proposal, offer, inquiry or request (and the Company shall provide Parent with copies of any additional draft agreements and financing commitment letters) and of the status of discussions or negotiations.
(f) For purposes of this Agreement:
(i) “Superior Proposal” means any bona fide written Takeover Proposal (with all of the percentages included in the definition of Takeover Proposal increased to fifty percent (50%)) on terms which the Company Board determines in good faith after consultation with outside legal counsel and an outside financial advisor (i) to be more favorable from a financial point of view to the holders of Company Shares (other than Parent and its Subsidiaries) than the

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Merger, taking into account all the terms and conditions of such proposal (including price, form of consideration, closing conditions and the likelihood and timing of consummation thereof based upon, among other things, the availability of financing and the expectation of obtaining required approvals) and this Agreement (including any changes to the terms of this Agreement committed to by Parent to the Company in writing) and (ii) is reasonably capable of being completed on the terms proposed.
(ii) “Takeover Proposal” means any inquiry, proposal or offer from any third party relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to twenty percent (20%) or more of the Company’s consolidated assets or to which twenty percent (20%) or more of the Company’s revenues or earnings on a consolidated basis are attributable, (ii) acquisition of beneficial ownership (within the meaning of Section 13 under the Exchange Act) of twenty percent (20%) or more of the outstanding Company Shares or any other class of equity securities of the Company, (iii) tender offer or exchange offer that if consummated would result in any Person (or “group,” as defined under Section 13 of the Exchange Act) beneficially owning twenty percent (20%) or more of the outstanding Company Shares or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.
SECTION 5.3. Conduct of Business by the Company. Except as expressly permitted by this Agreement or as required by applicable Law or as set forth in Section 5.3 of the Company Disclosure Schedule, during the period from the date hereof until the Effective Time, unless Parent otherwise consents in writing, which consent shall not be unreasonably withheld or delayed, the Company shall, and shall cause each of its Subsidiaries to, (x) conduct its business in the ordinary course consistent with past practice and (y) use commercially reasonable efforts to maintain and preserve intact its business organization and its goodwill and relationships with producers, brokers, customers, suppliers, licensors, licensees, employees, consultants and other Persons with whom the Company or its Subsidiaries have material business relationships and retain the services of its present officers and key employees. Without limiting the generality of the foregoing, except as set forth in Section 5.3 of the Company Disclosure Schedule during the period from the date hereof to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:
(a) issue, sell or grant any shares of its capital stock or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or equity interests, or any warrants, options or right to purchase or acquire any shares of its capital stock or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock or equity interests, provided that the Company may issue Company Shares upon the exercise of options

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granted under the Company Stock Plans that are outstanding on the date hereof and in accordance with the terms thereof;
(b) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock or equity interests, or any rights, warrants or options to acquire any shares of its capital stock or equity interests;
(c) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its shareholders in their capacity as such, other than (i) dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent or (ii) quarterly dividends consistent with past practice in an amount not to exceed $0.10 per share of Company Shares (adjusted to reflect any stock dividends, splits, subdivisions or other similar events);
(d) split, combine, subdivide or reclassify any shares of its capital stock;
(e) (i) incur or assume any indebtedness for borrowed money, (ii) guarantee any indebtedness (or enter into a “keep well” or similar agreement) or (iii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries;
(f) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business other than investments in the ordinary course of business consistent with past practice and consistent with the Company’s investment guidelines;
(g) make any capital expenditure or expenditures which (i) involves the purchase of real property or (ii) is in excess of $100,000 in the aggregate;
(h) sell, dispose of or otherwise transfer (by merger or otherwise), lease out or license out, or pledge, mortgage or otherwise encumber, any of its properties or assets (including securities of Subsidiaries, which shall not be subject to the exceptions set forth in clauses (i) and (ii) below), other than (i) disposal of investments in accordance with the investment guidelines as the same may be amended from time to time, (ii) dispositions of assets with a fair market value of less than $100,000 in the aggregate, or (iii) pursuant to Contracts in effect on the date hereof and listed on Section 5.3(h) of the Company Disclosure Schedule, correct and complete copies of which have been made available to Parent;
(i) directly or indirectly acquire (by merger, consolidation, acquisition of equity interests or assets or any other business combination) any corporation, partnership, limited liability company, joint venture, other business organization (or division thereof) or any property;

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(j) increase in any manner the compensation of any of its directors, officers or employees (except (x) increases in the ordinary course of business consistent with past practice in salaries, wages, bonuses, incentives or benefits of employees of the Company or any of the Company’s Subsidiaries who are not directors or executive officers of the Company; provided that no such increase with respect to any such employee shall be greater than an amount equal to 3% of the employee’s annual base salary; or (y) with respect to individuals who are first employed by the Company or any of the Company’s Subsidiaries after the date hereof in the ordinary course of business consistent with past practice, provided that, without Parent’s written consent, no such individual shall be employed whose annual base salary is greater than $100,000) or enter into, establish, materially amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity (or equity-based), pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, director, officer, other employee, consultant or Affiliate, other than, as the case may be, as required by applicable Laws or written agreements in existence on the date hereof, each as set forth on Schedule 3.14(f) of the Company Disclosure Schedule or set forth on Section 5.3(j) of the Company Disclosure Schedule;
(k) except as set forth in Section 5.3(k) of the Company Disclosure Schedule, (i) modify or amend in any material respect, waive or release any material rights or claims under, or terminate, any Material Contract or Company Contract or, other than in the ordinary course of business consistent with past practice, any other Contract that is material to the Company and its Subsidiaries taken as a whole, (ii) amend or modify the Engagement Letter, (iii) enter into any successor agreement to an expiring Material Contract or Company Contract that changes the terms of the expiring Material Contract or Company Contract in any material respect, or (iv) enter into any new Contract that would have been considered a Material Contract or Company Contract if it were entered into at or prior to the date hereof;
(l) make, change or revoke any material Tax election, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim or assessment, other than pursuant to extensions of time to file Tax returns in the ordinary course of business;
(m) amend the Company Charter Documents or the Subsidiary Documents;
(n) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;
(o) (i) settle or compromise any claim, audit, arbitration, suit, investigation, complaint or other proceeding in excess of the amount of the corresponding reserve established on the consolidated balance sheet of the Company as reflected in the most recent applicable Required Company SEC Document plus any applicable third party insurance proceeds, except (A) as required by the express terms of any Contract in effect

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prior to the execution and delivery of this Agreement, (B) for any settlements or compromises of insurance claims or litigation or arbitration arising in the ordinary course of business or (C) for any settlements or compromises involving total aggregate payments not in excess of the amount set forth in Section 5.3(o) of the Company Disclosure Schedule, it being understood that this subsection (C) shall be in addition to and not in limitation of subsections (A) and (B) above, or (ii) enter into any consent decree, injunction or similar restraint or form of equitable relief in settlement of any material claim or audit that would materially restrict the operations of the business after the Effective Time;
(p) enter into any Contract of reinsurance with a counterparty that has a financial strength rating of less than “A-” as rated by AM Best, Moody’s Investor Services or Standard & Poor’s, or an equivalent rating by the relevant rating agency with respect to such counterparty (in each case, unless such Contract is fully collateralized including, for the avoidance of doubt, collateralized by a letter of credit issued by an institution with an “A-” or better rating);
(q) alter or amend in any material respect any existing underwriting, claim handling, loss control, investment, actuarial, financial reporting or Tax or other accounting practices, guidelines or policies (including compliance policies and those practices, guidelines and policies used in the preparation of its financial statements and the establishment of reserves) or any material assumption underlying an actuarial practice or policy, except as may be required by a change in GAAP, SAP or applicable Law after the date hereof; or
(r) agree to take or authorize any of the foregoing actions.
SECTION 5.4. Conduct of Business by Parent and Merger Sub. Subject to Section 5.5, Parent and Merger Sub agree that, between the date of this Agreement and the Effective Time, except as required by this Agreement, they shall not, directly or indirectly, without the prior written consent of the Company, take or cause to be taken any action that could reasonably be expected to materially delay or impair the consummation of the Transactions or their ability to perform any of their respective obligations hereunder, or propose, announce an intention, enter into any agreement or otherwise make a commitment to take any such action.
SECTION 5.5. Reasonable Best Efforts.
(a) Subject to the terms and conditions of this Agreement, each of the parties hereto shall cooperate with the other parties hereto and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things, necessary to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required filings under

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applicable Antitrust Laws), and (ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations (A) required from third parties in connection with the Transactions (provided that no party hereto shall be obligated to pay any consideration or grant any financial accommodation) to any third party from whom any such approval, consent or other confirmation is requested and (B) from Governmental Authorities (including the New York State Department of Insurance and the Arizona Department of Insurance) necessary, proper or advisable to consummate the Transactions. In furtherance and not in limitation of the foregoing, as promptly as practicable following the date of this Agreement (and in any event within two (2) weeks of the date hereof), (i) Parent shall prepare and file with the relevant insurance regulators requests for approval of the Transactions and (ii) each of the parties hereto shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions. Except as set forth on Section 5.5(a) of the Parent Disclosure Letter, the Company will have the right to review in advance, and Parent shall consult with the Company in advance, in each case subject to applicable Laws relating to the exchange of information, with respect to all the information relating to the Company or any Subsidiary of the Company that appears in any filing made with, or materials submitted to, any third party or any Governmental Authority by Parent or any of its affiliates relating to this Agreement or the Merger.
(b) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, and (ii) keep the other parties informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions.
(c) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.5, each of the parties hereto shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions.
(d) Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not, without Parent’s prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and nothing in this Section 5.5 shall, (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 7.1 so long as such party has up to then complied in all material respects with its obligations under this Section 5.5; (ii) require any Person, other than Parent or Merger Sub, to offer, accept or agree to dispose or hold separate any part of its or the Surviving Corporation’s (or their respective Subsidiaries’) businesses, operations, assets or product lines; (iii) require Parent or Merger Sub, to offer, accept or agree to dispose or hold separate any part of its or the Surviving Corporation’s (or their

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respective Subsidiaries’) businesses, operations, assets or product lines, except as would not (A) materially impair or interfere with the ability of the Company and its Subsidiaries taken as a whole to conduct their respective businesses substantially in the manner as such businesses are now being conducted, (B) have a Company Material Adverse Effect or (C) have a material adverse effect on Parent and its Subsidiaries taken as a whole; or (iv) require any Person (including Parent, Merger Sub or any of their respective Affiliates) to (A) not compete in any geographic area or line of business (other than, with respect to the Company or any of its Subsidiaries, any such restrictions to which the Company or any of its Subsidiaries is subject as of the date of this Agreement or to which the Company or any of its Subsidiaries is permitted to become subject in accordance with Section 5.3(k)), (B) restrict the manner in which, or whether, such Person or any of its Affiliates may carry on business in any part of the world (other than, with respect to the Company or any of its Subsidiaries, any such restrictions to which the Company or any of its Subsidiaries is subject as of the date of this Agreement or to which the Company or any of its Subsidiaries is permitted to become subject in accordance with Section 5.3(k)) and/or (C) enter into a capital maintenance agreement, keepwell or similar agreement.
SECTION 5.6. Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any applicable listing agreement with a national securities exchange as determined in the good faith judgment of the party proposing to make such release (in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow the other party reasonable time to comment on such release or announcement in advance of such issuance).
SECTION 5.7. Access to Information; Confidentiality. The Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access during normal business hours to all of the Company’s and its Subsidiaries’ properties, books and records, correspondence, Contracts and Representatives and shall furnish promptly to Parent all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, the Company and its Subsidiaries shall not be obligated to disclose any information that, in the reasonable judgment of the Company, would result in the loss of attorney-client privilege with respect to such information; provided that the Company shall use its commercially reasonable efforts to develop an alternative to providing such information and/or enter into a joint defense agreement if doing so would reasonably permit the disclosure of such information without jeopardizing such attorney-client privilege. Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least twenty-four (24) hours prior written notice thereof, setting forth the inspection or materials that Parent or its representatives intend to conduct or review, as applicable. The Company shall be entitled to have representatives present at all times during any such inspection, and no such inspection shall unreasonably

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disrupt or interfere with the operations of the Company or any Subsidiary of the Company. The information provided shall be subject to the terms of the Confidentiality Agreement. No investigation, or information received, pursuant to this Section 5.7 will modify any of the representations and warranties of the Company.
SECTION 5.8. Indemnification and Insurance.
(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (i) indemnify and hold harmless each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or a Subsidiary of the Company (each, an “Indemnitee” and, collectively, the “Indemnitees”) with respect to all claims, liabilities, losses, damages, judgments, fines, penalties, costs (including amounts paid in settlement or compromise) and expenses (including fees and expenses of legal counsel) in connection with any claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative), whenever asserted, based on or arising out of, in whole or in part, (A) the fact that an Indemnitee was a director, officer or employee of the Company or a Subsidiary of the Company or (B) acts or omissions by an Indemnitee in the Indemnitee’s capacity as a director, officer or employee of the Company or a Subsidiary of the Company or taken at the request of the Company or a Subsidiary of the Company (including in connection with serving at the request of the Company or a Subsidiary of the Company as a director, officer, employee, agent, trustee or fiduciary of another Person (including any employee benefit plan)), in each case under (A) or (B), at, or at any time prior to, the Effective Time (including any claim, suit, action, proceeding or investigation relating in whole or in part to the Transactions), to the fullest extent permitted under applicable Law and (ii) assume all obligations of the Company and its Subsidiaries to the Indemnitees in respect of advancement of expenses, and indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time, as provided in (A) the Company Charter Documents and the Subsidiary Documents as in effect on the date hereof and (B) the indemnification agreements listed on Section 5.8(a) of the Company Disclosure Schedule, which indemnification agreements shall survive the Transactions and continue in full force and effect in accordance with their respective terms, in each case, whether or not insurance covers such costs.
(b) Without limiting the foregoing, from and after the Effective Time, Parent shall cause the organizational documents of the Surviving Corporation to contain provisions no less favorable to the Indemnitees with respect to limitation of liabilities of directors and officers, indemnification and advancement of expenses than are set forth as of the date hereof in the Company Charter Documents, which provisions shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees. In addition, from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, pay all expenses (including fees and expenses of legal counsel) of each Indemnitee under this Section 5.8 (including in connection with enforcing the indemnity and other obligations referred to in this Section 5.8) as incurred to the fullest extent permitted under applicable Law; provided

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that the person to whom expenses are advanced provides an undertaking to repay such advances to the extent required by applicable Law.
(c) Parent shall cause the individuals serving as officers and directors of the Company immediately prior to the Effective Time who are then covered by the directors’ and officers’ liability insurance policy currently maintained by the Company (a correct and complete copy of which has heretofore been delivered to Parent) to be covered for a period of six (6) years from the Effective Time by such policy (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous in any material respect than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided that in no event shall Parent be required to expend per year of coverage more than 300% of the amount currently expended by the Company per year of coverage as of the date of this Agreement (the “Maximum Amount”) to maintain or procure insurance coverage pursuant hereto. If Parent is unable to maintain or obtain the insurance called for by this Section 5.8(c), Parent shall obtain as much comparable insurance as available for the Maximum Amount. The Indemnitees may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such insurance.
(d) The Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8. The provisions of this Section 5.8 are intended to be for the benefit of each Indemnitee and his or her heirs.
SECTION 5.9. Section 16 Matters. Prior to the Effective Time, the Company shall take such steps as are permitted and reasonably necessary to cause the Transactions, including any dispositions of Company Shares (including derivative securities related thereto) by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with the interpretative guidance set forth by the SEC with respect to such matters.
SECTION 5.10. Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions, (b) any notice or other communication received by such party from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent would have a Company Material Adverse Effect or a Material Adverse Effect on Parent, (c) any material actions, suits, claims, investigations or proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (d) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (i) that is qualified as to materiality or Material Adverse Effect to be untrue and (ii) that is not so qualified to be untrue in any material

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respect, and (e) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice; provided, further, that a failure to comply with this Section 5.10 will not result in the failure of any condition set forth in Article VI to be satisfied, unless the underlying circumstance would independently cause a condition to not be satisfied.
SECTION 5.11. Employee Matters.
(a) At Parent’s written request provided to the Company no later than five (5) days prior to the Closing Date, the Company shall take all actions reasonably necessary so that each employee of the Company or any of its Subsidiaries is fully vested in his or her entire account balance in any of the Company’s pension plans identified by Parent immediately prior to the Closing and to terminate such pension plan effective on the Closing Date.
(b) Parent shall, or shall cause its Affiliates to, recognize the service of each employee of the Company or any of its Subsidiaries with the Company or its Subsidiaries (and their predecessors) prior to the Closing Date as service with Parent, the Surviving Corporation or any of their Affiliates in connection with, and pursuant to the terms of, any tax-qualified pension plan, 401(k) savings plan, severance plan, welfare benefit plan (including any plan or arrangement relating to vacation, paid time off or holidays), and any other compensation or employee benefits plan maintained by Parent, the Surviving Corporation or any of their Affiliates in which such employee participates, or which are made available by Parent, the Surviving Corporation or any of their Affiliates following the Closing Date for purposes of any waiting period, vesting, eligibility and benefit entitlement (but excluding benefit accruals); provided that with respect to any defined benefit pension plan maintained by Parent, the Surviving Corporation or any of their Affiliates in which such employee participates following the Closing Date, such service credit shall be measured from the earliest date that such employee commenced participation in a tax-qualified pension or savings plan maintained by the Company or one of its Affiliates.
(c) During the calendar year in which the Closing Date occurs Parent shall, or shall cause its Affiliates to, (i) waive any pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods under any employee welfare benefit plans maintained by Parent, the Surviving Corporation or any of their Affiliates in which employees of the Company or any of its Subsidiaries as of the Effective Time who remain employed following the Closing by the Parent, the Surviving Corporation or any of their Affiliates (“Company Employees”) participate from and after the Closing Date, to the extent such pre-existing condition limitations, exclusions, active-at-work requirements and waiting period requirements would not apply under the corresponding Company Plans immediately prior to the Effective Time; and (ii) credit the dollar amount incurred by each Company Employee (and his or her eligible dependents) during such calendar year for purposes of satisfying such year’s deductibles, co-pays and

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similar expenses under such employee welfare benefit plans maintained by Parent, the Surviving Corporation or any of their Affiliates in which such Company Employee participates from and after the Closing Date.
(d) Without limiting the generality of Section 8.6, this Section 5.11 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.11, expressed or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Section 5.11 and no provision of this Section 5.11 will create any third party beneficiary rights in any current or former employee, director or individual independent contractor of the Company or any of its Subsidiaries in respect of continued employment (or resumed employment) or service or any other matter.
SECTION 5.12. Securityholder Litigation. In the event any securityholder litigation related to this Agreement, the Merger or the other Transactions is brought against the Company and/or its directors, the Company shall have the right to control the defense of such litigation; provided that no settlement shall be agreed to without Parent’s prior written consent (not to be unreasonably withheld, conditioned or delayed). The Company shall keep Parent reasonably informed of the status of all such litigation, including with respect to any settlement discussions relating thereto, unless, in the reasonable judgment of the Company, doing so would result in the loss of attorney-client privilege.
SECTION 5.13. Redemption Requests. Following the date hereof, the Company shall submit to each fund set forth on Section 5.13 of the Company Disclosure Schedule, in accordance with Section 5.13 of the Company Disclosure Schedule, a request (“Redemption Request”) in form satisfactory to the applicable fund, that such fund redeem the Company’s interests therein.
SECTION 5.14. Fees and Expenses. Except as provided in Section 7.3, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.
ARTICLE VI
CONDITIONS PRECEDENT
SECTION 6.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.
(b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act and any other applicable competition,

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merger control, Antitrust Law or similar Laws shall have been terminated or shall have expired.
(c) Insurance Regulatory Approvals. The consents, approvals, Licenses and authorizations listed in Section 3.5 of the Company Disclosure Schedule or Section 4.5 of the Parent Disclosure Schedule shall have been obtained and shall be in full force and effect, in each case without any condition, restriction or limitation that would reasonably be expected to (x) materially impair or interfere with the ability of the Company Insurance Subsidiaries taken as a whole to conduct their respective businesses substantially in the manner as such businesses are now being conducted, (y) have a Company Material Adverse Effect or (z) have a material adverse effect on Parent and its Subsidiaries taken as a whole.
(d) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority (collectively, “Restraints”) shall be in effect (i) enjoining, restraining, preventing or prohibiting consummation of the Merger or the ownership or operation of the Company or its business by Parent or (ii) making the consummation of the Merger illegal.
SECTION 6.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver by Parent, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.8(b) and Section 3.23 shall be true and correct as of the date hereof and as of the Closing Date (or to the extent given as of a specific date, as of such date); (ii) the representations and warranties of the Company contained in Section 3.2 shall be true and correct as of the date hereof and as of the Closing Date (or, to the extent given as of a specific date, as of such date), except for de minimis inaccuracies; (iii) the representations and warranties of the Company contained in Section 3.1(b) shall be true and correct as of the date hereof and as of the Closing Date in all material respects and (iv) all other representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct, in each case, as of the date hereof and as of the Closing Date (or, to the extent given as of a specific date, as of such date) except, in the case of clause (iv), for such failures to be true and correct that, individually or in the aggregate, would not have a Company Material Adverse Effect.
(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

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(c) Redemption Requests. The Company shall have complied in all material respects with Section 5.13 and shall not have waived, revoked or withdrawn any of the Redemption Requests, each of which shall be in full force and effect.
(d) Tangible Book Value. The tangible book value of the Company shall be no less than $205,000,000, as calculated in good faith by the Company in accordance with GAAP and the Company’s accounting principles, methods and practices in effect on March 31, 2010, and, at least five (5) days prior to the anticipated Closing Date, Parent shall have received from the Chief Executive Officer or Chief Financial Officer of the Company a certificate setting forth in reasonable detail such calculation.
(e) Certificate. Parent shall have received a certificate of either the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, certifying on behalf of the Company that the conditions specified in Section 6.2(a), Section 6.2(b), Section 6.2(c) and Section 6.2(d) have been satisfied.
SECTION 6.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver by the Company, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:
(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct, in each case, as of the date hereof and as of the Closing Date (or, to the extent given as of a specific date, as of such date), except for such failures to be true and correct that would not, individually or in the aggregate, prevent, restrict or limit Parent or Merger Sub from consummating the Merger.
(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.
(c) Certificate. The Company shall have received a certificate of an executive officer of Parent, dated the Closing Date, certifying on behalf of Parent that the conditions specified in Section 6.3(a) and Section 6.3(b) have been satisfied.
SECTION 6.4. Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.5.

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ARTICLE VII
TERMINATION
SECTION 7.1. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:
(a) by the mutual written consent of the Company and Parent;
(b) by either of the Company or Parent, if:
(i) the Merger shall not have been consummated on or before April 15, 2011 (the “Outside Date”); provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose breach of this Agreement has proximately contributed to the cause of the failure of the Merger to be consummated on or before the Outside Date;
(ii) any Restraint having the effect set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party whose breach of this Agreement proximately contributed to the cause of the issuance of such final, nonappealable Restraint; or
(iii) the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof.
(c) by Parent, if:
(i) a breach of the Company’s representations, warranties, covenants and agreements set forth in this Agreement shall have occurred, which breach (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b) and (B) cannot be cured by the Company by the Outside Date or, if capable of being cured by the Company by the Outside Date, shall not have been cured within thirty (30) calendar days following receipt of written notice from Parent stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(c)(i) and the basis for such termination; provided that the right to terminate this Agreement pursuant to this Section 7.1(c)(i) shall not be available to Parent or Merger Sub if either such party is in material breach of this Agreement; or
(ii) (A) an Adverse Recommendation Change shall have occurred, (B) the Company shall have failed to include the Company Recommendation in the Proxy Statement or (C) the Company Board (1) shall not have rejected any publicly disclosed Takeover Proposal within five (5) Business Days of the making thereof (including, for these purposes, by taking no position with respect to the acceptance by the Company’s shareholders of a tender offer or exchange offer, which shall constitute a failure to reject such Takeover Proposal) or (2) shall have

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failed to publicly reconfirm the Company Recommendation within five (5) Business Days after receipt of a written request from Parent that it do so following the making by any Person of a publicly disclosed Takeover Proposal.
(d) by the Company:
(i) if a breach of Parent’s or Merger Sub’s representations, warranties, covenants and agreements set forth in this Agreement shall have occurred, which breach or failure to perform (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b) and (B) cannot be cured by Parent and Merger Sub by the Outside Date or, if capable of being cured by Parent and Merger Sub by the Outside Date, shall not have been cured within thirty (30) calendar days following receipt of written notice from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(d)(i) and the basis for such termination; provided that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to the Company if the Company is in material breach of this Agreement; or
(ii) prior to the receipt of the Company Shareholder Approval, in accordance with clause (iii) of Section 5.2(c); provided that concurrently with such termination, the Company enters into the Company Acquisition Agreement and pays to Parent the Company Termination Fee pursuant to Section 7.3(a)(iii).
SECTION 7.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the penultimate sentence of Section 5.7, this Section 7.2, Section 7.3 and Article VIII, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except (a) as provided in Section 7.3 and (b) that nothing shall relieve any party from liability for fraud or any willful breach of this Agreement.
SECTION 7.3. Termination Fee.
(a) (i) (1) If, after the date hereof, a Takeover Proposal shall have been made to the Company (or its shareholders generally) or any Person shall have announced (or otherwise made known to the Company Board) an intention (that has not been withdrawn) to make a Takeover Proposal, and (2) following the occurrence of an event described in clause (1), this Agreement shall have been terminated (A) by the Company or Parent pursuant to Section 7.1(b)(i) or Section 7.1(b)(iii) or (B) by Parent pursuant to Section 7.1(c)(i) and (3) within twelve (12) months of the date this Agreement is terminated as described in clause (2), the Company enters into a definitive Company Acquisition Agreement with respect to, or consummates a transaction contemplated by, any Takeover Proposal (provided, that for purposes of this clause (3),

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the references to “twenty percent (20%)” in the definition of Takeover Proposal shall be deemed to be references to “fifty percent (50%)”);
(ii) if this Agreement is terminated by Parent pursuant to Section 7.1(c)(ii); or
(iii) if this Agreement is terminated by the Company pursuant to Section 7.1(d)(ii);
then in the case of any of clause (i), clause (ii) or clause (iii), the Company shall pay to Parent (or designee(s) of Parent), in cash (by wire transfer of immediately available funds to an account to be designated by Parent), an amount equal to $9,300,000 (the “Company Termination Fee”). In the event that the Company Termination Fee is required to be paid under Section 7.3(a)(i), such fee shall be paid promptly following the earlier to occur of the execution of a definitive agreement with respect to, or the consummation of, any transaction contemplated by a Takeover Proposal as described in Section 7.3(a)(i). In the event that the Company Termination Fee is required to be paid under Section 7.3(a)(ii), such fee shall be paid promptly (but in any event within two (2) Business Days) following such termination. In the event that the Company Termination Fee is required to be paid under Section 7.3(a)(iii), such fee shall be paid prior to or concurrently with such termination. In no event shall Parent be entitled to the Company Termination Fee on more than one occasion.
(b) In the event that Parent (or its designee(s)) shall receive the Company Termination Fee pursuant to Section 7.3(a), the receipt of such fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Merger (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its subsidiaries or any of their respective Affiliates arising out of this Agreement and the Transactions, including the Merger, or any matters forming the basis for such termination.
(c) The parties hereto acknowledge that the agreement contained in this Section 7.3 is an integral part of the Transactions, and that, without that agreement, the other parties would not enter into this Agreement. If the Company fails to make payment of the Company Termination Fee when due, and Parent commences a suit to collect such fee, the Company shall indemnify and reimburse Parent for its fees and expenses (including attorneys fees and expenses) incurred in connection with such suit and shall pay interest on the amount of the payment at the prime rate as published in The Wall Street Journal in effect on the date the applicable fee was payable.

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ARTICLE VIII
MISCELLANEOUS
SECTION 8.1. Survival. The representations, warranties, covenants and agreements in this Agreement (or pursuant to any certificate delivered pursuant to Section 6.2 or Section 6.3) shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that (a) the covenants and agreements set forth in Article II and Section 5.8, and any other covenant or agreement set forth in this Agreement which contemplates performance after the Effective Time, shall survive the Effective Time, and (b) the covenants and agreements set forth in Section 7.2, Section 7.3 and this Article VIII shall survive termination.
SECTION 8.2. Amendment or Supplement. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Shareholder Approval, by written agreement of the parties hereto; provided that following the receipt of the Company Shareholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the shareholders of the Company without such approval.
SECTION 8.3. Extension of Time, Waiver. At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
SECTION 8.4. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 8.4 shall be null and void.
SECTION 8.5. Entire Agreement. This Agreement, the Shareholders Agreement, the Guarantee and the Confidentiality Agreement (and all exhibits and schedules hereto and thereto) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

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SECTION 8.6. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto (and their respective successors and permitted assigns) any right or remedy of any nature whatsoever under or by reason of this Agreement, other than as provided in Section 5.8, Section 8.8(d) and Section 8.8(e).
SECTION 8.7. Governing Law; Jurisdiction; Waiver of Jury Trial.
(a) This Agreement, and any other agreement, document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement (or such other document) or the negotiation, execution, termination, performance or nonperformance of this Agreement (or such other document) (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of New York, without regard to its conflicts of law principles.
(b) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the United States District Court located in the Borough of Manhattan in the City of New York or, if such court does not accept jurisdiction over the applicable action or proceeding, the state courts of the State of New York located in the Borough of Manhattan in the City of New York (collectively, the “Agreed Courts”), and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.
(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 8.8. Specific Enforcement. (a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and the Guarantees (with respect to the Guarantees, to the extent such rights are expressly provided for therein, in accordance with the terms thereof) to enforce specifically the terms and provisions of this

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Agreement and the Guarantees (with respect to the Guarantees, to the extent such rights are expressly provided for therein, in accordance with the terms thereof) in the Agreed Courts, this being in addition to any other remedy to which they are entitled at law or in equity (subject to Section 8.8(b)). The right for specific enforcement shall include the right of the Company to cause Parent and Merger Sub to satisfy their covenants and obligations under this Agreement and to cause the Merger and the transactions contemplated by the Merger to be consummated on the terms and subject to the conditions set forth in this Agreement. Each of the parties hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. If, prior to the Outside Date, any party brings any action to enforce specifically the performance of the terms and provisions hereof by any other party, the Outside Date shall automatically be extended by (x) the amount of time during which such action is pending, plus twenty (20) Business Days or (y) such other time period established by the Agreed Court presiding over such action.
(b) The Company hereby agrees that specific performance shall be its sole and exclusive remedy with respect to breaches by Parent or Merger Sub or any other Person or otherwise in connection with this Agreement or the Transactions and, except as provided in Section 8.8(c), that it may not seek or accept any other form of relief that may be available for breach under this Agreement or otherwise in connection with this Agreement or the Transactions (including monetary damages).
(c) If the Agreed Courts have declined to specifically enforce the obligations of Parent and Merger Sub to consummate the Merger pursuant to this Section 8.8, the Company may pursue any other remedy available to it at law or in equity, including monetary damages. If an Agreed Court has granted an award of damages for such alleged breach against Parent or Merger Sub, the Company may enforce such award and accept damages for such alleged breach only if, within five (5) days following such determination, the Company confirms to Parent in writing that it is prepared and willing to consummate the Merger in accordance with this Agreement, and Parent is not willing to consummate the Merger within such five (5) day period in accordance with the terms and conditions hereof. In addition, the Company agrees to cause any legal action or proceeding still pending to be dismissed with prejudice at such time as Parent and Merger Sub consummate the Merger, except for claims against the Surviving Corporation as set forth and contemplated by Section 5.8. Parent and Merger Sub acknowledge and agree that in the event of any breach, or wrongful repudiation or termination, of this Agreement by Parent or Merger Sub, the damages incurred by the Company for purposes of determining any remedy at law or equity under this Agreement shall not be limited to reimbursement of expenses or out of pocket costs and would include any damages incurred by the Company’s shareholders in the event such shareholders would not receive the benefit of the bargain negotiated by the Company on their behalf as set forth in this Agreement (taking into consideration relevant matters, including other combination opportunities and the time value of money).

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(d) The Company, on its own behalf and (to the fullest extent permissible by applicable Law) on behalf of its directors, Affiliates, officers or agents, as the case may be, covenants, agrees and acknowledges, that it shall not bring any action or proceeding (regardless of the legal theory or claim involved or the procedural nature of any such action or proceeding) against any former, current and future direct or indirect equity holders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of Parent or Merger Sub (each, a “Parent Related Person” and collectively, the “Parent Related Persons”) or any Parent Related Person of any Parent Related Person in connection with the Transactions; provided that nothing in this Section 8.8(d) shall prohibit (i) any such action or proceeding against any Guarantor or any successor to any Guarantor or any transferee of assets pursuant to a transfer in contravention of the Guarantee to enforce the Guarantee, (ii) any action permitted to be taken under the Guarantee or (iii) claims against the Surviving Corporation as set forth and contemplated by Section 5.8. The provisions of this Section 8.8(d) are intended to be for the benefit of, and shall be enforceable by, each member of the Related Persons.
(e) Each of Parent and Merger Sub, on its own behalf and (to the fullest extent permissible by applicable Law) on behalf of its directors, Affiliates, officers or agents, as the case may be, covenants, agrees and acknowledges, that it shall not bring any action or proceeding (regardless of the legal theory or claim involved or the procedural nature of any such action or proceeding) against any former, current and future direct or indirect shareholders, controlling persons, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees of the Company (each, a “Company Related Person” and collectively, the “Company Related Persons”) or any Company Related Person of any Company Related Person in connection with the Transactions; provided that nothing in this Section 8.8(e) shall prohibit any such action or proceeding against any Company Related Person that is party to the Shareholders Agreement (or any successor to any Company Related Person) to enforce the Shareholders Agreement. The provisions of this Section 8.8(e) are intended to be for the benefit of, and shall be enforceable by, each member of the Company Related Persons.
SECTION 8.9. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed), facsimiled (which is confirmed), or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to Parent or Merger Sub, to:
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198
Attention: Sumit Rajpal
Facsimile: 212-357-5505
Email: sumit.rajpal@gs.com

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and to:
c/o TPG Capital, L.P.
345 California Street, Suite 3300
San Francisco, CA 94104
Attention: Ronald Cami
Facsimile: 415-743-1501
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Michael J. Aiello
                 Joseph T. Verdesca, Jr.
Facsimile: (212) 310-8007
Email: michael.aiello@weil.com
            joseph.verdesca@weil.com
If to the Company, to:
NYMAGIC, INC.
919 Third Avenue
New York, New York 10022
Attention: Paul J. Hart
Facsimile: 212-551-0724
Email: phart@mmo.com
with a copy (which shall not constitute notice) to:
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, New York 10019
Attention: John J. Altorelli
                 Joseph A. Cosentino
Facsimile: (212) 632-0367
Email: jaltorelli@dl.com
            jcosentino@dl.com
or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

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SECTION 8.10. Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
SECTION 8.11. Definitions.
(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:
“Acceptable Confidentiality Agreement” means any confidentiality agreement entered into after the date hereof that contains provisions that are no less favorable in the aggregate to the Company (and no less restrictive in any material respect with respect to the conduct of the Person to whom information is disclosed, including with respect to “standstill” provisions) than those contained in the Confidentiality Agreement and containing provisions that expressly permit the Company to comply with the provisions of Section 5.2.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.
“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, and the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or harm to competition.
“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.
“Company Intellectual Property” means all Intellectual Property used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or material Intellectual Property owned or held for use by the Company or any of its Subsidiaries.
“Company SAP Statements” means the statutory statements of each of the Company Insurance Subsidiaries as filed with the insurance departments in their

54

respective jurisdictions of domicile for the quarter ended March 31, 2010 and the years ended December 31, 2009 and 2008.
“Company SEC Documents” means any report, schedule, form, certification, prospectus and registration, proxy or other statement filed or furnished by the Company, as applicable, with the SEC, together with all exhibits and schedules thereto and documents incorporated by reference therein.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of December 9, 2009, between the Company and GS Capital Partners VI Fund, L.P., as it may be amended from time to time.
“Contract” means loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Insurance Pool” means any insurance pool in which any Subsidiary of the Company currently participates or previously participated, including with respect to the administration or operation of such pool or the underwriting of risks thereunder.
“Intellectual Property” means all right, title and interest in or relating to intellectual property, whether protected, created or arising under the laws of the United States or any other jurisdiction, including: (i) all patents and applications therefor, including all continuations, divisionals, and continuations-in-part thereof and patents issuing thereon, along with all reissues, reexaminations and extensions thereof; (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles, logos and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, along with all applications, registrations, renewals and extensions thereof; (iii) all Internet domain names; (iv) all copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith, along with all reversions, extensions and renewals thereof; (iv) trade secrets; (v) all other intellectual property rights arising from or relating to Technology, and (vi) all Contracts granting any right relating to or under the foregoing.

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“Knowledge” means, with respect to the Company and its Subsidiaries, the actual knowledge after reasonable inquiry of the individuals set forth in Section 8.11(a) of the Company Disclosure Schedule.
“Laws” means laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities.
“Material Adverse Effect” means, with respect to any party, any event, occurrence, state of facts, condition, change, development or effect (“Effect”) that individually or in the aggregate, with all other Effects, is, or would reasonably be expected to be, materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole; provided that none of the following, alone or in combination, shall constitute or be deemed to contribute to a Material Adverse Effect, or shall otherwise be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur: (i) any change in the conditions in the U.S. or global economy or capital or financial markets generally, including changes in interest rates or exchange rates or relating to the industry or segment thereof in which the Company or any of its Subsidiaries operates in general; (ii) any change in general legal (including proposed or adopted legislation or any other proposal or enactment by any Governmental Authority), tax, regulatory, political or business conditions in the geographic regions in which the Company or any of its Subsidiaries is operated; (iii) any change, or proposed change, in any applicable Law relating to the industries or markets in which the Company or any of its Subsidiaries is operated; (iv) any change in general economic conditions in the industries or markets in which the Company or any of its Subsidiaries is operated or in the geographic areas in which the Company or any of its Subsidiaries operate; (v) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack occurring prior to, on or after the date of this Agreement; (vi) changes in accounting requirements or principles or the interpretation thereof, including GAAP or SAP; (vii) the negotiation, execution or announcement of, the performance of obligations under, or the consummation of the transactions contemplated by, this Agreement; (viii) earthquakes, hurricanes, floods or other natural disasters; (ix) shortfalls or declines in revenues, earnings or margins of the Company or any of its Subsidiaries (including seasonal reductions) or any failure to meet any internal or external projections, forecasts or estimates of revenues, earnings or other financial performance of or for the Company or any of its Subsidiaries for any period; (x)(A) any action taken by Parent, Merger Sub, or any of their respective Affiliates or (B) the omission of an action that was required to be, or reasonably should have been, taken by Parent, Merger Sub, or any of their respective Affiliates; (xi) any action taken by the Company or any of its Affiliates at the request or with the consent of Parent, Merger Sub, or any of their respective Affiliates; (xii) changes, in and of themselves, in the market price or trading volume of the Company Shares on the NYSE; and (xiii) any matter set forth in the Company Disclosure Schedule or that is cured prior to the Effective Time; provided, however, in the cases of clauses (i)-(iv) above, such Effect shall not be excluded from any determination of whether a Company Material Adverse Effect has occurred to the extent that such Effect has had a disproportionate effect on the Company

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and its Subsidiaries, taken as a whole, relative to other participants in the property and casualty industry in similar geographic areas in which the Company and its Subsidiaries operate.
“Material Licenses” means (i) all material licenses, royalty agreements, and other rights granted by the Company or any of its Subsidiaries to any Person with respect to any Intellectual Property owned by the Company or any of its Subsidiaries and (ii) all material licenses, agreements, and other rights granted by any Person to the Company or any of its Subsidiaries with respect to any Intellectual Property (other than “shrink wrapped” or “off the shelf” Software licensed to the Company or any of its Subsidiaries on standard terms for less than $50,000 per annum for any such license).
“NYSE” means New York Stock Exchange, Inc.
“Owned Intellectual Property” means (i) each issued patent owned by the Company or any of its Subsidiaries, each pending patent application filed by or on behalf of the Company or any of its Subsidiaries, each trademark registration, service mark registration, and copyright registration owned by the Company or any of its Subsidiaries, each application for trademark registration, service mark registration, and copyright registration made by or on behalf of the Company or any of its Subsidiaries, each domain name registered by or on behalf of the Company or any of its Subsidiaries, each material trade name, d/b/a, unregistered trademark, and unregistered service mark used by the Company or any of its Subsidiaries in connection with its business, and (ii) material Software developed by or for the Company or any of its Subsidiaries and owned by the Company or any of its Subsidiaries.
“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.
“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other similar charges by Governmental Authorities securing payments not yet due, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens which arise in the ordinary course of business and (iii) such other Liens or imperfections of title that, individually or in the aggregate, do not, and would not reasonably be expected to, materially detract from the value of, or materially impair the existing use of, the property or asset affected by the applicable Lien.
“Pool Agreement” means any Contract to which the Company or any of its Subsidiaries is a party relating in any manner to an Insurance Pool.
“Pool Member” means any current or former member of an Insurance Pool (other than a Company Insurance Subsidiary).
“SAP” means statutory accounting principals prescribed or permitted by the domiciliary state insurance department of the applicable Company Insurance Subsidiary.

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“Sarbanes-Oxley Act” means the Sarbanes Oxley Act of 2002, as amended.
“SEC” means the U.S. Securities and Exchange Commission.
“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) all documentation, including user manuals and other training documentation related to any of the foregoing.
“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity (i) the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which securities or other ownership interests representing fifty percent (50%) or more of the equity or fifty percent (50%) or more of the ordinary voting power (or, in the case of a partnership, fifty percent (50%) or more of the general partnership interests) are, as of such date, owned by such party (either alone, directly, or indirectly through, or together with, one or more of its Subsidiaries).
“Subsidiary Documents” means the certificates of incorporation and by-laws (or comparable organizational documents) of each of the Company’s Subsidiaries.
“Tax” or “Taxes” means (i) all United States federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, backup withholding, duties, intangibles, franchise, and other taxes, charges, fees, levies or like assessments, (ii) any penalties and additions to tax and interest thereon, and (iii) any liability in respect of any item described in clause (i) or (ii) payable by reason of contract, assumption, transferee liability, operation of law or otherwise.
“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Authority.
“Technology” means, collectively, all Software, information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically

58

listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used in connection with the foregoing.
“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Merger and the Shareholders Agreement.
“United States” means the United States of America.
(b) The following terms are defined in the provision of this Agreement set forth opposite such term below:

Adverse Recommendation Change	5.2	(b)
Agreed Courts	8.7	(b)
Agreement	Preamble
Bankruptcy and Equity Exception	3.3	(a)
Balance Sheet Date	3.7
Book-Entry Shares	2.1	(c)
Certificate	2.1	(c)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Code	2.6
Company	Preamble
Company Acquisition Agreement	5.2	(b)
Company Board	3.3	(a)
Company Charter Documents	3.1	(c)
Company Contract	3.16(a)(xi)
Company Disclosure Schedule	Article III
Company DSU	2.7	(b)
Company Employees	5.11	(c)
Company Insurance Intermediary	3.20	(a)
Company Insurance Subsidiaries	3.20	(a)
Company Material Adverse Effect	3.1	(a)
Company Option	2.7	(a)
Company Plans	3.14	(a)
Company Producers	3.20	(f)
Company PSU	2.7	(b)
Company Recommendation	5.1	(c)
Company Related Person / Company Related Persons	8.8	(e)
Company Reinsurance Agreements	3.20	(b)
Company RSU	2.7	(b)
Company Shareholder Approval	3.3	(c)
Company Shareholders Meeting	5.1	(b)
Company Shares	2.1
Company Stock Plans	2.7	(a)
Company Termination Fee	7.3	(a)
Effective Time	1.3

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Engagement Letter	3.23
Environmental Laws	3.15(b)(i)
ERISA	3.14(a)
ERISA Affiliates	3.14(a)
Exchange Fund	2.3(a)
Guarantee	Recitals
Guarantor	Recitals
Hazardous Materials	3.15(b)(ii)
Indemnitee / Indemnitees	5.8(a)
Liens	3.2(c)
Material Contracts	3.16(a)(x)
Maximum Amount	5.8(c)
Merger	Recitals
Merger Consideration	2.1(c)
Merger Sub	Preamble
Negotiating Committee	3.3(b)
NYBCL	1.1
Option Consideration	2.7(a)
Outside Date	7.1(b)(i)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Related Person / Parent Related Persons	8.8(d)
Paying Agent	2.3(a)
Permits	3.10
Proxy Statement	3.5
Redemption Request	5.13
Representatives	5.2(a)
Required Company SEC Documents	3.6(a)
Restraints	6.1(d)
Securities Act	3.2(c)
Shareholders Agreement	Recitals
Superior Proposal	5.2(f)(i)
Surviving Corporation	1.1
Takeover Proposal	5.2(f)(ii)
WARN	3.14(h)
Underwater Option	2.7(a)
SECTION 8.12. Interpretation.
(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this

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Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
SECTION 8.13. Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

PROSIGHT SPECIALTY INSURANCE HOLDINGS, INC.
By:	/s/ Sumit Rajpal
	Name:	Sumit Rajpal
	Title:	Vice President

PSI MERGER SUB INC.
By:	/s/ Sumit Rajpal
	Name:	Sumit Rajpal
	Title:	Vice President

NYMAGIC, INC.
By:	/s/ George R. Trumbull, III
	Name:	George R. Trumbull, III
	Title:	President and Chief Executive Officer

i

(continued)

(continued)

(continued)

Annex B
July 15, 2010
The Board of Directors
NYMAGIC, INC.
919 Third Avenue
10th Floor
New York, NY 10022
Members of the Board:
We understand that NYMAGIC, INC. (“NYMAGIC”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) among NYMAGIC, ProSight Specialty Insurance Holdings, Inc. (“Acquiror”) and PSI Merger Sub, Inc., a wholly owned subsidiary of Acquiror (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into NYMAGIC (the “Merger”) and each outstanding share of common stock, par value $1.00 per share, of NYMAGIC (the “Common Shares”), other than shares owned by NYMAGIC, Acquiror or Merger Sub, will be converted into the right to receive $25.75 in cash (the “Merger Consideration”). You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the shareholders of NYMAGIC of the Merger Consideration provided for in the Merger.
As part of our investment banking business, we are continually engaged in the valuation of insurance company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of insurance companies, we have experience in, and knowledge of, the valuation of insurance enterprises. In the ordinary course of our business as a broker-dealer, we may from time to time purchase securities from, and sell securities to, NYMAGIC and Acquiror, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of NYMAGIC and Acquiror for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to NYMAGIC. We have not acted as financial advisor to NYMAGIC or Acquiror in connection with the Merger. We have acted exclusively for the Board of Directors of NYMAGIC in rendering this fairness opinion and will receive a fee from NYMAGIC for our services, no part of which is contingent upon the successful completion of the Merger. In addition, NYMAGIC has agreed to reimburse certain of our expenses and indemnify us against certain liabilities arising out of our engagement. Other than with respect to this present engagement, during the past two years we have not had any material relationships with NYMAGIC or Acquiror for which we have received or intend to receive any compensation.

In connection with this opinion, we have reviewed, analyzed and relied upon materials bearing upon the financial and operating condition of NYMAGIC and Acquiror and the Merger, including among other things, the following: (i) the Agreement; (ii) the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2009 of NYMAGIC; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of NYMAGIC and certain other communications from NYMAGIC to their respective stockholders; and (v) other financial information concerning the businesses and operations of NYMAGIC furnished to us by NYMAGIC for purposes of our analysis. We have also held discussions with senior management of NYMAGIC regarding the past and current business operations, regulatory relations, financial condition and future prospects of the company and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for NYMAGIC with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance industry and performed such other studies and analyses as we considered appropriate.
In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy, and have relied upon the assurances of the management of NYMAGIC that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. We have relied upon the management of NYMAGIC as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management. We are not experts in the evaluation of reserves for loss and loss adjustment expenses and did not make an independent evaluation or analysis of the adequacy of the loss reserves of NYMAGIC. Accordingly, we express no opinion as to the adequacy of the reserves for loss and loss adjustment expenses of NYMAGIC. We have assumed, with your consent, that the aggregate reserves for loss and loss adjustment expenses for NYMAGIC are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property of NYMAGIC or Acquiror.
We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of NYMAGIC and Acquiror; (ii) the assets and liabilities of NYMAGIC and Acquiror; and (iii) the nature and terms of certain other merger transactions involving insurance companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the insurance industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of NYMAGIC to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to NYMAGIC.
We are not expressing any opinion about the fairness of the amount or nature of the compensation to any of NYMAGIC’s officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of the NYMAGIC.
This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 2290 of the NASD Rules of the Financial Institutions Regulatory Authority.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to holders of the Common Shares.
Very truly yours,
Keefe, Bruyette & Woods, Inc.

Annex C
SHAREHOLDERS AGREEMENT
SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of July 15, 2010, by and among ProSight Specialty Insurance Holdings, Inc., a Delaware corporation (“Parent”), PSI Merger Sub Inc., a New York corporation (“Merger Sub”) and the Shareholders set forth on Schedule A (collectively, the “Shareholders”). Capitalized terms used but not defined in this Agreement have the meanings ascribed thereto in the Merger Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution of this Agreement, NYMAGIC, Inc., a New York corporation (the “Company”), Parent and Merger Sub are entering into an Agreement and Plan of Merger of even date herewith (a copy of which is attached hereto the “Merger Agreement”);
WHEREAS, as of the date hereof, each Shareholder is the record and beneficial owner of, and has the right to vote and dispose of, the number of Company Shares (such shares, together with any other Company Shares acquired by the Shareholders after the date hereof, whether acquired directly or indirectly, upon the exercise of options, conversion of convertible securities or otherwise, collectively, the “Shareholder Shares”) set forth next to such Shareholder’s name on Schedule A; and
WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholders enter into this Agreement and, in order to induce Parent and Merger Sub to enter into the Merger Agreement, the Shareholders are willing to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:
Section 1.1 Agreements of the Shareholders.
(a) Voting. From the date hereof until any termination of this Agreement in accordance with its terms, at any meeting of the Shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment thereof, each Shareholder shall vote its Shareholder Shares (or cause them to be voted) or (as appropriate) execute written consents in respect thereof, (i) in favor of (A) the adoption of the Merger Agreement and the approval of the Transactions and (B) approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes for adoption and approval of the foregoing on the date on which such meeting is held, (ii) against any action or agreement (including any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, (iii) against any Takeover Proposal or any other proposal made, directly or indirectly, in opposition to adoption of the Merger Agreement or otherwise inconsistent with the Transactions and (iv) against any agreement (including any amendment of any agreement), amendment of the Company Charter Documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Transactions. Any such vote shall be cast (or consent shall be given) by the Shareholders in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent) (to the fullest extent that such Shareholder Shares may be counted for quorum purposes under applicable Law). Notwithstanding the foregoing, each of the Shareholders shall remain free to vote such Shareholder Shares with respect to any matter not covered by this Section 1(a).
(b) Proxy. In furtherance of the Shareholders’ agreement in Section 1(a), the Shareholders hereby appoint Parent and Parent’s designees, and each of them individually, as the Shareholders’ proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Shareholders, to vote all Shareholder Shares (at any meeting of Shareholders of the Company however called or any adjournment thereof), or to execute one or more written consents in respect of the Shareholder Shares, (i) in favor of (A) the adoption of the Merger Agreement and the approval of the Transactions and (B) approval of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes for adoption and approval of the foregoing on the date on which such meeting is held, (ii) against any action or agreement (including any amendment of any agreement) that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement, (iii) against any Takeover Proposal or any other proposal made in opposition to adoption of the Merger Agreement or otherwise inconsistent with the Transactions and (iv) against any agreement (including any amendment of any agreement), amendment of the Company Charter Documents or other action that is intended or could reasonably be expected to prevent, impede, interfere with, delay, postpone or discourage the consummation of the Merger. Such proxy shall be valid and irrevocable until the termination of this Agreement in accordance with Section 4. Each Shareholder represents that any and all other proxies heretofore given in respect of Shareholder Shares are revocable, and that such other proxies have been revoked. Each Shareholder affirms that the foregoing proxy is: (i) given (A) in connection with the execution of the Merger Agreement and (B) to secure the performance of such Shareholder’s duties under this Agreement, (ii) coupled with an interest and may not be revoked except as otherwise provided in this Agreement and (iii) intended to be irrevocable prior to termination of this Agreement in accordance with the provisions of the NYBCL. All authority herein conferred shall survive the death or incapacity of each Shareholder and shall be binding upon the heirs, estate, administrators, personal representatives, successors and assigns of each Shareholder.
(c) Appraisal Rights. Each Shareholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights in connection with the Transactions.
(d) Restriction on Transfer; Proxies; Non-Interference; etc. From the date hereof until any termination of this Agreement in accordance with its terms, the Shareholders shall not, directly or indirectly (i) except as set forth on Schedule 1(d) hereto sell, transfer, give, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of, any Shareholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Shareholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Shareholder Shares, (iii) take any action that would make any representation or warranty of the Shareholders set forth in this Agreement untrue or incorrect in any material respect or have the effect of preventing, disabling or delaying any Shareholder from performing any of its obligations under this Agreement or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(d).

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(e) No Solicitation. Each Shareholder agrees that, except as permitted by Section 5.2 of the Merger Agreement, such Shareholder shall not, directly or indirectly, (i) solicit, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) the making of, or any inquiries regarding, a Takeover Proposal or (ii) engage in, continue or otherwise participate in any discussions or negotiations with any third party regarding a Takeover Proposal or any inquiry or proposal that would reasonably be expected to lead to a Takeover Proposal. Each Shareholder shall as promptly as reasonably practicable advise the Company in writing, and in no event later than twenty four (24) hours after receipt, if any proposal, offer or inquiry is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, such Shareholder in respect of a Takeover Proposal or potential Takeover Proposal, and shall, in such notice to the Company, indicate the identity of the Person or group of Persons making such proposal, offer, inquiry or request and the material terms and conditions of such proposal or offer and the nature of such inquiry or request (and shall include with such notice copies of any draft agreements and financing commitment letters).
(f) Conduct of Shareholder. Until any termination of this Agreement in accordance with its terms, each Shareholder that is not an individual (i) shall maintain its status as duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) shall not dissolve, merge or combine with any Person, or adopt any plan of complete or partial liquidation, in each case, without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed, it being agreed that Parent may withhold its consent if in its judgment the proposed action would jeopardize the benefits intended to be provided to Parent and Merger Sub under this Agreement.
(g) Publication. Each Shareholder (i) consents to Parent and Merger Sub publishing and disclosing each Shareholder’s identity and ownership of Company Common Stock and the nature of each Shareholder’s commitments, arrangements and understandings under this Agreement, in each case, that Parent reasonably determines is required to be disclosed under applicable Law in any press release, the Proxy Statement (including all schedules and documents filed with the SEC) or any other disclosure document in connection with the Merger and any other Transactions and (ii) agrees to give promptly to Parent any information Parent may reasonably require for the preparation of any such disclosure documents. Each Shareholder agrees to promptly notify the Company of any required corrections with respect to any information supplied by such Shareholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. The Shareholders shall not issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the Transactions without the prior written consent of Parent, except as may be required by applicable Law.

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Section 1.2 Representations and Warranties of Parent.
(a) Organization; Authority. Parent hereby represents and warrants to each Shareholder that (a) Parent and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization, (b) Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder, (c) the execution, delivery and performance by Parent and Merger Sub of this Agreement and, subject to the terms and conditions of the Merger Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Parent and Merger Sub and (d) this Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Shareholders, constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) Consents and Approvals; Non-Contravention. No consents or approvals of, or filings, Permits, notifications, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent or Merger Sub of their obligations under this Agreement, other than the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 (as applicable) of the Exchange Act, as may be required in connection with this Agreement and the Transactions and such consents, approvals, filings, Permits, notifications, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by Parent or Merger Sub of any of their obligations under this Agreement. Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent and Merger Sub of the transactions contemplated hereby, nor compliance by Parent and Merger Sub with any of the terms or provisions hereof will, (i) violate or conflict with any provision of the organizational documents of Parent or Merger Sub or (ii) (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or Merger Sub or or any Subsidiary of Parent or Merger Sub or any of their respective properties or assets, or (y) violate, breach, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their Subsidiaries, under any of the terms, conditions or provisions of any Contract or Permit to which Parent or Merger Sub or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, breaches, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the performance by Parent or Merger Sub of any of their obligations under this Agreement.

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Section 1.3 Representations and Warranties of the Shareholders. Each Shareholder hereby represents and warrants to Parent and Merger Sub as follows:
(a) Organization; Authority. Each Shareholder that is a corporation, partnership, limited liability company, trust or other entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. If such Shareholder is not an individual, it has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by each Shareholder of this Agreement and the transactions contemplated hereby have been duly authorized and approved by all necessary action on the part of each Shareholder and no further action on the part of any Shareholder is necessary to authorize the execution and delivery by each Shareholder of this Agreement or the performance by each Shareholder of its obligations hereunder. This Agreement has been duly executed and delivered by each Shareholder and, assuming due and valid authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) Consents and Approvals; Non-Contravention. No consents or approvals of, or filings, Permits, notifications, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by any Shareholder of its obligations under this Agreement, other than the filing with the SEC of any Schedules 13D or 13G or amendments to Schedules 13D or 13G and filings under Section 16 (as applicable) of the Exchange Act, as may be required in connection with this Agreement and the Transactions and other than such consents, approvals, filings, Permits, notifications, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the performance by any Shareholder of any of its obligations under this Agreement. Neither the execution and delivery of this Agreement by each Shareholder, nor the consummation by each Shareholder of the transactions contemplated hereby, nor compliance by each Shareholder with any of the terms or provisions hereof will, (i) if such Shareholder is not an individual, violate or conflict with any provision of the organizational documents of any Shareholder or (ii) (x) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to any Shareholder or any Subsidiary of a Shareholder that is not an individual or any of their respective properties or assets, or (y) violate, breach, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, any Shareholder or, if such Shareholder is not an individual, any of its Subsidiaries, under any of the terms, conditions or provisions of any Contract or Permit to which any Shareholder, or, if such Shareholder is not an individual, any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (ii) above, for such violations, breaches, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay the performance by any Shareholder of any of its obligations under this Agreement.

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(c) Ownership of Shares. Each Shareholder owns, beneficially and of record, that number of Shareholder Shares as set forth next to such Shareholder’s name on Schedule A (as may be subject to adjustment as set forth in Section 5(c)). The Shareholders own the Shareholder Shares free and clear of any proxy, voting restriction, adverse claim or other Lien (other than proxies and restrictions in favor of Parent and Merger Sub pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States). Without limiting the foregoing, except for proxies and restrictions in favor of Parent and Merger Sub pursuant to this Agreement and except for such transfer restrictions of general applicability as may be provided under the Securities Act and the “blue sky” laws of the various states of the United States, each Shareholder has sole voting power and sole power of disposition with respect to its Shareholder Shares, with no restrictions on any Shareholders’ rights of voting or disposition pertaining thereto and no Person other than the Shareholders has any right to direct or approve the voting or disposition of any Shareholder Shares. As of the date hereof, the Shareholders do not own, beneficially or of record, any securities of the Company other than those set forth on Schedule A which constitute Shareholder Shares.
(d) Brokers. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Parent or any of their respective Subsidiaries in connection with the Transactions based upon arrangements made by or on behalf of any Shareholder.
(e) Absence of Litigation. With respect to any Shareholder, there is no pending or, to the knowledge of such Shareholder, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, such Shareholder or any of its, his or her properties or assets (including such Shareholder’s Shareholder Shares), nor is there any injunction, order, judgment, ruling or decree imposed (or, to the knowledge of the Shareholder, threatened to be imposed) upon the Shareholder or any of its Subsidiaries or the assets of the Shareholder or any of its Subsidiaries, by or before any Governmental Authority, that could reasonably be expected to impair the ability of such Shareholder to perform his or its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
(f) Opportunity to Review; Reliance. Each Shareholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of his or its own choosing. Each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.
Section 1.4 Termination. This Agreement and the proxy granted pursuant to Section 1(b) hereof shall terminate on the first to occur of the (a) Effective Time, (b) April 15, 2011 (c) termination of the Merger Agreement in accordance with its terms and (d) the effectiveness of any amendment, modification, supplement to, or waiver under, the Merger Agreement which amendment, modification, supplement or waiver would reduce the amount or change the form or composition of the Merger Consideration payable in the Merger. Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for breach of this Agreement and (ii) the provisions of this Section 4, Section 5 and the above Recitals, shall survive any termination of this Agreement.

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Section 1.5 Miscellaneous.
(a) Action in Shareholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Shareholder in his, her or its capacity as owner of Shareholder Shares and that nothing in this Agreement shall in any way restrict or limit any actions taken by the Shareholders in any other capacity including without limitation as a director, officer, employee or agent of the Company.
(b) Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
(c) Additional Shares. Until any termination of this Agreement in accordance with its terms, each Shareholder shall promptly notify Parent of the number of shares, if any, as to which such Shareholder acquires record or beneficial ownership after the date hereof. Any shares as to which any Shareholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall be Shareholder Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any stock split, stock dividend or other change in the capital structure of the Company affecting the Company Shares, the number of shares constituting Shareholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Shares or other voting securities of the Company issued to any Shareholder in connection therewith.
(d) Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.
(e) Further Assurances. From time to time, at the request of Parent and without further consideration, each Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
(f) Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by each of the parties hereto. At any time prior to the termination of this Agreement, any party to this Agreement may, subject to applicable Law, (i) waive any inaccuracies in the representations and warranties of any other party hereto, (ii) extend the time for the performance of any of the obligations or acts of any other party hereto or (iii) waive compliance by the other party with any of the agreements contained herein. Notwithstanding the foregoing, no failure or delay by any party to this Agreement in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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(g) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of Parent shall have any liability for any obligations of Parent under this Agreement or for any claim based on, in respect of, or by reason of, the Transactions. Any purported assignment not permitted under this Section 5(g) shall be null and void.
(h) Entire Agreement. This Agreement (including the schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.
(i) No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties hereto (and their respective successors and permitted assigns) any right or remedy of any nature whatsoever under or by reason of this Agreement.
(j) Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.
(i) This Agreement, and any other agreement, document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement (or such other document) or the negotiation, execution, termination, performance or nonperformance of this Agreement (or such other document) (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by the internal laws of the State of New York, without regard to its conflicts of law principles.
(ii) All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Agreed Courts, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

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(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(k) Specific Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, and to enforce specifically the terms and provisions of this Agreement in the Agreed Courts, this being in addition to any other remedy to which they are entitled at law or in equity.
(l) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email and facsimile transmission) and shall be given:
If to Parent or Merger Sub, to:
c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282-2198
Attention: Sumit Rajpal
Facsimile: 212-357-5505
Email: sumit.rajpal@gs.com
and to:
c/o TPG Capital, L.P.
345 California Street, Suite 3300
San Francisco, CA 94101
Attention: Ronald Cami
Facsimile: 415-743-1501
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Michael J. Aiello
                  Joseph T. Verdesca, Jr.
Facsimile: (212) 310-8007
Email: michael.aiello@weil.com
           joseph.verdesca@weil.com
If to a Shareholder, to his, her or its address set forth on Schedule A

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or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
(m) Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
(n) Interpretation.
(i) Any reference to any national, state, local or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise required. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section of or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. In this Agreement, the Shareholder of any Company Shares held in trust shall be deemed to be the relevant trust and/or the trustees thereof acting in their capacities as such trustees, in each case as the context may require to be most protective of Parent, including for purposes of such trustees’ representations and warranties as to the proper organization of the trust, their power and authority as trustees and the non-contravention of the trust’s governing instruments.

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(ii) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(o) Counterparts. This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

PROSIGHT SPECIALTY INSURANCE HOLDINGS, INC.
By:
Name:
Title:

PSI MERGER SUB INC.
By:
Name:
Title:

[SHAREHOLDER]
By:

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

PRELIMINARY COPY

NYMAGIC, Inc. 919 Third Avenue New York, NY 10022 (212) 551-0600	PROXY

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON [•], 2010.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The undersigned hereby appoints [•] as proxies, each with the power to appoint his substitute and with authority in each to act in the absence of the other, to represent and to vote all shares of stock of NYMAGIC, INC. which the undersigned is entitled to vote at the special meeting of shareholders of NYMAGIC, INC. to be held at the offices of Dewey & LeBoeuf LLP at 1301 Avenue of the Americas, New York, NY 10019 at [•] Eastern Time, and any adjournments or postponements thereof, with all powers that the undersigned would have if personally present thereat:
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND FOR THE ADJOURNMENT PROPOSAL, IF NECESSARY OR APPROPRIATE. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
(Continued and to be marked, dated and signed on other side)

Address Change / Comments (Mark the corresponding box on the reverse side)

PRELIMINARY COPY

FOLD AND DETACH HERE
Please mark your vote as indicated in this example ☒
Please mark here for address change or comments ☐
SEE REVERSE SIDE
THE BOARD OF DIRECTORS, WHICH IS SOLICITING THIS PROXY, RECOMMENDS A VOTE
“FOR” PROPOSALS 1 AND 2.
To vote by mail as the Board of Directors recommends on all items below, simply sign, date, and return this proxy card.

1. Approval and adoption of the Agreement and Plan of Merger, dated as of July 15, 2010, by and among ProSight Specialty Insurance Holdings, Inc., PSI Merger Sub Inc. and NYMAGIC, INC.	☐ For	☐ Against	☐ Abstain

2. Approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve and adopt the Merger Agreement.
	☐ For	☐ Against	☐ Abstain
The proxies named above, [•], are authorized to vote in their discretion upon such other matters as may properly come before the special meeting and any adjournment or postponement of the special meeting.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If signing on behalf of a corporation, please sign in full corporate name by the president or other authorized officer(s). If signing on behalf of a partnership, please sign in full partnership name by authorized person(s).

FOLD AND DETACH HERE
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET — www.[•]
Use the Internet to vote your proxy until [•] (EDT) on [•], 2010.

TELEPHONE — 1-800-[•]
Use a touch-tone telephone to vote your proxy until [•] (EDT) on [•], 2010.

MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or return it to [•].

If you vote by Telephone or Internet, please do not mail your proxy card.